SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C. 02549



                                     FORM 8-K

                                  CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  MARCH 28, 1996



                         HAYES WHEELS INTERNATIONAL, INC.
              (Exact Name of Registrant as Specified in its Charter)



     Delaware                      1-11592                 13384636
     (State or Other Jurisdiction  (Commission             (IRS Employer
     of Incorporation)             File Number)      Identification No.)



     38481 Huron River Drive, Romulus, Michigan            48174
     (Address of principal executive offices)              (Zip Code)



     Registrant's telephone number, including area code    (313) 941-2000

     ITEM 5.     OTHER EVENTS

           Hayes Wheels International, Inc. (the "Company") has entered into an Agreement and Plan of Merger, dated as of March 28, 1996 (the "Merger Agreement"), with MWC Holdings, Inc., a Delaware corporation ("Holdings"), which provides for the merger (the "Merger") of Holdings with and into the Company with the Company continuing as the surviving corporation (the "Surviving Corporation"). Pursuant to the Merger Agreement, at the effective time of the Merger (the "Effective Time"):
     (i) each share of Common Stock, par value $.01 per share, of the Company ("Company Common Stock") outstanding immediately prior to the Effective Time (other than shares held by the Company or its subsidiaries (which will be cancelled) and shares for which appraisal rights under Delaware law are perfected) will be converted into the right to receive $28.80 in cash and one-tenth of one share of common stock, par value $.01 per





     share, of the Surviving Corporation ("Surviving Corporation Common Stock"); (ii) each share of Common Stock, par value $.01 per share, of Holdings outstanding prior to the Effective Time (other than shares held by Holdings or its subsidiaries (which will be cancelled) and shares for which appraisal rights under Delaware law are perfected) will be converted into the right to receive 8,231.76 shares of Surviving Corporation Common Stock and 3,029.29 warrants, each warrant entitling the holder thereof to purchase one share of Surviving Corporation Common Stock at a price of $48.00 during the period commencing on the fourth anniversary of the Effective Time and ending on the seventh anniversary of the Effective Time ("Warrants"); and (iii) each share of Series A Preferred Stock, par value $.01 per share, of the Company ("Company Preferred Stock"), to be issued by the Company immediately prior to the Effective Time, will be converted into the right to receive 31.25 shares of Surviving Corporation Common Stock.

           Concurrently with the execution of the Merger Agreement, Varity Corporation, a Delaware corporation ("Varity"), Varity's wholly owned subsidiary, K-H Corporation, a Delaware corporation ("K-H"), and Holdings entered into a Stock Option Agreement (the "Stock Option Agreement") whereby K-H granted to Holdings an option to purchase all 8,144,000 shares of Company Common Stock currently owned by K-H (approximately 46.3% of the outstanding shares of Company Common Stock) at a price of $32.00 per share (or such higher price as may be paid to holders of Company Common Stock pursuant to the Merger), which option becomes exercisable upon the occurrence of certain events set forth in the Stock Option Agreement. In connection with the Merger Agreement, the Company has entered into a Registration Rights Agreement, dated as of March 28, 1996 (the "Registration Rights Agreement"), with Varity and K-H, pursuant to which the Company has agreed to use its best efforts to register for resale the 814,000 shares (approximately 7.3% of the then outstanding shares) of Surviving Corporation Common Stock that Varity and K-H will receive upon consummation of the Merger.

           In connection with the Merger Agreement, the Company has also entered into five subscription agreements, dated as of March 28, 1996, with certain investors (the "Subscription Agreements") providing for the purchase by such investors of an aggregate of 200,000 newly issued shares of Company Preferred Stock and 150,000 Warrants for an aggregate purchase price of $200 million. The sales of Company Preferred Stock and Warrants contemplated by the Subscription Agreements will occur immediately prior to the Effective Time and is subject to the consummation of the Merger.

           Copies of the Merger Agreement, the form of the Subscription Agreements, the form of Warrant Agreement pursuant to which the Warrants will be issued, the Stock Option Agreement and the Registration Rights Agreement are filed as exhibits hereto. The foregoing description is qualified in its entirety by reference to such exhibits.

     ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

           (c)   Exhibits





           2 Agreement and Plan of Merger, dated as of March 28, 1996, between MWC Holdings, Inc. and Hayes Wheels International, Inc.

           10.1  Form of Subscription Agreement

           10.2  Form of Warrant Agreement

           10.3 Stock Option Agreement, dated as of March 28, 1996, by and among Varity Corporation, K-H Corporation, and MWC Holdings, Inc.

           10.4 Registration Rights Agreement, dated as of March 28, 1996, among Hayes Wheels International, Inc., Varity Corporation and K-H Corporation

                                     SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   HAYES WHEELS INTERNATIONAL, INC.



     April 5, 1996                 By:   /s/ Daniel M. Sandberg
                                         Daniel M. Sandberg,
                                         Vice President, General
                                         Counsel and Secretary

                                   EXHIBIT INDEX


     Exhibit No.             Description

     2                       Agreement and Plan of Merger,
                             dated as of March 28, 1996,
                             between MWC Holdings, Inc.
                             and Hayes Wheels
                             International, Inc.

     10.1                    Form of Subscription Agreement

     10.2                    Form of Warrant Agreement

     10.3                    Stock Option Agreement, dated
                             as of March 28, 1996, by and
                             among Varity Corporation, K-H
                             Corporation and MWC Holdings, Inc.





     10.4 Registration Rights Agreement, dated as of March 28, 1996, among Hayes Wheels International, Inc., Varity Corporation and K-H Corporation

                                    EXHIBIT 2


                           AGREEMENT AND PLAN OF MERGER


                                      between

                                MWC HOLDINGS, INC.

                                        and

                         HAYES WHEELS INTERNATIONAL, INC.


                            Dated as of March 28, 1996

                           AGREEMENT AND PLAN OF MERGER


                 AGREEMENT AND PLAN OF MERGER, dated as of March 28, 1996 (this "Agreement"), by and among MWC HOLDINGS, INC., a Delaware corporation ("Holdings") and HAYES WHEELS INTERNATIONAL, INC., a Delaware corporation (the "Company") (Holdings and the Company being hereinafter collectively referred to as the "Constituent Corporations").

                 WHEREAS, the Board of Directors of Holdings and the Board of Directors of the Company, have each approved and deem it advisable and in the best interests of their respective stockholders to consummate the combination of the Company and Holdings upon the terms and subject to the conditions of this Agreement; and

                 WHEREAS, it is intended that the combination be accomplished by a merger of Holdings with and into the Company (the "Merger"); and

                 WHEREAS, as a condition and an inducement to Holdings'
     entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement,
     (i) Holdings is entering into a Stock Option Agreement with Varity
     Corporation ("Varity"), a Delaware corporation, and its wholly-owned subsidiary, K-H Corporation, a Delaware corporation and a holder of approximately 46.3% of the outstanding shares of Company Common Stock (as hereinafter defined), in the form of Exhibit A hereto (the "Stock Option





     Agreement"), (ii) the Company and Varity are entering into a Registration Rights Agreement, in the form of Exhibit B hereto (the "Registration Rights Agreement") and (iii) the Company, Holdings and certain third-party investors are entering into Stock Subscription Agreements, in the form of Exhibit C hereto (the "Subscription Agreements"), pursuant to which, among other things, the third-party investors have subscribed to purchase immediately prior to the Effective Time (as hereinafter defined), an aggregate of 200,000 shares of Company Preferred Stock (as hereinafter defined) and warrants to purchase an aggregate of 150,000 shares of New Company Common Stock (as hereinafter defined) pursuant to a warrant agreement, substantially in the form of Exhibit D hereto (the "Warrant Agreement"); and

                 WHEREAS, as a condition and inducement to the Company entering into this Agreement and incurring the obligations set forth herein, Joseph Littlejohn & Levy Fund II L.P. ("JLL," which owns approximately 74% of the outstanding voting stock of Holdings), concurrently with the execution and delivery of this Agreement, has granted a proxy, in the form of Exhibit E hereto, to Varity to vote JLL's shares of Holdings Common Stock (as hereinafter defined) in favor of the Merger at the meeting of Holdings' stockholders; and

                 WHEREAS, the Board of Directors of the Company has approved the transactions contemplated by this Agreement, the Subscription Agreements and the Stock Option Agreement in accordance with the provisions of Section 203 and 251 of the Delaware General Corporation Law (the "DGCL"), and has resolved, subject to the terms of this Agreement, to recommend the approval of the Merger by its stockholders; and

                 WHEREAS, the Board of Directors of Holdings has approved the transactions contemplated by this Agreement and the Subscription Agreements, and has unanimously resolved, subject to the terms of this Agreement, to recommend the approval of the Merger by its stockholders; and

                 WHEREAS, this Agreement shall be submitted to the stockholders of Holdings and the stockholders of the Company for their approval.

                 NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:


                                     ARTICLE I

                                    THE MERGER

                 Section 1.1 The Merger. Upon the terms and subject to the conditions contained in this Agreement, and in accordance with the DGCL, at the Effective Time (as hereinafter defined), Holdings shall be merged with and into the Company, the separate corporate existence of Holdings shall thereupon cease, and the Company shall continue as the surviving corporation (sometimes hereinafter referred to as the "Surviving





     Corporation") and shall continue its corporate existence under the laws of the State of Delaware. In accordance with the DGCL, all of the rights, privileges, powers, immunities, purposes and franchises of the Company and Holdings shall vest in the Surviving Corporation and all of the debts, liabilities, obligations and duties of the Company and Holdings shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

                 Section 1.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York, at 10:00 a.m., local time, on the second business day after which all of the conditions set forth in Article VII are satisfied or waived or on such other date and at such other time and place as Holdings and the Company shall agree (the date on which the Closing actually occurs being referred to herein as the "Closing Date").

                 Section 1.3 Effective Time. The Merger shall become effective at the time of filing of, or at such later time specified in, a properly executed Certificate of Merger, in the form required by and executed in accordance with the DGCL, filed with the Secretary of State of the State of Delaware, in accordance with the provisions of Section 251 of the DGCL. Such filing shall be made contemporaneously with, or immediately after, the Closing. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Merger shall become effective.

                 Section 1.4 Certificate of Incorporation and By-Laws. At the Effective Time, the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended as set forth in Exhibit F hereto. The Certificate of Incorporation of the Company, as so amended at the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law. The By-Laws of the Company, in effect immediately prior to the Effective Time, shall be amended as set forth in Exhibit G hereto. The By-Laws of the Company, as so amended at the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with applicable law.

                 Section 1.5  Directors and Officers.  The nine individuals whose names are set forth on Exhibit H hereto, as the same may be supplemented or amended from time to time by Holdings prior to the
     Effective Time (except that any such supplement or amendment shall not increase the number of directors and Exhibit H shall include not less than two independent directors and the Chief Executive Officer of the
     Company), shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or By-Laws of the Surviving
     Corporation or as otherwise provided by law.  The officers of the Company at the Effective Time shall be the initial officers of the Surviving
     Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the





     manner provided in the Certificate of Incorporation or By-Laws of the Surviving Corporation or as otherwise provided by law.

                                    ARTICLE II

                               CONVERSION OF SHARES

                 Section 2.1 Conversion of Shares. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of any shares of Company Common Stock or Company Preferred Stock or any shares of capital stock of Holdings:

                       (a) Each share of common stock, par value $.01, of the Company ("Company Common Stock" or "Shares") issued and outstanding immediately prior to the Effective Time (other than Company Dissenting Shares (as hereinafter defined) and Shares to be cancelled pursuant to
     Section 2.1(d) hereof) shall be converted into the right to receive (i) $28.80 per Share in cash (the "Cash Consideration"), without any interest thereon and (ii) one-tenth of one share of duly authorized, validly issued, fully paid and nonassessable shares of common stock, par value $0.01, of the Surviving Corporation ("New Company Common Stock").

                       (b) Each share of preferred stock, par value $.01, of the Company ("Company Preferred Stock") issued and outstanding immediately prior to the Effective Time shall be converted into 31.25 shares of New Company Common Stock. To the extent any holder of Company Preferred Stock is limited by Applicable Law (as hereinafter defined) in owning voting New Company Common Stock, such holder may receive shares of a class of non-voting or reduced-voting common stock, par value $.01 per share, of the Company which shall be identical in all respects (other than with respect to voting) to the New Company Common Stock, and references to New Company Common Stock shall be deemed to refer to such non-voting or reduced-voting common stock unless the context otherwise requires. All such shares of Company Preferred Stock when so converted shall automatically be cancelled and retired and cease to exist and holders of such shares of Company Preferred Stock shall cease to have any rights as preferred stockholders of the Company, except the right to receive the consideration set forth in this Section 2.1(b) for each share of Company Preferred Stock held by them. The Company Preferred Stock shall have the terms set forth in the Certificate of Designations substantially in the form of Exhibit I hereto, which shall be filed with the Secretary of State of Delaware immediately prior to the Closing.

                       (c) Each share of common stock, par value $.01, of Holdings ("Holdings Common Stock"), issued and outstanding immediately prior to the Effective Time (other than Holdings Dissenting Shares (as hereinafter defined) and shares of Holdings Common Stock to be cancelled pursuant to Section 2.1(d) hereof) shall be converted into (i) 8,231.76 duly issued, validly authorized, fully paid and nonassessable shares of New Company Common Stock and (ii) 3029.29 warrants ("Warrants") to purchase New Company Common Stock. Each Warrant shall entitle the holder to purchase one duly issued, validly authorized, fully paid and nonassessable share of New Company Common Stock at a price of $48.00 per share, subject to the terms and conditions set forth in the Warrant





     Agreement. All such shares of Holdings Common Stock when so converted shall automatically be cancelled and retired and cease to exist and holders of such shares of Holdings Common Stock shall cease to have any rights as stockholders of Holdings, except the right to receive the consideration set forth in this Section 2.1(c) for each share of Holdings Common Stock held by them.

                       (d) All Shares that are owned by the Company as treasury stock, all shares of Holdings Common Stock that are owned by Holdings as treasury stock, and any Shares, or shares of Holdings Common Stock, owned by any direct or indirect wholly-owned Subsidiary of the Company or Holdings, as applicable, shall automatically be cancelled and retired and shall cease to exist and no cash, New Company Common Stock, Warrants or other consideration shall be delivered or deliverable in exchange therefor. As used in this Agreement, a "Subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

                       (e) All Shares to be converted pursuant to Section 2.1(a), issued and outstanding immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist and each holder of a certificate which immediately prior to the Effective Time represented outstanding Shares (together with the certificates representing shares of Company Preferred Stock and Holdings Common Stock, the "Certificates") shall cease to have any rights as stockholders of the Company, except the right to receive the consideration set forth in Section 2.1(a) (the "Merger Consideration") for each Share held by them.

                 Section 2.2  Exchange Procedures.

                       (a) The Company shall designate a bank or trust company reasonably acceptable to Holdings to act as Exchange Agent hereunder (the "Exchange Agent"). Immediately following the Effective Time, the Surviving Corporation shall deliver, in trust, to the Exchange Agent, for the benefit of the holders of Shares and shares of Holdings Common Stock and Company Preferred Stock, for exchange in accordance with this Article II, through the Exchange Agent, (i) certificates evidencing the shares of New Company Common Stock issuable pursuant to Section 2.1 in exchange for outstanding Shares and shares of Holdings Common Stock and Company Preferred Stock, (ii) certificates evidencing the Warrants issuable pursuant to Section 2.1(c) and (iii) cash in an amount sufficient to make any cash payment due under Section 2.1(a) (the "Exchange Fund").

                       (b) As soon as practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates (i) a form of letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of





     the Certificates to the Exchange Agent and (ii) instructions for use in surrendering such Certificates in exchange for certificates representing shares of New Company Common Stock and, if applicable, cash or Warrants. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates representing that number of whole shares of New Company Common Stock or Warrants, if any, into which the Shares or shares of Holdings Common Stock or Company Preferred Stock, as applicable, represented by the surrendered Certificate have been converted at the Effective Time pursuant to Section 2.1 hereof, (B) in the case of Certificates representing Shares, cash in the amount equal to the number of Shares represented by the surrendered Certificate multiplied by the Cash Consideration pursuant to Section 2.1(a) hereof, (C) any dividends or other distributions to which such holder is entitled pursuant to
     Section 2.3 and (D) cash in lieu of any fractional shares of New Company Common Stock to which such holder is entitled pursuant to Section 2.4 hereof, and any amounts to which the holder is entitled pursuant to
     Section 2.3 hereof after giving effect to any required tax withholdings, and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 2.2(b), each Certificate shall be deemed from and after the Effective Time to represent only the right to receive upon such surrender the Cash Consideration and/or shares of New Company Common Stock and, if applicable, Warrants in accordance with Section 2.1 hereof, cash in lieu of any fractional shares of New Company Common Stock in accordance with Section 2.4 hereof and any dividends or distributions on New Company Common Stock in accordance with
     Section 2.3 hereof. In no event shall the holder of any such surrendered Certificates be entitled to receive interest on any of the Cash Consideration or cash for fractional shares to be received in the Merger. Neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares or shares of Holdings Common Stock or Company Preferred Stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                 (c) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the applicable certificate representing shares of New Company Common Stock and Cash Consideration in accordance with Section 2.1 hereof, any cash in lieu of fractional shares of New Company Common Stock to which the holders thereof are entitled pursuant to Section 2.4 hereof and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.3 hereof.

                 Section 2.3 Dividends; Transfer Taxes; Withholding. No dividends or other distributions that are declared on or after the Effective Time on New Company Common Stock, or are payable to the holders of record thereof who became such on or after the Effective Time, shall be paid to any person entitled by reason of the Merger to receive





     certificates representing shares of New Company Common Stock, and no distribution of Cash Consideration and no cash payment in lieu of any fractional share of New Company Common Stock shall be paid to any person pursuant to Section 2.4 hereof, until such person shall have surrendered its Certificate(s) as provided in Section 2.2 hereof. Subject to applicable law, there shall be paid to each person receiving a certificate representing such shares of New Company Common Stock, at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to the shares of New Company Common Stock represented by such certificate and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subseuent to such surrender. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or certificate representing shares of New Company Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of such certificate representing shares of New Company Common Stock and the distribution of such cash payment in a name other than that of the registered holder of the Certificate so surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. The Surviving Corporation or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock, Holdings Common Stock or Company Preferred Stock such amounts as the Surviving Corporation or the Exchange Agent are required to deduct and withhold under the Internal Revenue Code of 1986, as amended (the"Code"), or any provision of state, local or foreign tax law, with respect to the making of such payment. To the extent that amounts are so withheld by the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock, Holdings Common Stock or Company Preferred Stock in respect of whom such deduction and withholding was made by the Surviving Corporation or the Exchange Agent.

                 Section 2.4 Fractional Shares. No certificates or scrip representing fractional shares of New Company Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to shares shall be payable on or with respect to any fractional share and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of the Surviving Corporation. In lieu of any such fractional share of New Company Common Stock, the Surviving Corporation shall pay to each former stockholder of the Company or Holdings who otherwise would be entitled to receive a fractional share of New Company Common Stock an amount in cash (without interest) rounded to the nearest whole cent, determined by multiplying (i) $32.00 by (ii) the fractional interest in a share of New Company Common Stock to which such holder would otherwise be entitled.





                 Section 2.5 Return of Exchange Fund. Any portion of the certificates representing shares of New Company Common Stock and Cash Consideration issuable upon conversion of Company Common Stock, Holdings Common Stock or Company Preferred Stock pursuant to Section 2.1 hereof, together with any cash in lieu of fractional shares payable in respect thereof pursuant to Section 2.4 hereof and any dividends or distributions payable in respect thereof pursuant to Section 2.3 hereof, which remains undistributed to the former holders of Company Common Stock, Holdings Common Stock or Company Preferred Stock for one year after the Effective Time shall be delivered to the Surviving Corporation, upon its request, and any such former holders who have not theretofore surrendered to the Exchange Agent their Certificate(s) in compliance with this Article II shall thereafter look only to the Surviving Corporation for payment of their claim for shares of New Company Common Stock and Cash Consideration, any cash in lieu of fractional shares of New Company Common Stock and any dividends or distributions with respect to such shares of New Company Common Stock (in each case, without interest thereon). The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by the Surviving Corporation, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation.

                 Section 2.6 Options. Prior to the Effective Time, each holder of an option granted by the Company to purchase shares of Company Common Stock (each a "Company Option") which is outstanding and unexercised shall be entitled to elect to receive, in whole or in part, either (a) an amount in cash equal to the difference between (i) the product of (1) the number of shares of Company Common Stock subject to such Company Option and (2) $32, and (ii) the aggregate exercise price of such Company Option or (b) a vested option to purchase shares of New Company Common Stock in the same amount and at the same exercise price as applied to the Company Option, and otherwise subject to the terms (as in effect as of the date hereof, other than with respect to vesting) of the Company's 1992 Stock Incentive Plan and the agreements thereunder, and except that all references to the Company shall be deemed to be references to the Surviving Corporation (each such option, a "New Company Option"); provided, however, that if a holder of a Company Option has (x) held such Company Option for less than six months prior to the Effective Time or (y) fails to make a timely election as provided in this Section 2.6, then in each such case such option holder shall receive a New Company Option in accordance with clause (b) of this sentence.

                 Section 2.7 Closing of Transfer Books. At the Effective Time, the stock transfer books of Holdings and the Company shall be closed and no transfer of shares of Holdings Common Stock, Company Common Stock or Company Preferred Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this Article II.

                 Section 2.8 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock outstanding immediately prior to the Effective Time held by a holder (if any) who is entitled to demand, and who properly demands, appraisal for such shares in accordance with Section 262 of the DGCL ("Company





     Dissenting Shares"), and shares of Holdings Common Stock outstanding immediately prior to the Effective Time held by a holder (if any) who is entitled to demand, and who properly demands, appraisal for such shares in accordance with Section 262 of the DGCL ("Holdings Dissenting Shares"), shall not be converted into a right to receive the Cash Consideration and shares of New Company Common Stock or shares of New Company Common Stock and Warrants, as the case may be, unless such holder fails to perfect or otherwise loses such holder's right to appraisal, if any. If, after the Effective Time, such holder fails to perfect or loses any such right to appraisal, such Company Dissenting Shares or Holding Dissenting Shares, as the case may be, shall be treated as if they had been converted as of the Effective Time into a right to receive the Cash Consideration and shares of New Company Common Stock or shares of New Company Common Stock and Warrants, as the case may be. The Company shall give prompt notice to Holdings of any demands received by the Company for appraisal of shares of Company Common Stock and Holdings shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Holdings, which consent shall not be unreasonably withheld, make any payment with respect to, or settle or offer to settle, any such demands. Holdings shall give prompt notice to the Company of any demands received by Holdings for appraisal of shares of Holdings Common Stock.

                 Section 2.9 Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Holdings or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Holdings and the Company or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in such names and on such behalves or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

                                    ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                 Except as set forth in the Company Disclosure Schedule delivered by the Company to Holdings at or prior to the execution of this Agreement (the "Company Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty), the Company represents and warrants to Holdings as follows:

                 Section 3.1  Organization and Good Standing.  The Company is
     a corporation duly organized, validly existing and in good standing under





     the laws of the State of Delaware and has the corporate power and authority to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect, individually or in the aggregate, on the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, or, if applicable, the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement (a "Company Material Adverse Effect").

                 Section 3.2 Certificate of Incorporation and By-Laws. Complete and correct copies of the Certificates of Incorporation and By-laws or equivalent organizational documents, each as amended to date, of the Company and each of its Subsidiaries have been made available to Holdings. The Certificates of Incorporation, By-laws and equivalent organizational documents of the Company and each of its Subsidiaries are in full force and effect. Neither the Company nor any of its Subsidiaries is in violation of any material provision of its Certificate of Incorporation, By-laws or equivalent organizational documents.

                 Section 3.3  Capitalization.

                       (a) As of the date hereof, the authorized capital stock of the Company consisted of 50,000,000 Shares of Company Common Stock, par value of $.01 per share and 25,000,000 shares of preferred stock ("Company Preferred Stock"). As of the date hereof, (i) 17,574,000 Shares are issued and outstanding, (ii) no shares of Company Preferred Stock are issued and outstanding, and (iii) options to acquire 478,900 Shares are outstanding, and 21,100 options to acquire Shares remain reserved for issuance, under the Company 1992 Stock Incentive Plan. All of the issued and outstanding Shares are, and all of the Company Preferred Stock when issued and paid for pursuant to the Subscription Agreements will be, validly issued, and are, and in the case of the Company Preferred Stock will be, fully paid, nonassessable and free of preemptive rights.

                       (b) Except as described in this Section 3.3 and as contemplated by this Agreement or the Subscription Agreements: (i) no shares of capital stock or other equity securities of the Company are authorized, issued or outstanding, or reserved for issuance, and there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which the Company or any of its Subsidiaries is a party relating to the issued or unissued capital stock or other equity interests of the Company or any of its Subsidiaries, requiring the Company or any of its Subsidiaries to grant, issue or sell any shares of the capital stock or other equity interests of the Company or any of its Subsidiaries by sale, lease, license or otherwise; (ii) the Company and its Subsidiaries have no obligations, contingent or otherwise, to repurchase, redeem or otherwise acquire any shares of the capital stock or other equity interests of the Company or its Subsidiaries; (iii) except for any Company pension plan,





     neither the Company nor any of its Subsidiaries, directly or indirectly, owns, or has agreed to purchase or otherwise acquire, the capital stock or other equity interests of, or any interest convertible into or exchangeable or exercisable for such capital stock or such equity interests, of any corporation, partnership, joint venture or other entity which would be material in value to the Company; and (iv) there are no voting trusts, proxies or other agreements or understandings to which the Company or any of its Subsidiaries is a party or, to the knowledge of the Company, is bound with respect to the voting of any shares of capital stock or other equity interests of the Company or any of its Subsidiaries.

                 Section 3.4 Company Subsidiaries. The Company Disclosure Schedule sets forth a list of each Company Subsidiary; its authorized, issued and outstanding capital stock or other equity interests; the percentage of such capital stock or other equity interests owned by the Company or any Company Subsidiary, and the identity of such owner; the capital stock reserved for future issuance pursuant to outstanding options or other agreements; and the identity of all parties to any such option or other agreement. Each Subsidiary of the Company is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each Subsidiary of the Company has all requisite corporate power and authority to carry on its business as it is now being conducted. Each Subsidiary of the Company is duly qualified as a foreign corporation or organization authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. All of the outstanding shares of capital stock or other ownership interests in each of the Company's Subsidiaries have been validly issued, and are fully paid, nonassessable and are owned by the Company or another Subsidiary of the Company free and clear of all pledges, claims, options, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), and are not subject to preemptive rights created by statute, such Subsidiary's respective Certificate of Incorporation or By-laws or equivalent organizational documents or any agreement to which such Subsidiary is a party.

                 Section 3.5  Corporate Authority.

                       (a)  The Company has the requisite corporate power and
     authority to execute and deliver this Agreement and, subject to the approval of the Company's stockholders with respect to the Merger, to consummate the transactions contemplated hereby.  The execution and delivery by the Company of this Agreement and the consummation by the
     Company of the transactions contemplated hereby, have been duly authorized by its Board of Directors and, except for the approval of the
     Company's stockholders with respect to the Merger, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding





     agreement of the Company and is enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defense, and to the discretion of the court before which any proceeding therefor may be brought. The preparation of the Proxy Statement (as hereinafter defined) and the Registration Statement (as hereinafter defined) to be filed with the SEC has been duly authorized by the Board of Directors of the Company.

                       (b) Prior to execution and delivery of this Agreement, the Board of Directors of the Company (at a meeting duly called and held) has (i) approved this Agreement, the Subscription Agreements, the Stock Option Agreement and the Merger and the other transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable to the acquisition of Company Preferred Stock pursuant to the Subscription Agreements, the acquisition of Company Common Stock pursuant to the Stock Option Agreement, the Merger and all of such other transactions the provisions of Section 203 of the DGCL,
     (ii) determined that the transactions contemplated hereby are fair to and in the best interests of the holders of the Company Common Stock and
     (iii) except as may be required to comply with its fiduciary duties under Applicable Law (as hereinafter defined) as advised by counsel, determined to recommend this Agreement, the Merger and the other transactions contemplated hereby to the Company's stockholders for approval and adoption at the stockholders meeting contemplated by Section 6.5(a) hereof. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock are the only votes of the holders of any class or series of the Company's capital stock necessary to approve the Merger.

                 Section 3.6 Compliance with Applicable Law. Except as disclosed in the Company SEC Documents (as hereinafter defined), (i) each of the Company and its Subsidiaries holds, and is in compliance with the terms of, all permits, licenses, exemptions, orders and approvals of all Governmental Entities (as hereinafter defined) necessary for the conduct of their respective businesses ("Company Permits"), except for failures to hold or to comply with such permits, licenses, exemptions, orders and approvals which would not have a Company Material Adverse Effect, (ii) with respect to the Company Permits, no action or proceeding is pending or, to the knowledge of the Company, threatened, and, to the knowledge of the Company, no fact exists or event has occurred, that would reasonably be expected to have a Company Material Adverse Effect, (iii) the business of the Company and its Subsidiaries is being conducted in compliance with all applicable laws, ordinances, regulations, judgments, decrees or orders ("Applicable Law") of any federal, state, local, foreign or multinational court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or administrative agency or commission (a "Governmental Entity"), except for violations or failures to so comply that would not have a Company
     Material Adverse Effect, and (iv) to the knowledge of the Company, no investigation or review by any Governmental Entity with respect to the





     Company or its Subsidiaries is pending or threatened, other than, in each case, those which would not reasonably be likely to have a Company Material Adverse Effect.

                 Section 3.7 Non-Contravention. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not,
     (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license (any of the foregoing, a "Contract") applicable to the Company or any of its Subsidiaries, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries, (ii) conflict or result in any violation of any provision of the Certificate of Incorporation or By-Laws or other equivalent organizational document, in each case as amended, of the Company or any of its Subsidiaries, (iii) subject to the governmental filings discussed in clause (i) of Section 3.8, conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets (except for any national or supranational Antitrust Laws (as hereinafter defined) as to which no representation or warranty is being made), other than, in the case of clauses (i) and (iii), any such violations, conflicts, defaults, rights, losses or Liens that, individually or in the aggregate, would not have a Company Material Adverse Effect.

                 Section 3.8 Government Approvals; Required Consents. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or is necessary for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) except: (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any state securities or "Blue Sky" law and any requirements of any foreign or supranational Antitrust Law, (ii) for the filing of a Certificate of Merger with the Secretary of State of the State of Delaware, (iii) such consents, approvals, authorizations, permits, filings and notifications listed in the Company Disclosure Schedule and
     (iv) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to obtain or make would not, individually or in the aggregate, have a Company Material Adverse Effect.

                 Section 3.9  SEC Documents and Other Reports.

                       (a) The Company has filed all documents required to be filed prior to the date hereof by it and its Subsidiaries with the Securities and Exchange Commission (the "SEC") since January 31, 1993





     (the "Company SEC Documents"). As of their respective dates, or if amended as of the date of the last such amendment, the Company SEC Documents complied, and all documents required to be filed by the Company with the SEC after the date hereof and prior to the Effective Time (the "Subsequent Company SEC Documents") will comply, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder and none of the Company SEC Documents contained, and the Subsequent Company SEC Documents will not contain, any untrue statement of a material fact or omitted, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, or are to be made, not misleading. The consolidated financial statements of the Company included in the Company SEC Documents fairly present, and included in the Subsequent Company SEC Documents will fairly present, the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein) in conformity with United States generally accepted accounting principles ("GAAP") (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto). Since October 31, 1995, the Company has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as may be required by GAAP.

                 Section 3.10 Absence of Certain Changes or Events. Except to the extent disclosed in the Company SEC Documents filed with the SEC prior to the date of this Agreement, since October 31, 1995 the Company and its Subsidiaries have conducted its businesses and operations in the ordinary and usual course consistent with past practice and there has not occurred (i) any event, condition or occurrence having or that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) having or which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (iii) any declaration, setting aside or payment of any dividend or distribution of any kind by the Company on any class of its capital stock, except for regular quarterly dividends not exceeding $.015 per Share; and (iv) any event during the period from October 31, 1995 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.1 hereof.

                 Section 3.11  Actions and Proceedings.

                 Except as set forth in the Company SEC Documents, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against the Company or any of its Subsidiaries, any of their properties, assets or business, or, to the knowledge of the Company, any of the Company's or its Subsidiaries' current or former





     directors or officers or any other person whom the Company or any of its Subsidiaries has agreed to indemnify, as such, that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth in the Company SEC Documents, there are no actions, suits or legal, administrative, regulatory or arbitration proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, any of their properties, assets or business, or, to the knowledge of the Company, any of the Company's or its Subsidiaries' current or former directors or officers or any other person whom the Company or any of its Subsidiaries has agreed to indemnify, as such, that relates to the transactions contemplated by this Agreement or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                 Section 3.12 Absence of Undisclosed Liabilities. Except for liabilities or obligations which are (i) accrued or reserved against in the Company's consolidated financial statements (or reflected in the notes thereto) included in the Company SEC Documents or (ii) disclosed in the Company SEC Documents, since December 16, 1992, neither the Company nor any of its Subsidiaries has any liabilities or obligations (including, without limitation, Tax (as hereinafter defined) liabilities) (whether absolute, accrued, contingent or otherwise) that were required to be set forth on a balance sheet which is prepared in conformance with GAAP, consistently applied and which (either individually or in the aggregate) would reasonably be expected to have a Company Material Adverse Effect.

                 Section 3.13 Contracts. Each Contract entered into by the Company is valid, binding and enforceable and in full force and effect, except where failure to be valid, binding and enforceable and in full force and effect would not reasonably be expected to have a Company Material Adverse Effect and there are no defaults thereunder, except those defaults that would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in the Company SEC Documents, neither the Company nor any of its Subsidiaries is a party to or bound by any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, the Company or any such Subsidiary is entitled to conduct all or any material portion of the business of the Company and its Subsidiaries taken as a whole.

                 Section 3.14 Taxes. (a) The Company and each of its Subsidiaries has timely filed, or been included in, all material Federal, state, local and foreign income, franchise, sales and other Tax Returns (as hereinafter defined) required to be filed by or with respect to the Company or any of its Subsidiaries; (b) as of the time of filing, all such Tax Returns were true, correct and complete, in all material respects, and correctly reflected in all material respects the facts regarding the income, business, assets, operations, activities and status of the Company and its Subsidiaries and any other material information required to be shown therein; (c) the Company and its Subsidiaries have timely paid to the appropriate taxing authority, or have made provision for, all material Taxes shown as due on such Tax Returns with respect to the Company and any of its Subsidiaries; (d) the unpaid Taxes of the





     Company and its Subsidiaries (x) do not, as of the date hereof, materially exceed the reserves for Taxes (other than reserves for deferred Taxes) reflected on the books and records of the Company and its Subsidiaries and (y) will not materially exceed that reserve as adjusted for operations and transactions through the Effective Time in accordance with GAAP and the past custom and practice of the Company and its Subsidiaries; (e) neither the Company nor any of its Subsidiaries has requested any extension of time within which to file or send any Tax Return, which Tax Return has not since been filed or sent; (f) no material deficiency for Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries (or any member of any affiliated or combined group of which the Company or any of its Subsidiaries is or has been a member for which either the Company or any of its Subsidiaries could be liable) other than those Taxes being contested in good faith by appropriate proceedings and set forth in the Company Disclosure Schedule (which shall set forth the nature of the proceeding, the type of return, the deficiencies proposed, asserted or assessed and the amount thereof, and the taxable year in question); (g) to the knowledge of the Company, no material issue has been raised during the past five years by any federal, state, local or foreign taxing authority which, if raised with regard to any other period not so examined, could reasonably be expected to result in a proposed material deficiency for any other period not so examined; (h) neither the Company nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any Tax claims other than those being contested in good faith by appropriate proceedings; (i) neither the Company nor any of its Subsidiaries is subject to liability for Taxes of any person (other than the Company or its Subsidiaries) including, without limitation, liability arising from the application of U.S. Treasury regulation section 1.1502-6 or any analogous provision of state, local or foreign law; (j) neither the Company nor any of its Subsidiaries is or has been a party to any tax sharing agreement with any corporation which is not currently a member of the affiliated group of which the Company is currently a member; (k) neither the Company nor any of its Subsidiaries is a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; (l) there are no liens for Taxes on any assets of the Company or of any of its Subsidiaries (other than statutory liens for current Taxes not yet due); (m) the Company and its Subsidiaries have withheld and paid (and until the Effective Time will withhold and pay) all income, social security, unemployment and all other material payroll Taxes required (including, without limitation, pursuant to Sections 1441 and 1442 of the Code or similar provisions under foreign law) to be withheld and paid in connection with amounts paid to any employee, independent contractor, creditor, stockholder or other third party; and (n) neither the Company nor any of its Subsidiaries has participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code. Neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code.

                 For purposes of this Agreement, the term "Tax" (or "Taxes) shall mean with respect to any person (i) all taxes, charges, fees, levies, duties, imposts or other assessments, including, without





     limitation, net income, gross income, gross receipts, excise, property, sales, use, ad valorem, profits, franchise, capital stock, registration, transfer, gains, license, payroll, withholding, employment, excise, severance, stamp, occupation, disability, premium, value-added, windfall profits, social security (or similar), custom duty or other tax, governmental fee, alternative or add-on minimum, estimated or other like assessment or charge of any kind whatsoever, together with any interest, or penalties or additions thereto imposed, or required to be withheld, by a taxing authority of the United States, or any state, local or foreign government or subdivision or agency thereof, and (ii) any liability of such person for the payment of any amount of the type described in clause
     (i) as a result of such person's being a member of an affiliated or combined group. For purposes of this Agreement, the term "Tax Return" shall mean any return, declaration, statement, report, schedule, certificate, form, information return, or any other document (including any related or supporting information) required to be supplied to, or filed with, a taxing authority (foreign or domestic) in connection with Taxes.

                 Section 3.15  Title to Properties; Encumbrances.

                       (a) Except as described in the following sentence, each of the Company and its Subsidiaries has good, valid and, in the case of real property, marketable title to, or a valid leasehold interest in, all of its material properties and assets (real, personal, tangible and intangible), including, without limitation, all such properties and assets reflected in the consolidated balance sheet of the Company and its Subsidiaries as of October 31, 1995 included in the Company SEC Documents (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since October 31, 1995), except for such title or interest the failure of which to have would not have, individually or in the aggregate, a Company Material Adverse Effect. None of such properties or assets are subject to any Liens (whether absolute, accrued, contingent or otherwise), except (i) as set forth in the Company SEC Documents or (ii) imperfections of title and Liens, if any, which do not materially detract from the value of the property or assets subject thereto and do not materially impair the business or operations of the Company and its Subsidiaries taken as a whole.

                       (b) Each of the Company and its Subsidiaries has complied with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect except for failures to comply or be in full force and effect which would not have, individually or in the aggregate, a Company Material Adverse Effect.

                 Section 3.16 Intellectual Property. The Company and its Subsidiaries own or have a valid license to use all inventions, patents, trademarks, service marks, trade names, copyrights, trade secrets, technology and know-how, software and other intellectual property rights (collectively, the "Company Intellectual Property") necessary to carry on their respective businesses as currently conducted; and neither the Company nor any such Subsidiary has received any notice of infringement





     of or conflict with, and, to the Company's knowledge, there are no infringements of or conflicts with, the rights of others with respect to the use of any of the Company Intellectual Property that, in either such case, has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                 Section 3.17 Information in Disclosure Documents and Registration Statement. None of the information supplied or to be supplied by the Company for inclusion in (i) the Registration Statement to be filed with the SEC on Form S-4 under the Securities Act for the purpose of registering the shares of New Company Common Stock and Warrants to be issued in connection with the Merger (the "Registration Statement") or (ii) the joint proxy statement/prospectus to be distributed in connection with Holdings' and the Company's meeting of stockholders to vote upon this Agreement (the "Proxy Statement") will, in the case of the Registration Statement, at the time it becomes effective or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the initial mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of stockholders of Holdings and the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement, as of its effective date, will comply (with respect to information relating to the Company) as to form in all material respects with the requirements of the Securities Act, and the rules and regulations promulgated thereunder, and as of the date of its initial mailing and as of the date of the Company's stockholders' meeting, the Proxy Statement will comply (with respect to information relating to the Company) as to form in all material respects with the applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representations with respect to any statement in the foregoing documents based upon information supplied by Holdings for inclusion therein.

                 Section 3.18  Employee Benefit Plans; ERISA.

                       (a)  The Company Disclosure Schedule sets forth a list
     of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, arrangement or agreement that is maintained or contributed to, or was maintained or contributed to at any time on or after December 15, 1992, by the Company or by any trade or business, whether or not incorporated which together with the Company would be deemed a "single employer"
     within the meaning of Section 4001 of the Employee Retirement Income
     Security Act of 1974, as amended ("ERISA") (each, a "Company ERISA
     Affiliate"), for the benefit of any employee or former employee of the
     Company or any Company ERISA Affiliate, whether formal or informal and whether legally binding or not, in connection with which the Company would have liability (the "Company Plans").  Neither the Company nor any





     Company ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Company Plan or modify or change any existing Company Plan in a way that would affect any employee or former employee of the Company or any Company ERISA Affiliate.

                       (b) With respect to each of the Company Plans, the Company has heretofore delivered or made available to Holdings true and complete copies of each of the following documents:

                             (i)  a copy of the Company Plan (including
           all amendments thereto);

                             (ii)  a copy of the annual report, if
           required under ERISA, with respect to each such Company Plan for the last two years;

                             (iii)  a copy of the actuarial report, if
           required under ERISA, with respect to each such Company Plan for the last two years;

                             (iv)  a copy of the most recent Summary
           Plan Description, together with each Summary of Material Modifications, required under ERISA with respect to such Plan, and all material employee communications relating to such Company Plan;

                             (v)  if the Company Plan is funded through
           a trust or any third party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof;

                             (vi)  all material contracts relating to
           the Company Plans with respect to which the Company or any ERISA Affiliate may have any liability, including, without limitation, insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements; and

                             (vii)  the most recent determination letter
           received from the Internal Revenue Service (the "IRS") with respect to each Company Plan that is intended to be qualified under Section 401 of the Code.

                       (c) Each of the Company Plans that is subject to ERISA is and has been in compliance with ERISA and the Code in all material respects; with respect to each of the Company Plans intended to be "qualified" within the meaning of Section 401(a) of the Code either (i) the Company reasonably believes that such Plan is so qualified or (ii) the Company has received a favorable opinion of qualified counsel or received a favorable determination letter from the IRS with respect to such qualification; no Company Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code; neither the Company nor any Company ERISA Affiliate has incurred, directly or





     indirectly, any material liability (including any material contingent liability) to or on account of a Company Plan pursuant to Title IV of ERISA; no proceedings have been instituted to terminate any Company Plan that is subject to Title IV of ERISA; no "reportable event," as such term is defined in Section 4043(b) of ERISA for which the thirty-day reporting requirement has not been waived, has occurred with respect to any Company Plan; and no condition exists that presents a material risk to the Company or any Company ERISA Affiliate of incurring a liability to the IRS, the Pension Benefit Guaranty Corporation (the "PBGC") or to any multiemployer plan (as defined in Section 3(37) of ERISA) other than payment of premiums pursuant to Title IV of ERISA.

                       (d) The current value of the assets of each of the Company Plans that are subject to Title IV of ERISA, based upon the actuarial assumptions (to the extent reasonable) presently used for funding purposes in the most recent actuarial report prepared by such Company Plan's actuary with respect to such Company Plan, exceeds the present value of the accrued benefits under each such Company Plan; no Company Plan is a multiemployer pension plan (within the meaning of Section 4001(a)(3) of ERISA); no Company Plan is a multiple employer plan as defined in Section 413 of the Code; and all material contributions or other amounts payable by the Company as of the Effective Time with respect to each Company Plan in respect of current or prior plan years have been either paid or accrued on the balance sheet of the Company. To the knowledge of the Company, there are no material pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Company Plans or any trusts related thereto.

                       (e) Neither the Company nor any Company ERISA Affiliate, nor any Company Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any Company ERISA Affiliate, any Company Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Company Plan or any such trust could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code which would result in a material liability to the Company. No Company Plan provides death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any Company ERISA Affiliate beyond their retirement or other termination of service other than (i) coverage mandated by Applicable Law or (ii) death benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA).

                 Section 3.19  Environmental Matters.

                       (a)  Definitions

                             (i)  "Cleanup" means all actions required
           to : (1) cleanup, remove, treat or remediate Hazardous
           Materials in the indoor or outdoor environment; (2) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or





           welfare of the indoor or outdoor environment; (3) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (4) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

                             (ii)  "Environmental Claim" means any
           claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or Release into the indoor or outdoor environment, of any Hazardous Materials at any location, whether or not owned or operated by the Company or any of its Subsidiaries or Holdings or any of its Subsidiaries, as applicable, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                             (iii)  "Environmental Laws" means all
           federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including without limitation, laws relating to Releases or threatened Releases of Hazardous Materials into the indoor or outdoor environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Materials and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials, and all laws relating to endangered or threatened species of fish, wildlife and plants and the management or use of natural resources.

                             (iv)  "Hazardous Materials" means
           "hazardous substance" (as defined by the Comprehensive Environmental Response, Compensation, and Liability Act, as amended), "hazardous waste" (as defined by the Resource Conservation and Recovery Act, as amended), pesticides, petroleum, crude oil or any fraction thereof, radioactive material, and any pollutant, oil, contaminant, hazardous, extremely hazardous, dangerous or toxic chemical, material, waste or any other substance within the meaning of any Environmental Law or which could pose a hazard to the environment or the health and safety of any person.

                             (v)  "Release" means any release, spill,
           emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into





           the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

                       (b)  Representations and Warranties

                             (i)  The Company and its Subsidiaries are
           in compliance in all material respects with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by the Company and its Subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except for failures to comply which would not have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is not in such compliance, and there are no past or present (or to the knowledge of the Company, future) actions, activities, circumstances conditions, events or incidents that may prevent or interfere with such compliance in the future. All Permits and other governmental authorizations currently held by the Company and its Subsidiaries pursuant to applicable Environmental Laws are identified in the Company Disclosure Schedule.

                             (ii)  No transfers of permits or other
           governmental authorizations under Environmental Laws, and no additional permits or other governmental authorizations under Environmental Laws, will be required to permit the Surviving Corporation to conduct its business in full compliance with all applicable Environmental Laws immediately following the Closing Date, as conducted by the Company and its Subsidiaries immediately prior to the Closing Date. To the extent that such transfers or additional permits and other governmental authorizations are required, the Company and its Subsidiaries agree to cooperate with Holdings to effect such transfers and obtain such permits and other governmental authorizations prior to the Closing Date, to the extent practicable and to the extent that such permits and governmental authorizations may be obtained or transferred pursuant to Applicable Law or regulation prior to the Closing Date; provided, however, that obtaining or transferring such permits and other governmental authorizations prior to the Closing Date shall not be a condition to Closing.

                             (iii)  There is no Environmental Claim
           pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or, to the knowledge of the Company, against any person or entity whose





           liability for any Environmental Claim the Company or any of its Subsidiaries have or may have retained or assumed either contractually or by operation of law which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                             (iv)  To the knowledge of the Company,
           there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release, emission, discharge, presence or disposal of any Hazardous Material which could form the basis of any Environmental Claim against the Company or any of its Subsidiaries, or to the knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                             (v)  The Company and its Subsidiaries have
           not, and to the knowledge of the Company, no other person has placed, stored, deposited, discharged, buried, dumped or disposed of Hazardous Materials or any other wastes produced by, or resulting from, any business, commercial or industrial activities, operations or processes, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries, except for inventories of such substances to be used, and wastes generated therefrom, in the ordinary course of business of the Company and its Subsidiaries (which inventories and wastes, if any, were and are stored or disposed of in accordance with applicable Environmental Laws and in a manner such that there has been no Release of any such substances into the indoor or outdoor environment), except where the Company and its Subsidiaries have failed to comply with Environmental Laws applicable to the above matters or have failed to store such inventories and wastes in a manner described above and such failures would not have, individually or in the aggregate, a Company Material Adverse Effect.

                             (vi)  The Company has delivered or
           otherwise made available for inspection to Holdings true, complete and correct copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by the Company or any of its Subsidiaries pertaining to Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries, or regarding the Company's or any of its Subsidiaries' compliance with applicable Environmental Laws.





                             (vii)  Without in any way limiting the
           generality of the foregoing, any properties currently owned, operated or leased by the Company and its Subsidiaries do not, to the knowledge of the Company, contain any: underground storage tanks; asbestos; polychlorinated biphenyls ("PCBs"); underground injection wells; radioactive materials; or septic tanks or waste disposal pits in which process wastewater or any Hazardous Materials have been discharged or disposed.

                 Section 3.20 Labor Matters. Except as disclosed in the Company SEC Documents, neither the Company nor any of its Subsidiaries has any labor contracts, collective bargaining agreements or material employment or consulting agreements with any persons employed by the Company or any persons otherwise performing services primarily for the Company or any of its Subsidiaries (the "Company Business Personnel"). Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice with respect to Company Business Personnel, and there is no unfair labor practice complaint pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries with respect to the Company Business Personnel which, in either such case, would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth in the Company SEC Documents, there is no labor strike, dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has experienced any primary work stoppage or other labor difficulty involving its employees during the last three years, except for any of the foregoing which would not have a Company Material Adverse Effect.

                 Section 3.21 Affiliate Transactions. Except as set forth or as disclosed in the Company SEC Documents or as contemplated by the transactions contemplated hereby, there are no material Contracts or other transactions between the Company or any of its Subsidiaries, on the one hand, and any (i) officer or director of the Company or any of its Subsidiaries, (ii) record or beneficial owner of five percent or more of the voting securities of the Company or (iii) affiliate (as such term is defined in Regulation 12b-2 promulgated under the Exchange Act) of any such officer, director or beneficial owner, on the other hand.

                 Section 3.22 Opinion of Financial Advisor. The Company has received the oral opinion of Goldman, Sachs & Co. ("Goldman Sachs"), to the effect that the consideration to be received in the Merger by the holders of Company Common Stock is fair to such holders. A copy of the written opinion to be delivered by Goldman Sachs, which opinion shall be included in the Proxy Statement, shall be delivered to Holdings promptly after receipt by the Company. It is understood and agreed by the parties hereto that such opinion is provided by Goldman Sachs solely for the benefit of the Board of Directors of the Company and is not to be relied upon by Holdings or its Affiliates.

                 Section 3.23  Brokers.  Except for fees, commissions and
     expenses payable to its financial advisors, Goldman Sachs, pursuant to a





     letter agreement dated October 10, 1995 between the Company and Goldman Sachs, a copy of which has been furnished to Holdings, no broker, finder or financial advisor retained by the Company is entitled to any brokerage, finder's or other fee or commission from the Company or Holdings in connection with the transactions contemplated by this Agreement.


                                    ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF HOLDINGS

                 Except as set forth in the Holdings Disclosure Schedule delivered by Holdings to the Company at or prior to the execution of this Agreement (the "Holdings Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty), Holdings represents and warrants to the Company as follows:

                 Section 4.1 Organization and Good Standing. Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as it is now being conducted.
     Holdings is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect, individually or in the aggregate, on the business, financial condition or results of operations of Holdings and its Subsidiaries taken as a whole, or, if applicable, the ability of Holdings to consummate the Merger and the other transactions contemplated by this Agreement (a "Holdings Material Adverse Effect").

                 Section 4.2 Certificate of Incorporation and By-Laws. Complete and correct copies of the Certificates of Incorporation and By-laws or equivalent organizational documents, each as amended to date, of Holdings and each of its Subsidiaries have been made available to the Company. The Certificates of Incorporation, By-laws and equivalent organizational documents of Holdings and each of its Subsidiaries are in full force and effect. Neither Holdings nor any of its Subsidiaries is in violation of any material provision of its Certificate of Incorporation, By-laws or equivalent organizational documents.

                 Section 4.3  Capitalization.

                       (a) As of the date hereof, (i) the authorized capital stock of Holdings consisted of 1,000,000 shares of Holdings Common
     Stock, par value of $0.01 per share, of which 379.6275 shares are issued and outstanding and no shares are held in the treasury of Holdings and
     (ii) the authorized capital stock of Motor Wheel Corporation, a Ohio corporation and wholly-owned subsidiary of Holdings ("MWC"), consists of
     (A) 2,500 shares of Common Stock, no par value ("MWC Common Stock"), of which 1,100 shares are issued and outstanding, and (B) 300,000 shares of MWC Preferred Stock, no par value ("MWC Preferred Stock"), of which no





     shares are issued and outstanding. All of the issued and outstanding shares of Holdings Common Stock and MWC Common Stock and Preferred Stock are validly issued, and are fully paid, nonassessable and free of preemptive rights.

                       (b) Except as described in this Section 4.3 and as contemplated by this Agreement: (i) no shares of capital stock or other equity securities of Holdings or MWC are authorized, issued or outstanding, or reserved for issuance and there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which Holdings or MWC or any of their respective Subsidiaries is a party relating to the issued or unissued capital stock or other equity interests of Holdings or MWC, requiring Holdings or MWC to grant, issue or sell any shares of the capital stock or other equity interests of Holdings or MWC or any of their respective Subsidiaries by sale, lease, license or otherwise; (ii) Holdings and MWC and any of their respective Subsidiaries have no obligation, contingent or otherwise, to repurchase, redeem or otherwise acquire any shares of the capital stock or other equity interests of Holdings or MWC or any of their respective Subsidiaries; (iii) none of Holdings or MWC or any of their respective Subsidiaries, directly or indirectly, owns, or has agreed to purchase or otherwise acquire, the capital stock or other equity interests of, or any interest convertible into or exchangeable or exercisable for such capital stock or such equity interests, of any corporation, partnership, joint venture or other entity which would be material in value to Holdings; and (iv) there are no voting trusts, proxies or other agreements or understandings to which Holdings or MWC or any of their respective Subsidiaries is a party or, to the knowledge of Holdings or MWC, is bound with respect to the voting of any shares of capital stock or other equity interests of Holdings or MWC or any of their respective Subsidiaries.

                 Section 4.4 Holdings Subsidiaries. The Holdings Disclosure Schedule sets forth a list of each Holdings Subsidiary; its authorized, issued and outstanding capital stock or other equity interests; the percentage of such capital stock or other equity interests owned by Holdings or any Holdings Subsidiary, and the identity of such owner; the capital stock reserved for future issuance pursuant to outstanding options or other agreements; and the identity of all parties to any such option or other agreement. Each Subsidiary of Holdings is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.
     Each Subsidiary of Holdings has all requisite corporate power and authority to carry on its business as it is now being conducted. Each Subsidiary of Holdings is duly qualified as a foreign corporation or organization authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Holdings Material Adverse Effect. All of the outstanding shares of capital stock or other ownership interests in each of Holdings' Subsidiaries have been validly issued, and are fully paid, nonassessable and are owned by Holdings or another Subsidiary of Holdings free and clear of all Liens, and are not subject to preemptive rights created by





     statute, such Subsidiary's respective Certificate of Incorporation or By-laws or equivalent organizational documents or any agreement to which such Subsidiary is a party.

                 Section 4.5  Corporate Authority.

                       (a) Holdings has the requisite corporate power and authority to execute and deliver this Agreement and, subject to the approval of Holdings' stockholders with respect to the Merger, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Holdings and the consummation by Holdings of the transactions contemplated hereby have been duly authorized by its Board of Directors and, except for the approval of Holdings' stockholders with respect to the Merger, no other corporate action on the part of Holdings is necessary to authorize the execution and delivery by Holdings of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Holdings and constitutes a valid and binding agreement of Holdings and is enforceable against Holdings in accordance with its terms, except that
     (i) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defense, and to the discretion of the court before which any proceeding therefor may be brought. The preparation of the Proxy Statement and the Registration Statement to be filed with the SEC has been duly authorized by the Board of Directors of Holdings.

                       (b) Prior to the execution and delivery of this Agreement, the Board of Directors of Holdings (at a meeting duly called and held) has (i) approved this Agreement and the Merger and the other transactions contemplated hereby, (ii) determined that the transactions contemplated hereby are fair to and in the best interests of the holders of Holdings Common Stock and (iii) except as may be required to comply with its fiduciary duties under Applicable Law as advised by counsel, determined to recommend this Agreement, the Merger and the other transactions contemplated hereby to Holdings' stockholders for approval and adoption at the stockholders meeting contemplated by Section 6.5(a) hereof. The affirmative vote of the holders of a majority of the outstanding shares of Holdings Common Stock are the only votes of the holders of any class or series of Holdings' capital stock necessary to approve the Merger.

                 Section 4.6  Compliance with Applicable Law.  Except as
     disclosed in the MWC SEC Documents (as hereinafter defined), (i) each of
     Holdings and its Subsidiaries holds, and is in compliance with the terms of, all permits, licenses, exemptions, orders and approvals of all
     Governmental Entities necessary for the conduct of their respective businesses ("Holdings Permits"), except for failures to hold or to comply with such permits, licenses, exemptions, orders and approvals which would not have a Holdings Material Adverse Effect, (ii) with respect to the
     Holdings permits, no action or proceeding is pending or, to the knowledge of Holdings, threatened and, to the knowledge of Holdings, no fact exists





     or event has occurred that would reasonably be expected to have a Holdings Material Adverse Effect, (iii) the business of Holdings and its Subsidiaries is being conducted in compliance with all Applicable Laws, except for violations or failures to so comply that would not have a Holdings Material Adverse Effect, and (iv) to the knowledge of Holdings, no investigation or review by any Governmental Entity with respect to Holdings or its Subsidiaries is pending or threatened, other than, in each case, those which would not reasonably be likely to have a Holdings Material Adverse Effect.

                 Section 4.7 Non-contravention. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not,
     (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under any Contract applicable to Holdings or any of its Subsidiaries , or result in the creation of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries, (ii)conflict or result in any violation of any provision of the Certificate of Incorporation or By-Laws or other equivalent organizational document, in each case as amended, of Holdings or any of its Subsidiaries, (iii) subject to the governmental filings discussed in clause (i) of Section 4.8, conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Holdings or any of its Subsidiaries or any of their respective properties or assets (except for any national or supranational Antitrust Laws as to which no representation or warranty is being made), other than, in the case of clauses (i) and (iii), any such violations, conflicts, defaults, rights, losses or Liens that, individually or in the aggregate, would not have a Holdings Material Adverse Effect.

                 Section 4.8 Government Approvals; Required Consents. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to Holdings or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Holdings or is necessary for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) except: (i) in connection, or in compliance, with the provisions of the HSR Act, the Securities Act, the Exchange Act, any state securities or "Blue Sky" law and any requirements of any foreign or supranational Antitrust Law, (ii) for the filing of a Certificate of Merger with the Secretary of State of the State of Delaware, (iii) such consents, approvals, authorizations, permits, filings and notifications listed in the Holdings Disclosure Schedule and (iv) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to obtain or make would not, individually or in the aggregate, have a Holdings Material Adverse Effect.

                 Section 4.9 SEC Documents and Other Reports. MWC has filed all documents required to be filed prior to the date hereof by it and its Subsidiaries with the SEC since January 1, 1993 (the "MWC SEC Documents"). As of their respective dates, or if amended as of the date of the last such amendment, the MWC SEC Documents complied, and all





     documents required to be filed by MWC with the SEC after the date hereof and prior to the Effective Time ("Subsequent MWC SEC Documents") will comply, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder and none of the MWC SEC Documents contained, and the Subsequent MWC SEC Documents will not contain, any untrue statement of a material fact or omitted, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, or are to be made, not misleading. The consolidated financial statements of MWC included in the MWC SEC Documents fairly present, and included in the Subsequent MWC SEC Documents will fairly present, the consolidated financial position of MWC and its consolidated Subsidiaries, as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein) in conformity with GAAP (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto). Since September 30, 1995, MWC has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as may be required by GAAP.

                 Section 4.10 Absence of Certain Changes or Events. Except to the extent disclosed in the MWC SEC Documents filed with the SEC prior to the date of this Agreement, since September 30, 1995 Holdings and its Subsidiaries have conducted its businesses and operations in the ordinary and usual course consistent with past practice and there has not occurred
     (i) any event, condition or occurrence having or that would reasonably be expected to have, individually or in the aggregate, a Holdings Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) having or which would reasonably be expected to have, individually or in the aggregate, a Holdings Material Adverse Effect; (iii) any declaration, setting aside or payment of any dividend or distribution of any kind by Holdings or MWC on any class of its capital stock; and (iv) any event during the period from September 30, 1995 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.2 hereof.

                 Section 4.11 Actions and Proceedings. Except as set forth in the MWC SEC Documents, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against Holdings or any of its Subsidiaries, any of their properties, assets or business, or, to the knowledge of Holdings, any of Holdings' or its Subsidiaries' current or former directors or officers or any other person whom Holdings or any of its Subsidiaries has agreed to indemnify, as such, that would reasonably be expected to have, individually or in the aggregate, a Holdings Material Adverse Effect. Except as set forth in the MWC SEC Documents, there are no actions, suits or legal, administrative, regulatory or arbitration proceedings pending or, to the knowledge of Holdings, threatened against Holdings or any of its Subsidiaries, any of their properties, assets or business, or, to the





     knowledge of Holdings, any of Holdings' or its Subsidiaries' current or former directors or officers or any other person whom Holdings or any of its Subsidiaries has agreed to indemnify, as such, that relates to transactions contemplated by this Agreement or would reasonably be expected to have, individually or in the aggregate, a Holdings Material Adverse Effect.

                 Section 4.12 Absence of Undisclosed Liabilities. Except for liabilities or obligations which are (i) accrued or reserved against in Holdings' consolidated financial statements (or reflected in the notes thereto) included in the MWC SEC Documents or (ii) disclosed in the Holdings SEC Documents, neither Holdings nor any of its Subsidiaries has any liabilities or obligations (including, without limitation, Tax liabilities) (whether absolute, accrued, contingent or otherwise) that were required to be set forth on a balance sheet which is prepared in conformance with GAAP, consistently applied, which (either individually or in the aggregate) would reasonably be expected to have a Holdings Material Adverse Effect.

                 Section 4.13 Contracts. Each Contract entered into by Holdings is valid, binding and enforceable and in full force and effect, except where failure to be valid, binding and enforceable and in full force and effect would not reasonably be expected to have a Holdings Material Adverse Effect and there are no defaults thereunder, except those defaults that would not reasonably be expected to have a Holdings Material Adverse Effect. Except as set forth in the MWC SEC Documents, neither Holdings nor any of its Subsidiaries is a party to or bound by any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, Holdings or any such Subsidiary is entitled to conduct all or any material portion of the business of Holdings and its Subsidiaries taken as a whole.

                 Section 4.14  Taxes.  (a) Holdings and each of its
     Subsidiaries has timely filed, or been included in, all material Federal, state, local and foreign income, franchise, sales and other Tax Returns required to be filed by or with respect to Holdings or any of its Subsidiaries; (b) as of the time of filing, all such Tax Returns were true, correct and complete, in all material respects, and correctly reflected in all material respects the facts regarding the income, business, assets, operations, activities and status of Holdings and its Subsidiaries and any other material information required to be shown therein; (c) Holdings and its Subsidiaries have timely paid to the appropriate taxing authority, or have made provision for, all material Taxes shown as due on such Tax Returns with respect to Holdings and any of its Subsidiaries; (d) the unpaid Taxes of Holdings and its Subsidiaries (x) do not, as of the date hereof, materially exceed the reserves for Taxes (other than reserves for deferred Taxes) reflected on the books and records of Holdings and its Subsidiaries and (y) will not materially exceed that reserve as adjusted for operations and transactions through the Effective Time in accordance with GAAP and the past custom and practice of Holdings and its Subsidiaries; (e) neither Holdings nor any of its Subsidiaries has requested any extension of time within which to file or send any Tax Return, which Tax Return has not





     since been filed or sent; (f) no material deficiency for Taxes has been proposed, asserted or assessed against Holdings or any of its Subsidiaries (or any member of any affiliated or combined group of which Holdings or any of its Subsidiaries is or has been a member for which either Holdings or any of its Subsidiaries could be liable) other than those Taxes being contested in good faith by appropriate proceedings and set forth in the Holdings Disclosure Schedule (which shall set forth the nature of the proceeding, the type of return, the deficiencies proposed, asserted or assessed and the amount thereof, and the taxable year in question); (g) to the knowledge of Holdings, no material issue has been raised during the past five years by any federal, state, local or foreign taxing authority which, if raised with regard to any other period not so examined, could reasonably be expected to result in a proposed material deficiency for any other period not so examined; (h) neither Holdings nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any Tax claims other than those being contested in good faith by appropriate proceedings; (i) neither Holdings nor any of its Subsidiaries is subject to liability for Taxes of any person (other than Holdings or its Subsidiaries) including, without limitation, liability arising from the application of U.S. Treasury regulation section 1.1502-6 or any analogous provision of state, local or foreign law; (j) neither Holdings nor any of its Subsidiaries is or has been a party to any tax sharing agreement with any corporation which is not currently a member of the affiliated group of which Holdings is currently a member; (k) neither Holdings nor any of its Subsidiaries is a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; (l) there are no liens for Taxes on any assets of Holdings or of any of its Subsidiaries (other than statutory liens for current Taxes not yet due);
     (m) Holdings and its Subsidiaries have withheld and paid (and until the Effective Time will withhold and pay) all income, social security, unemployment and all other material payroll Taxes required (including, without limitation, pursuant to Sections 1441 and 1442 of the Code or similar provisions under foreign law) to be withheld and paid in connection with amounts paid to any employee, independent contractor, creditor, stockholder or other third party; and (n) neither Holdings nor any of its Subsidiaries has participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code. Neither Holdings nor any of its Subsidiaries has made an election under
     Section 341(f) of the Code.

                 Section 4.15  Title to Properties; Encumbrances.

                       (a)  Except as described in the following sentence,
     each of Holdings and its Subsidiaries has good, valid and, in the case of real property, marketable title to, or a valid leasehold interest in, all of its material properties and assets (real, personal, tangible and intangible), including, without limitation, all such properties and assets reflected in the consolidated balance sheet of MWC and its
     Subsidiaries as of September 30, 1995 included in the MWC SEC Documents
     (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since September 30, 1995), except for such title or interest the failure of which to have would not





     have, individually or in the aggregate, a Holdings Material Adverse Effect. None of such properties or assets are subject to any Liens (whether absolute, accrued, contingent or otherwise), except (i) as set forth in the MWC SEC Documents or (ii) imperfections of title and Liens, if any, which do not materially detract from the value of the property or assets subject thereto and do not materially impair the business or operations of Holdings and its Subsidiaries taken as a whole.

                       (b) Each of Holdings and its Subsidiaries has complied with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect except for failures to comply or be in full force and effect which would not have, individually or in the aggregate, a Holdings Material Adverse Effect.

                 Section 4.16 Intellectual Property. The Holdings Disclosure Schedule, Holdings and its Subsidiaries own or have a valid license to use all inventions, patents, trademarks, service marks, trade names, copyrights, trade secrets, technology and know-how, software and other intellectual property rights (collectively, the "Holdings Intellectual Property") necessary to carry on their respective businesses as currently conducted; and neither Holdings nor any such Subsidiary has received any notice of infringement of or conflict with, and, to Holdings' knowledge, there are no infringements of or conflicts with, the rights of others with respect to the use of any of the Holdings Intellectual Property that, in either such case, has had or would reasonably be expected to have, individually or in the aggregate, a Holdings Material Adverse Effect.

                 Section 4.17 Information in Disclosure Documents and Registration Statement. None of the information supplied or to be supplied by Holdings for inclusion in (i) the Registration Statement or
     (ii) the Proxy Statement will, in the case of the Registration Statement, at the time it becomes effective or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the initial mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of stockholders of Holdings and the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement, as of its effective date, will comply (with respect to information relating to Holdings) as to form in all material respects with the requirements of the Securities Act, and the rules and regulations promulgated thereunder, and as of the date of its initial mailing and as of the date of Holdings' stockholders' meeting, the Proxy Statement will comply (with respect to information relating to Holdings) as to form in all material respects with the applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, Holdings makes no representations with respect to any statement in the foregoing documents based upon information supplied by the Company for inclusion therein.





                 Section 4.18  Employee Benefit Plans; ERISA.

                       (a) The Holdings Disclosure Schedule sets forth a list of each of the bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, arrangement or agreement that is maintained or contributed to, or was maintained or contributed to at any time on or after January 1, 1993, by Holdings or by any trade or business, whether or not incorporated, which together with Holdings would be deemed a "single employer" within the meaning of Section 4001 of ERISA (each, a "Holdings ERISA Affiliate") for the benefit of any employee or former employee of Holdings or any Holdings ERISA Affiliate, whether formal or informal and whether legally binding or not, in connection with which Holdings would have liability (the "Holdings Plans"). Neither Holdings nor any Holdings ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Holdings Plan or modify or change any existing Holdings Plan in a way that would affect any employee or former employee of Holdings or any Holdings ERISA Affiliate.

                       (b) With respect to each of Holdings Plans, Holdings has heretofore delivered or made available to the Company true and complete copies of each of the following documents:

                             (i)  a copy of the Holdings Plan (including
           all amendments thereto);

                             (ii)  a copy of the annual report, if
           required under ERISA, with respect to each such Holdings Plan for the last two years;

                             (iii)  a copy of the actuarial report, if
           required under ERISA, with respect to each such Holdings Plan for the last two years;

                             (iv)  a copy of the most recent Summary
           Plan Description, together with each Summary of Material Modifications, required under ERISA with respect to such Plan, and all material employee communications relating to such Holdings Plan;

                             (v)  if the Holdings Plan is funded through
           a trust or any third party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof;

                             (vi)  all material contracts relating to
           the Holdings Plans with respect to which Holdings or any ERISA Affiliate may have any liability, including, without limitation, insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements; and





                             (vii)  the most recent determination letter
           received from the IRS with respect to each Holdings Plan that is intended to be qualified under Section 401 of the Code.

                       (c) Each of the Holdings Plans that is subject to ERISA is and has been in compliance with ERISA and the Code in all material respects; with respect to each of the Holdings Plans intended to be "qualified" within the meaning of Section 401(a) of the Code either
     (i) Holdings reasonably believes such Plan is so qualified or (ii) Holdings has received a favorable opinion of qualified counsel or received a favorable determination letter from the IRS with respect to such qualification; no Holdings Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code; neither Holdings nor any Holdings ERISA Affiliate has incurred, directly or indirectly, any material liability (including any material contingent liability) to or on account of a Holdings Plan pursuant to Title IV of ERISA; no proceedings have been instituted to terminate any Holdings Plan that is subject to Title IV of ERISA; no "reportable event," as such term is defined in Section 4043(b) of ERISA for which the 30 day reporting requirement has not been waived, has occurred with respect to any Holdings Plan; and no condition exists that presents a material risk to Holdings or any Holdings ERISA Affiliate of incurring a liability to the IRS, the PBGC or to any multiemployer plan (as defined in Section 3(37) of ERISA) other than payment of premiums pursuant to Title IV of ERISA.

                       (d) The current value of the assets of each of the Holdings Plans that are subject to Title IV of ERISA, based upon the actuarial assumptions (to the extent reasonable) presently used for funding purposes in the most recent actuarial report prepared by such Holdings Plan's actuary with respect to such Holdings Plan, exceeds the present value of the accrued benefits under each such Holdings Plan; no Holdings Plan is a multiemployer pension plan (within the meaning of Section 4001(a)(3) of ERISA); no Holdings Plan is a multiple employer plan as defined in Section 413 of the Code; and all material contributions or other amounts payable by Holdings as of the Effective Time with respect to each Holdings Plan in respect of current or prior plan years have been either paid or accrued on the balance sheet of Holdings. To the knowledge of Holdings, there are no material pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Holdings Plans or any trusts related thereto.

                       (e) Neither Holdings nor any Holdings ERISA Affiliate, nor any Holdings Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which Holdings or any Holdings ERISA Affiliate, any Holdings Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Holdings Plan or any such trust could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code which would result in a material liability to Holdings. No Holdings Plan provides death or medical benefits (whether or not insured), with respect to current or former employees of Holdings or any Holdings ERISA Affiliate beyond their retirement or other termination of service other than (i)





     coverage mandated by Applicable Law or (ii) death benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA).

                 Section 4.19  Environmental Matters.

                       (a) Holdings and its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by Holdings and its Subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except for failures to comply which would not have, individually or in the aggregate, a Holdings Material Adverse Effect. Neither Holdings nor any of its Subsidiaries has received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that Holdings or any of its Subsidiaries is not in such compliance, and there are no past or present (or to the knowledge of Holdings, future) actions, activities, circumstances conditions, events or incidents that may prevent or interfere with such compliance in the future. All Permits and other governmental authorizations currently held by Holdings and its Subsidiaries pursuant to applicable Environmental Laws are identified in the Holdings Disclosure Schedule.

                       (b) No transfers of permits or other governmental authorizations under Environmental Laws, and no additional permits or other governmental authorizations under Environmental Laws, will be required to permit the Surviving Corporation to conduct its business in full compliance with all applicable Environmental Laws immediately following the Closing Date, as conducted by Holdings and its Subsidiaries immediately prior to the Closing Date. To the extent that such transfers or additional permits and other governmental authorizations are required, Holdings and its Subsidiaries agree to cooperate with the Company to effect such transfers and obtain such permits and other governmental authorizations prior to the Closing Date, to the extent practicable and to the extent that such permits and governmental authorizations may be transferred or obtained pursuant to Applicable Law or regulation prior to the Closing Date; provided, however, that transferring or obtaining such permits and other governmental authorizations prior to the Closing Date shall not be a condition to Closing.

                       (c) There is no Environmental Claim pending or, to the knowledge of Holdings, threatened against Holdings or any of its Subsidiaries or, to the knowledge of Holdings, against any person or entity whose liability for any Environmental Claim Holdings or any of its Subsidiaries have or may have retained or assumed either contractually or by operation of law which would reasonably be expected to have, individually or in the aggregate, a Holdings Material Adverse Effect.

                       (d)  To the knowledge of Holdings there are no past or
     present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release, emission, discharge, presence or disposal of any Hazardous Material which could form the basis of any Environmental Claim against Holdings or any of its





     Subsidiaries, or to the knowledge of Holdings, against any person or entity whose liability for any Environmental Claim Holdings or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law which would reasonably be expected to have, individually or in the aggregate, a Holdings Material Adverse Effect.

                       (e) Holdings and its Subsidiaries have not, and to the knowledge of Holdings, no other person has placed, stored, deposited, discharged, buried, dumped or disposed of Hazardous Materials or any other wastes produced by, or resulting from, any business, commercial or industrial activities, operations or processes, on, beneath or adjacent to any property currently or formerly owned, operated or leased by Holdings or any of its Subsidiaries, except for inventories of such substances to be used, and wastes generated therefrom, in the ordinary course of business of Holdings and its Subsidiaries (which inventories and wastes, if any, were and are stored or disposed of in accordance with applicable Environmental Laws and in a manner such that there has been no Release of any such substances into the indoor or outdoor environment), except where Holdings and its Subsidiaries have failed to comply with Environmental Laws applicable to the above matters or have failed to store such inventories and wastes in a manner described above and such failures would not have, individually or in the aggregate, a Holdings Material Adverse Effect.

                       (f) Holdings has delivered or otherwise made available for inspection to the Company true, complete and correct copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by Holdings or any of its Subsidiaries pertaining to Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by Holdings or any of its Subsidiaries, or regarding Holdings' or any of its Subsidiaries' compliance with applicable Environmental Laws.

                       (g) Without in any way limiting the generality of the foregoing, any properties currently owned, operated or leased by Holdings and its Subsidiaries do not, to the knowledge of Holdings, contain any: underground storage tanks; asbestos; PCBs; underground injection wells; radioactive materials; or septic tanks or waste disposal pits in which process wastewater or any Hazardous Materials have been discharged or disposed.

                 Section 4.20  Labor Matters.  Except as disclosed in the MWC
     SEC Documents, neither Holdings nor any of its Subsidiaries has any labor contracts, collective bargaining agreements or material employment or consulting agreements with any persons employed by Holdings or any persons otherwise performing services primarily for Holdings or any of its Subsidiaries (the "Holdings Business Personnel"). Neither Holdings nor any of its Subsidiaries has engaged in any unfair labor practice with respect to Holdings Business Personnel, and there is no unfair labor practice complaint pending or, to the knowledge of Holdings, threatened, against Holdings or any of its Subsidiaries with respect to Holdings
     Business Personnel which, in either such case, would reasonably be expected to have, individually or in the aggregate, a Holdings Material Adverse Effect. Except as set forth in the MWC SEC Documents, there is





     no labor strike, dispute, slowdown or stoppage pending or, to the knowledge of Holdings, threatened against Holdings or any of its Subsidiaries, and neither Holdings nor any of its Subsidiaries has experienced any primary work stoppage or other material labor difficulty involving its employees during the last three years, except for any of the foregoing which would not have a Holdings Material Adverse Effect.

                 Section 4.21 Affiliate Transactions. Except as set forth or as disclosed in the MWC SEC Documents or as contemplated by the transactions contemplated hereby, there are no material Contracts or other transactions between Holdings or any of its Subsidiaries, on the one hand, and any (i) officer or director of Holdings or any of its Subsidiaries, (ii) record or beneficial owner of five percent or more of the voting securities of Holdings or (iii) affiliate (as such term is defined in Regulation 12b-2 promulgated under the Exchange Act) of any such officer, director or beneficial owner, on the other hand.

                 Section 4.22  Financing.

                       (a) Holdings and the Company have previously received a letter from Canadian Imperial Bank of Commerce and Merrill Lynch Capital Corporation (the "Bank Commitment Letter") confirming their commitment, subject to the terms and conditions thereof, to lend up to $645 million to the Company. The proceeds from the financing pursuant to the Bank Commitment Letter may be used by the Company for purposes of, among other things, consummating the Merger and the transactions contemplated hereby, refinancing outstanding indebtedness of Holdings and the Company and providing working capital to the Company. Holdings and the Company have received Subscription Agreements (together with the Bank Commitment Letter, the "Financing Commitments") providing for subscriptions, subject to the terms and conditions thereof, to purchase an aggregate of 200,000 shares of Company Preferred Stock and warrants to purchase 150,000 shares of New Company Common Stock for an aggregate subscription price of $200 million. A true and complete copy of the Financing Commitments have been delivered to the Company.

                       (b) At the Effective Time, the borrowings available to the Company pursuant to the Bank Commitment Letter, together with the amounts subscribed to purchase Company Preferred Stock pursuant to the Subscription Agreements and $200 million of subordinated indebtedness (the "Subordinated Debt") to be issued by the Company in a public offering or private placement, will be sufficient to consummate the Merger and the transactions contemplated hereby on the terms contemplated hereby and to pay all expenses to be incurred by Holdings and the Company in connection with the transactions contemplated by this Agreement. Nothing contained herein shall preclude Holdings from causing the Company to (i) incur an additional $50 million of senior debt or subordinated debt or (ii) substitute an equal amount of senior debt for subordinated debt or subordinated debt for senior debt if to do so, in Holdings' reasonable judgement, would be in the best interests of the Company and Holdings.

                       (c) As of the date hereof, Holdings, based on conditions that are now prevailing and that have been brought to





     Holdings' attention, knows of no circumstance or condition that it expects will prevent the availability at the Closing of the requisite financing to consummate the transactions contemplated by this Agreement on the terms set forth herein, as provided in the Financing Commitments. In the event any or all of the borrowings or amounts subscribed pursuant to the Financing Commitments or to be made available pursuant to the Subordinated Debt are unavailable for any reason in amounts sufficient to permit consummation of the Merger under the terms of this Agreement, Holdings will use its best efforts to obtain replacement financing from alternative sources on terms and conditions that are commercially reasonable.

                 Section 4.23 Brokers. No broker, finder or financial adviser is entitled to any brokerage, finder's or other fee or commission from the Company or Holdings in connection with the transactions contemplated by this Agreement.

                 Section 4.24 Holdings Not an Interested Stockholder. As of the date of this Agreement, neither Holdings nor any of its affiliates is an "Interested Stockholder" of the Company as such term is defined in
     Section 203 of the DGCL.


                                     ARTICLE V

                      CONDUCT OF BUSINESS PENDING THE MERGER

                 Section 5.1 Conduct of Business by the Company Pending the Merger. Prior to the Effective Time, unless Holdings shall otherwise agree in writing (which agreement shall not be unreasonably withheld and shall be deemed made if given by the Chief Executive Officer or any director of Holdings), or as otherwise expressly contemplated by this Agreement, including, without limitation, Article III hereof, or as set forth in Section 5.1 of the Company Disclosure Schedule, the Company shall conduct, and cause each of its Subsidiaries to conduct, its business only in the ordinary and usual course consistent with past practice, and the Company shall use, and cause each of its Subsidiaries to use, its reasonable best efforts to preserve intact the present business organization, keep available the services of its present officers and key employees, and preserve their existing business relationships. Without limiting the generality of the foregoing, unless Holdings shall otherwise agree in writing (which agreement shall not be unreasonably withheld and shall be deemed made if given by the Chief Executive Officer or any director of Holdings), or as otherwise expressly contemplated by this Agreement, including, without limitation,
     Article III hereof, or as set forth in Section 5.1 of the Company Disclosure Schedule, prior to the Effective Time the Company shall not, nor shall it permit any of its Subsidiaries to:

                       (a)(i)  amend its Certificate of Incorporation, as
     amended, By-Laws or other organizational documents, (ii) split, combine or reclassify any shares of its outstanding capital stock, (iii) declare, set aside or pay any dividend (other than its normal quarterly cash dividend not exceeding $.015 per share) or other distribution payable in





     cash, stock or property, or (iv) directly or indirectly redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of its Subsidiaries (except to the extent required by Applicable Law with respect to director's qualifying shares);

                       (b) authorize for issuance, issue (except upon the exercise of outstanding stock options) or sell or agree to issue or sell any shares of, or rights to acquire or convertible into any shares of, its capital stock or shares of the capital stock of any of its Subsidiaries (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for the granting of options pursuant to the Company's 1992 Stock Incentive Plan, as in effect on the date hereof, to current or new employees in the ordinary course of business and consistent with past practice;

                       (c) (i) merge, combine or consolidate with another entity, (ii) acquire or purchase an equity interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquire any assets outside the ordinary course of business and consistent with past practice or otherwise enter into any material contract, commitment or transaction outside the ordinary course of business and consistent with past practice or (iii) sell, lease, license, waive, release, transfer, encumber or otherwise dispose of any of its material assets outside the ordinary course of business and consistent with past practice;

                       (d) (i) incur, assume or prepay any material indebtedness or any other material liabilities other than in each case in the ordinary course of business and consistent with past practice, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person other than a Subsidiary of the Company, in each case other than in the ordinary course of business and consistent with past practice or (iii) make any loans, advances or capital contributions to, or investments in, any other person, other than to any Subsidiary of the Company;

                       (e) pay, satisfy, discharge or settle any material claim, liabilities or obligations (absolute, accrued, contingent or otherwise), other than in the ordinary course of business and consistent with past practice or pursuant to mandatory terms of any Company Contract in effect on the date hereof;

                       (f) modify or amend, or waive any benefit of, any non-competition agreement to which the Company or any of its Subsidiaries is a party;

                       (g) authorize or make capital expenditures in excess of $2,000,000 individually, or in excess of $5,000,000 in the aggregate, except with respect to those already committed or those included in the Company's 1996 budget as previously provided to Holdings;





                       (h) permit any insurance policy naming the Company or any Subsidiary of the Company as a beneficiary or a loss payee to be cancelled or terminated other than in the ordinary course of business;

                       (i) (i) adopt, enter into, terminate or amend in any material respect (except as may be required by Applicable Law) any plan for the current or future benefit or welfare of any director or officer,
     (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases in salaried compensation and bonuses and payment of bonuses, in each case in the ordinary course of business and consistent with past practice or as otherwise approved by the Compensation Committee of the Company's Board of Directors in an aggregate amount not in excess of the amount set forth in Section 5.1 the Company Disclosure Schedule) or (iii) take any action to fund or in any other way secure, or to accelerate or otherwise remove restrictions with respect to, the payment of compensation or benefits under any employee plan, agreement, contract, arrangement or other Company Plan other than in the ordinary course of business;

                       (j) make any material change in its accounting or tax policies or procedures, except as required by law or to comply with GAAP; or

                       (k) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

                 Section 5.2 Conduct of Business by Holdings Pending the Merger. Prior to the Effective Time, unless the Company shall otherwise agree in writing (which agreement shall not be unreasonably withheld and shall be deemed made if given by the Chief Executive Officer of the Company), or as otherwise expressly contemplated by this Agreement, including, without limitation, Article III hereof, or as set forth in
     Section 5.2 of the Holdings Disclosure Schedule, Holdings shall conduct, and cause each of its Subsidiaries to conduct, its business only in the ordinary and usual course consistent with past practice, and Holdings shall use, and cause each of its Subsidiaries to use, its reasonable best efforts to preserve intact the present business organization, keep available the services of its present officers and key employees, and preserve their existing business relationships. Without limiting the generality of the foregoing, unless the Company shall otherwise agree in writing (which agreement shall not be unreasonably withheld and shall be deemed made if given by the Chief Executive Officer of the Company), or as otherwise expressly contemplated by this Agreement, including, without limitation, Article III hereof, or as set forth in Section 5.2 of the Holdings Disclosure Schedule, prior to the Effective Time Holdings shall not, nor shall it permit any of its Subsidiaries to:

                       (a)(i)  amend its Certificate of Incorporation, as
     amended, By-Laws or other organizational documents, (ii) split, combine or reclassify any shares of its outstanding capital stock, (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or (iv) directly or indirectly redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of





     any of its Subsidiaries (except to the extent required by Applicable Law with respect to redeeming director's qualifying shares);

                       (b) authorize for issuance, issue (except upon the exercise of outstanding stock options) or sell or agree to issue or sell any shares of, or rights to acquire or convertible into any shares of, its capital stock or shares of the capital stock of any of its Subsidiaries (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise);

                       (c) (i) merge, combine or consolidate with another entity, (ii) acquire or purchase an equity interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquire any assets outside the ordinary course of business and consistent with past practice or otherwise enter into any material contract, commitment or transaction outside the ordinary course of business and consistent with past practice or (iii) sell, lease, license, waive, release, transfer, encumber or otherwise dispose of any of its material assets outside the ordinary course of business and consistent with past practice;

                       (d) (i) incur, assume or prepay any material indebtedness or any other material liabilities other than in each case in the ordinary course of business and consistent with past practice, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person other than a Subsidiary of Holdings, in each case other than in the ordinary course of business and consistent with past practice or
     (iii) make any loans, advances or capital contributions to, or investments in, any other person, other than to any Subsidiary of Holdings;

                       (e) pay, satisfy, discharge or settle any material claim, liabilities or obligations (absolute, accrued, contingent or otherwise), other than in the ordinary course of business and consistent with past practice or pursuant to mandatory terms of any Holdings Contract in effect on the date hereof;

                       (f) modify or amend, or waive any benefit of, any non-competition agreement to which Holdings or any of its Subsidiaries is a party;

                       (g) authorize or make capital expenditures in excess of $2,000,000 individually, or in excess of $5,000,000 in the aggregate, except with respect to those already committed or those included in Holdings' 1996 budget as previously provided to the Company;

                       (h) permit any insurance policy naming Holdings or any Subsidiary of Holdings as a beneficiary or a loss payee to be cancelled or terminated other than in the ordinary course of business;

                       (i)  (i)  adopt, enter into, terminate or amend in any
     material respect (except as may be required by Applicable Law) any plan for the current or future benefit or welfare of any director or officer,





     (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases in salaried compensation and bonuses and payment of bonuses, in each case in the ordinary course of business and consistent with past practice or as otherwise approved by the Compensation Committee of Holdings' Board of Directors in an aggregate amount not in excess of the amount set forth in Section 5.2 the Holdings Disclosure Schedule) or
     (iii) take any action to fund or in any other way secure, or to accelerate or otherwise remove restrictions with respect to, the payment of compensation or benefits under any employee plan, agreement, contract, arrangement or other Holdings Plan other than in the ordinary course of business;

                       (j) make any material change in its accounting or tax policies or procedures, except as required by law or to comply with GAAP; or

                       (k) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.


                                    ARTICLE VI

                               ADDITIONAL AGREEMENTS

                 Section 6.1 Access and Information. Each party hereto shall (and shall cause its Subsidiaries and its and their respective officers, directors, employees, auditors and agents to) afford to the other party and to such other party's officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives (except to the extent not permitted under Applicable Law as advised by counsel and except as may be limited by any confidentiality obligation contained in any contract with a third party) reasonable access during normal business hours throughout the period prior to the Effective Time to all of its books and records and its properties, plants and personnel and, during such period, shall furnish promptly to the other party a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws. Unless otherwise required by law, each party hereto agrees that it shall hold in confidence all non-public information so acquired in accordance with the terms of the confidentiality agreements between the Company and Holdings, dated November 9, 1995 and between JLL and the Company dated October 27, 1995.

                 Section 6.2  No Solicitation.

                       (a) Prior to the Effective Time, the Company agrees that neither it, any of its respective Subsidiaries or affiliates, nor any of the respective directors, officers, employees, agents or representatives of the foregoing, will, directly or indirectly, (i) solicit or initiate (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving the Company or any Subsidiary of the Company or the acquisition of all or any significant part of the assets or capital stock of the





     Company or any Subsidiary of the Company (an "Acquisition Transaction") or (ii) negotiate, explore or otherwise engage in discussions with any person (other than Holdings and its representatives) with respect to any Acquisition Transaction, or which may reasonably be expected to lead to a proposal for an Acquisition Transaction or enter into any agreement, arrangement or understanding with respect to any such Acquisition Transaction or which would require it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement; provided, however, that, the Company may, in response to an unsolicited written proposal from a third party regarding a Superior Proposal (as hereinafter defined), furnish information to, negotiate or otherwise engage in discussions with such third party, if the Board of Directors of the Company determines in good faith, after consultation with its financial advisors and based upon the advice of outside counsel that such action is required for the Board of Directors to comply with its fiduciary duties under Applicable Law.

                       (b) Except as may be required pursuant to the fiduciary duties of the Company's Board of Directors under Applicable Law, the Company agrees that, as of the date hereof, it, its Subsidiaries and affiliates, and the respective directors, officers, employees, agents and representatives of the foregoing, shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person (other than Holdings and its representatives) conducted heretofore with respect to any Acquisition Transaction. The Company agrees to promptly advise Holdings of any inquiries or proposals received by, any such information requested from, or any negotiations or discussions sought to be initiated or continued with, the Company, its Subsidiaries or affiliates, or any of the respective directors, officers, employees, agents or representatives of the foregoing, in each case from a person (other than Holdings and its representatives) with respect to an Acquisition Transaction, and the terms thereof, including the identity of such third party and the general terms of any financing arrangement or commitment in connection with such Acquisition Transaction, and, except as may otherwise be required pursuant to the fiduciary duties of the Company's Board of Directors under Applicable Law, to update on an ongoing basis or upon Holdings' reasonable request, the status thereof, as well as any actions taken or other developments pursuant to this
     Section 6.2. As used herein, "Superior Proposal" means a bona fide, written and unsolicited proposal or offer made by any person (or group) (other than Holdings or any of its Subsidiaries) with respect to an Acquisition Transaction (i) on terms which the Board of Directors of the Company determines in good faith, and in the exercise of reasonable judgment (based on the advice of independent financial advisors and legal counsel), to be more favorable to the Company and its stockholders than the transactions contemplated hereby (including taking into account the financing thereof).

                 Section 6.3 Third-Party Standstill Agreements. During the period from the date of this Agreement through the Effective Time, except to the extent the Board of Directors of the Company determines in good faith in consultation with outside counsel, that such action is required for the Board of Directors to comply with its fiduciary duties under Applicable Law, the Company shall not terminate, amend, modify or waive





     any provision of any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party.

                 Section 6.4 Registration Statement. As promptly as practicable, Holdings and the Company shall in consultation with each other prepare and file with the SEC the Proxy Statement in preliminary form. Each of the Company and Holdings shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC and the Registration Statement declared effective as soon as practicable. The Company shall furnish Holdings with all information concerning the Company and the holders of its capital stock and shall take such other action Holdings may reasonably request in connection with the Registration Statement and the issuance of shares of New Company Common Stock. If at any time prior to the Effective Time any event or circumstance relating to the Company, any Subsidiary of the Company or Holdings, any of their respective Subsidiaries, or their respective officers or directors, should be discovered by such party which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, such party shall promptly inform the other thereof and take appropriate action in respect thereof.

                 Section 6.5  Proxy Statements; Stockholder Approvals.

                       (a) The Company, acting through its Board of Directors, shall, subject to and in accordance with Applicable Law and its Certificate of Incorporation, as amended, and its By-Laws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective a meeting of the holders of Company Common Stock for the purpose of voting to approve and adopt this Agreement and the transactions contemplated hereby, and, (i) except as required to comply with the fiduciary duties of the Board of Directors as advised by outside counsel, recommend approval and adoption of this Agreement and the transactions contemplated hereby, by the stockholders of the Company and include in the Proxy Statement such recommendation and (ii) except as required to comply with the fiduciary duties of the Board of Directors as advised by outside counsel, take all reasonable action to solicit and obtain such approval. Holdings, acting through its Board of Directors, shall, subject to and in accordance with Applicable Law and its Certificate of Incorporation, as amended, and its By-Laws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective a meeting of the holders of Holdings Common Stock for the purpose of voting to approve and adopt this Agreement and the transactions contemplated hereby, and, (i) except as required to comply with the fiduciary duties of the Board of Directors of Holdings as advised by outside counsel, recommend approval and adoption of this Agreement and the transactions contemplated hereby, by the stockholders of Holdings and include in the Proxy Statement such recommendation and
     (ii) except as required to comply with the fiduciary duties of the Board of Directors of Holdings as advised by outside counsel, take all reasonable action to solicit and obtain such approval.





                       (b) Each of Holdings and the Company, as promptly as practicable (or with such other timing as they mutually agree), shall cause the definitive Proxy Statement to be mailed to their respective stockholders.

                 Section 6.6  Compliance with the Securities Act.

                       (a) At least 30 days prior to the Effective Time, the Company shall cause to be delivered to Holdings a list identifying all persons who are "Affiliates" as that term is used in paragraphs (c) and
     (d) of Rule 145 under the Securities Act (such person with respect to any party hereto, collectively the "Affiliates") of the Company.

                       (b) The Company shall use its reasonable best efforts to cause each person who is identified as one of its Affiliates in its list referred to in Section 6.6(a) above to deliver to Holdings, at least 10 days prior to the Effective Time, a written agreement, in the form attached hereto as Exhibit J.

                       (c) At least 30 days prior to the Effective Time, Holdings shall cause to be delivered to the Company a list identifying all persons who are Affiliates of Holdings.

                       (d) Holdings shall use its reasonable best efforts to cause each person who is identified as one of its Affiliates in its list referred to in Section 6.6(c) above to deliver to the Company, at least 10 days prior to the Effective Time, a written agreement, in the form attached hereto as Exhibit K.

                 Section 6.7  Reasonable Best Efforts.

                       (a) Subject to the terms and conditions herein provided and applicable legal requirements, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, consistent with the fiduciary duties of its Board of Directors, and to assist and cooperate with the other parties hereto in doing, as promptly as practicable, all things necessary, proper or advisable under applicable laws and regulations to ensure that the conditions set forth in Article VII are satisfied and to consummate and make effective the transactions contemplated by this Agreement.

                       (b) Each of the parties will use its reasonable best efforts to obtain as promptly as practicable all consents, waivers, approvals, authorizations or permits of, or registration or filing with or notification to (any of the foregoing being a "Consent"), of any Governmental Entity or any other person required in connection with, and waivers of any violations, defaults or breaches that may be caused by, the consummation of the transactions contemplated by this Agreement.

                       (c)  In furtherance and not in limitation of the
     foregoing, Holdings shall use its best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any antitrust, competition or trade





     regulatory laws, rules or regulations of any domestic or foreign government or governmental authority or any multinational authority ("Antitrust Laws"); provided, however, that neither Holdings nor the Company shall be required to dispose of any assets, or commit to any divestiture transaction, which in Holdings' reasonable judgment would reasonably be expected to cause a material adverse effect on the business, results of operations or financial condition of the Company and Holdings and their respective Subsidiaries taken as a whole or materially limit the ability of the Surviving Corporation to operate its business following the Closing.

                       (d) Each party hereto shall promptly inform the other of any material communication from the United States Federal Trade Commission, the Department of Justice, the European Economic Area or any other Governmental Entity regarding any of the transactions contemplated by this Agreement. If any party or any affiliate thereof receives a request for additional information or documentary material from any such government or authority with respect to the transactions contemplated by this Agreement, then such party will cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Holdings will advise the Company promptly in respect of any understandings, undertakings or agreements (oral or written) which Holdings proposes to make or enter into with the Federal Trade Commission, the Department of Justice, the European Economic Area or any other Governmental Entity in connection with the transactions contemplated by this Agreement.

                       (e) From and after the date of this Agreement, and through the Effective Time, the Company and Holdings shall cause their respective employees, accountants, counsel and other representatives to reasonably cooperate with each other and the employees, accountants, counsel and other representatives in carrying out the transactions contemplated in this Agreement and in delivering all documents and instruments deemed reasonably necessary by Holdings (including providing standard accountants' "comfort" letters and legal opinions and otherwise cooperating and assisting in satisfying the conditions to the Financing Commitments and assisting with the syndication or marketing of the financing contemplated thereby) and taking all other actions reasonably necessary in connection with the issuance of the Subordinated Debt.

                 Section 6.8  Employee Benefits.  Holdings agrees to cause the
     Surviving Corporation and its Subsidiaries to honor and assume, and the
     Surviving Corporation agrees to honor and assume, the Company's employee benefit plans and employee programs, arrangements and agreements listed in the Company Disclosure Schedule, copies of which have previously been made available to Holdings.  Nothing in this Agreement shall prohibit
     Holdings, the Surviving Corporation or its Subsidiaries from amending or terminating any such plan, program, arrangement or agreement at any time in accordance with Applicable Law (except as to benefits already vested thereunder) and subject to the terms of such plans, programs or arrangements or other agreements between the Company and its employees;
     provided, however, that any such amendment or termination prior to the first anniversary of the Closing Date shall not result in employee benefit plans and employee programs, arrangements and agreements for the





     benefit of the employees of the Surviving Corporation which are less favorable, in the aggregate, than the Company's employee benefit plans and employee programs, arrangements and agreements listed in the Company Disclosure Schedule. The Surviving Corporation shall honor the terms of, and assume, the severance agreements, dated as of November 6, 1995, between the Company and twelve officers of the Company.

                 Section 6.9 Public Announcements. Each of Holdings and the Company agrees that, except as may be required by Applicable Law as advised by counsel, it will not issue any press release or otherwise make any public statement with respect to this Agreement (including the Exhibits hereto) or the transactions contemplated hereby (or thereby) without having consulted the other party.

                 Section 6.10 Directors' and Officers' Indemnification and Insurance.

                       (a) Holdings and the Company agree that all rights to indemnification now existing in favor of any employee, agent, director or officer of the Company and its Subsidiaries (the "Indemnified Parties") as provided in their respective charters or by-laws, or in an agreement between an Indemnified Party and the Company or one of its Subsidiaries set forth in Section 6.10 of the Company Disclosure Schedule shall survive the Merger and shall continue in full force and effect for a period of eight years from the Effective Time; provided that in the event any claim or claims are asserted or made within such eight-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims. The Surviving Corporation shall agree to indemnify all Indemnified Parties to the fullest extent permitted by Applicable Law with respect to all acts and omissions arising out of such individuals' services as officers, directors, employees or agents of the Company or any of its subsidiaries or as trustees or fiduciaries of any plan for the benefit of employees, or otherwise on behalf of, the Company or any of its Subsidiaries, occurring prior to the Effective Time including, without limitation, the transactions contemplated by this Agreement. Without limitation of the foregoing, in the event any such Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter, including, without limitation, the transactions contemplated by this Agreement, occurring prior to, and including, the Effective Time, the Surviving Corporation will pay as incurred such Indemnified Party's legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith so long as such party shall enter into an undertaking with the Surviving Corporation to reimburse the Surviving Corporation, to the extent required by Applicable Law, for all amounts advanced if a court of competent jurisdiction shall ultimately determine that indemnification of such officer or director is prohibited by Applicable Law. The Surviving Corporation shall pay all expenses, including reasonable attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 6.10.

                       (b) Holdings agrees that the Company, and from and after the Effective Time, the Surviving Corporation shall cause to be





     maintained in effect for three years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company; provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the Indemnified Parties and provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; and provided, further, that the Surviving Corporation shall not be required to pay an annual premium in excess of 200% of the last annual premium paid by the Company prior to the date hereof (which premium is disclosed in Section 6.10 of the Company Disclosure Schedule) and if the Surviving Corporation is unable to obtain the insurance required by this
     Section 6.11(b) it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

                                 Section 6.11  Expenses.  Except as otherwise
     set forth in
     Section 8.2(b), each party hereto shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby, except that (a) Holdings shall be responsible for any commitment fees (and any related costs, expenses and reimbursements) required to be paid pursuant to the Bank Commitment Letter and (b) the Company shall pay all SEC filing fees, printing and mailing costs for the Registration Statement, Proxy Statement and the registration statement to be filed in connection with the Subordinated Debt, and all other filing fees incurred in connection with this Agreement and the transactions contemplated hereby (but not more than $90,000 relating to filing fees under the HSR
     Act); provided, however, that, upon consummation of the Merger, the Surviving Corporation will reimburse Holdings, its Affiliates and the third party investors who have entered into Subscription Agreements for all unreimbursed and documented costs and expenses.

                 Section 6.12 Listing Application. The Company and Holdings shall each use its reasonable best efforts to cause the shares of New Company Common Stock to be issued pursuant to this Agreement in the Merger to be listed for trading on the NYSE.

                 Section 6.13 Supplemental Disclosure. The Company shall give prompt notice to Holdings, and Holdings shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (ii) any failure of the Company or Holdings, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.13 shall not have any effect for the purpose of determining the satisfaction of the conditions set forth in Article VII of this Agreement or otherwise limit or affect the remedies available hereunder to any party.

                 Section 6.14 Holdings' Stockholders Agreement. Holdings shall use its best efforts to cause the current Stockholders Agreement, dated as of November 7, 1995, among the stockholders of Holdings to be





     terminated by all of the parties thereto on or prior to the Effective
     Time.

                 Section 6.15  Obligations Upon Exercise of Stock Option
     Agreement.

                 (a) In the event that Holdings exercises its right to purchase Shares from K-H pursuant to the Stock Option Agreement, Holdings agrees, and in the event of the assignment by Holdings of any of its rights under the Stock Option Agreement, Holdings will cause any assignee thereof to agree, that: (i) it will, within one year from the date of the purchase of the Shares pursuant to the Stock Option Agreement (the "Purchase"), commence an offer pursuant to Section 13(e)(4) or 14(d) of the Exchange Act (the "Offer") to purchase all of the then outstanding Shares not owned by Holdings for consideration with a fair market value of not less than $32 per share and will consummate such offer within 60 days from the date of commencement thereof; (ii) neither Holdings nor any of its Affiliates will acquire (or propose to acquire other than pursuant to clause (i) above) beneficial ownership (as the term "beneficial ownership" is used in Rule 13d-3 under the Exchange Act) of any additional Shares (and shall dispose of any other Shares beneficially owned by Holdings or its Affiliates other than the Shares acquired pursuant to the Purchase) unless and until it has consummated the Offer and purchased all Shares validly tendered pursuant thereto; and (iii) in the event that (x) the Offer is not commenced and consummated within 425 days following the Purchase and (y) the Company increases the Board of Directors by two members and appoints one designee of Holdings to the Company's Board of Directors (provided, that in no event will Holdings or its Affiliates have more than one representative on the Company's Board of Directors if the event in clause (x) above occurs), Holdings will, for the 365-day period following the 425-day period referred to above (the "Standstill Period"), (I) vote all of its Shares in favor of any transaction proposed by the Company's Board of Directors pursuant to which each stockholder of the Company will receive consideration with a fair market value of not less than $32 per Share (as adjusted for any stock splits, stock dividends, reclassifications or the like occurring after the date hereof) (an "Alternative Transaction"), (II) cooperate with the Company in connection with any Alternative Transaction and (III) not influence or control or seek or propose to influence or control the management or the policies of the Company (other than through its designee on the Board of Directors) or seek to obtain additional representation on the Board of Directors of the Company, or solicit, or participate in the solicitation of, any proxies or consents with respect to any securities of the Company, or make any public announcement with respect to any of the foregoing or request permission to do any of the foregoing.

                 (b) The Company agrees that in the event that an Alternative Transaction is not consummated during the Standstill Period, upon the expiration of the Standstill Period, all restrictions on Holdings and its Affiliates pursuant to this Section 6.15 shall automatically terminate and be of no further force or effect.





                                    ARTICLE VII

                     CONDITIONS TO CONSUMMATION OF THE MERGER

                 Section 7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

                       (a) Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote (as described in Section 6.6) of the stockholders of Holdings and the Company in accordance with Applicable Law.

                       (b) HSR and Other Antitrust Approvals. The waiting periods (and any extension thereof) applicable to the consummation of the Merger and the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

                       (c) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC.

                       (d) No Injunction. No Governmental Entity having jurisdiction over the Company or Holdings, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or the Stock Option Agreement illegal or otherwise prohibiting consummation of the Merger.

                       (e) Litigation. There shall not have been instituted or be pending any suit, action or proceeding by any Governmental Entity as a result of this Agreement or any of the transactions contemplated hereby which questions the validity or legality of the transactions contemplated by this Agreement or the Stock Option Agreement.

                       (f) Financing. The Company shall have obtained, pursuant to the Financing Commitments or otherwise, the funds necessary to consummate the transactions contemplated by this Agreement on the terms set forth herein, except this condition shall not be applicable to Holdings with respect to any portion of the Financing Commitment represented by the Subscription Agreements if any party to a Subscription Agreement shall be in breach of its commitment with respect to the portion of the Financing that such party shall have committed to provide.

                       (g) Solvency Opinion. Holdings and the Company shall have received a solvency opinion, in form and substance reasonably satisfactory to Holdings and the Company, from a nationally recognized investment banking or valuation firm, with respect to the solvency of the Surviving Corporation after giving effect to the Merger and the transactions contemplated by this Agreement.





                 Section 7.2 Conditions to Obligations of Holdings to Effect the Merger. The obligations of Holdings to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived in writing by Holdings:

                       (a)  Representations and Warranties.  The
     representations and warranties of the Company that are qualified with reference to a Company Material Adverse Effect shall be true and correct and the representations and warranties that are not so qualified shall be true and correct except where the failure to be true and correct would not have a Company Material Adverse Effect, in each case as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the Effective Time as though made at and as of the Effective Time, and Holdings shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

                       (b) Performance of Obligations of the Company. The Company shall have performed all obligations required to be performed by it under this Agreement at or prior to the Effective Time except where the failure to so perform would not have a Company Material Adverse Effect, and Holdings shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

                       (c) Opinion of Company Counsel. Holdings shall have received an opinion of outside counsel to the Company reasonably acceptable to Holdings, dated the Effective Time, in form and substance reasonably acceptable to Holdings.

                       (d) Material Adverse Change. Since the date of this Agreement, there shall have been no event or occurrence which has had, or would reasonably be expected to have, a Company Material Adverse Effect; and Holdings shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

                 Section 7.3 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived in writing by the
     Company:

                       (a)  Representations and Warranties.  The
     representations and warranties of Holdings that are qualified with reference to a Holdings Material Adverse Effect shall be true and correct and the representations and warranties that are not so qualified shall be true and correct except where the failure to be true and correct would not have a Holdings Material Adverse Effect, in each case as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the Effective Time as though made on and as of the Effective Time, and the Company shall have received a certificate signed on behalf of Holdings by the chief executive officers or the chief financial officers of Holdings to such effect.





                       (b) Performance of Obligations of Holdings. Holdings shall have performed all obligations required to be performed by it under this Agreement at or prior to the Effective Time except where the failure to so perform would not have a Holdings Material Adverse Effect, and the Company shall have received a certificate signed on behalf of Holdings by the chief executive officer or the chief financial officer of Holdings to such effect.

                       (c) Opinion of Holdings' Counsel. The Company shall have received an opinion of outside counsel to Holdings reasonably acceptable to the Company, dated the Effective Time, in form and substance reasonably acceptable to the Company.


                                   ARTICLE VIII

                                    TERMINATION

                 Section 8.1 Termination. This Agreement may be terminated, and the Merger and the other transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company or Holdings:

                       (a) by mutual written consent of Holdings and the Company;

                       (b) by either Holdings or the Company, if (i) the Merger shall not have been consummated on or before August 15, 1996 or
     (ii) the stockholders of the Company or the Stockholders of Holdings do not approve this Agreement by the requisite vote at a meeting duly convened therefor or any adjournment thereof (unless, in the case of any such termination pursuant to this Section 8.1(b), the failure of such event to occur shall have been caused by the action or failure to act of the party seeking to terminate this Agreement, which action or failure to act constitutes a breach of such party's obligations under this Agreement);

                       (c) by either Holdings or the Company, if any permanent injunction, order, decree or ruling by any Governmental Entity of competent jurisdiction preventing the consummation of the Merger shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 8.1(c) shall have used reasonable best efforts to remove such injunction or overturn such action;

                       (d) by Holdings, if (i) there has been a breach of any of the representation or warranties, covenants or agreements the effect of which is a Company Material Adverse Effect set forth in this Agreement on the part of the Company, which breach is not curable or, if curable, is not cured within 45 days after written notice of such breach is given by Holdings to the Company, or (ii) the Board of Directors of the Company
     (x) fails to recommend the approval of this Agreement and the Merger to the Company's stockholders in accordance with Section 6.5(a) hereof, or
     (y) withdraws or amends or modifies in a manner adverse to Holdings its





     recommendation or approval in respect of this Agreement or the Merger or fails to reconfirm such recommendation within 5 business days of a reasonable written request for such confirmation by Holdings;

                       (e) by the Company if the Board of Directors of the Company shall reasonably determine that a proposal for an Acquisition Transaction constitutes a Superior Proposal; provided, however, that the Company may not terminate this Agreement pursuant to this clause (e) unless (i) 5 business days shall have elapsed after delivery to Holdings of a written notice of such determination by such Board of Directors and, during such 5-business-day period, the Company shall have informed Holdings of the material terms and conditions and financing arrangements of such proposal for an Acquisition Transaction and the identity of the person or group making such proposal for an Acquisition Transaction and
     (ii) at the end of such 5-day-business period, such Board of Directors shall continue reasonably to believe that such proposal for an Acquisition Transaction constitutes a Superior Proposal and promptly thereafter the Company shall enter into a definitive acquisition, merger or similar agreement to effect such Superior Proposal; and

                       (f) by the Company, if there has been a breach of any of the representations or warranties, covenants or agreements the effect of which is a Holdings Material adverse Effect set forth in this Agreement on the part of Holdings, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to Holdings.

                 Section 8.2       Effect of Termination.

                       (a) In the event of termination of this Agreement pursuant to this Article VIII, the Merger shall be deemed abandoned and this Agreement shall forthwith become void, except that the provisions of the last sentence of Section 6.1, Section 6.11 and Section 6.15 shall survive any termination of this Agreement; provided, however, that nothing in this Agreement shall relieve any party from liability for any breach of this Agreement.

                                             (b)  If (x) Holdings shall have
     terminated this
     Agreement pursuant to Section 8.1(d)(ii) or (y) the Company shall have terminated this Agreement pursuant to Section 8.1(e), or (z) Holdings or the Company shall have terminated this Agreement pursuant to Section
     8.1(b) and such termination was not solely the result of any action or inaction by Holdings which resulted in the failure of the conditions in
     Section 7.1(b),(d),(e),(f) or (g) or Section 7.3, and, prior to or within six months after any termination described in this clause (z), the
     Company (or any of its Subsidiaries) shall have directly or indirectly entered into a definitive agreement for, or shall have consummated, an
     Acquisition Transaction, in which the equivalent per Share consideration received by the Company or its stockholders is equal to or greater than
     $30 then, in any of such cases, the Company shall pay Holdings (A) a termination fee of $20 million, plus (B) an amount equal to Holdings'
     actual, documented out-of-pocket expenses, not exceeding $5 million, in connection with this Agreement (including, without limitation, attorneys'
     fees and fees of financial advisors); provided, however, no fees shall be





     payable or expenses reimbursed pursuant to this Section 8.2(b) if at the time of termination of this Agreement pursuant to Section 8.1(b)(i) either (aa) the waiting period under the HSR Act (including any voluntary extension of such period) shall not have expired or (bb) any Governmental Entity is asserting an objection under the Antitrust Laws to the transactions contemplated by this Agreement. Any fees or amounts payable under this Section 8.2(b) shall be paid in same day funds contemporaneous with a termination described in either clause (x) or (y) of this Section 8.2(b), and no notice of termination pursuant to such sections shall be effective and this Agreement shall not terminate, until such termination fee is received by Holdings, or concurrently with or prior to the entering into of the definitive agreement for, or the consummation of, such Acquisition Transaction, in the case of a termination described in clause (y) of this Section 8.2(b).

                                    ARTICLE IX

                                GENERAL PROVISIONS

                 Section 9.1 Amendment and Modification. At any time prior to the Effective Time, this Agreement may be amended, modified or supplemented only by written agreement (referring specifically to this Agreement) of Holdings and the Company with respect to any of the terms contained herein; provided, however, that after any approval and adoption of this Agreement by the stockholders of the Company, no such amendment, modification or supplementation shall be made which under Applicable Law requires the approval of such stockholders, without the further approval of such stockholders.

                 Section 9.2 Waiver. At any time prior to the Effective Time, Holdings, on the one hand, and the Company, on the other hand, may
     (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any documents delivered pursuant hereto and (iii) waive compliance by the other with any of the agreements or conditions contained herein which may legally be waived. Any such extension or waiver shall be valid only if set forth in an instrument in writing specifically referring to this Agreement and signed on behalf of such party.

                 Section 9.3 Survivability; Investigations. The respective representations and warranties of Holdings, on the one hand, and the Company, on the other hand, contained herein or in any certificates or other documents delivered prior to or as of the Effective Time (i) shall not be deemed waived or otherwise affected by any investigation made by any party hereto and (ii) shall not survive beyond the Effective Time. The covenants and agreements of the parties hereto (including the Surviving Corporation after the Merger) shall survive the Effective Time, without limitation (except for those which, by their terms, contemplate a shorter survival period).

                 Section 9.4 Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally or by next-day courier or telecopied with confirmation of receipt, to the





     parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied, or one day after delivery to a courier for next-day delivery.

                       (a)  If to Holdings to:

                             MWC Holdings, Inc.
                             2501 Woodlake Circle
                             Okemos, Michigan  48864
                             Attention:  General Counsel
                             Telecopier:  (517) 337-5886

                       with copies to:

                             Joseph Littlejohn & Levy
                             450 Lexington Avenue
                             New York, New York  10022
                             Attention:  Paul S. Levy
                             Telecopier:  (212) 286-8626

                             and

                             Skadden, Arps, Slate, Meagher & Flom
                             One Rodney Square
                             Wilmington, Delaware  19801
                             Attention:  Robert B. Pincus, Esq.
                             Telecopier:  (302) 651-3001

                       (b)  if to the Company, to:

                             Hayes Wheels International, Inc.
                             38481 Huron River Drive
                             Romulus, Michigan  48174
                             Attention:  General Counsel
                             Telecopier:  (313) 942-5199

                       with a copy to:

                             Wachtell, Lipton, Rosen & Katz
                             51 West 52nd Street
                             New York, New York  10019
                             Attention:  David A. Katz, Esq.
                             Telecopier:  (212) 403-2000

                 Section 9.5 Descriptive Headings; Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References in this Agreement to Sections, Exhibits or
     Articles mean a Section, Exhibit or Article of this Agreement unless otherwise indicated. References to this Agreement shall be deemed to include the Exhibits hereto, unless the context otherwise requires. The term "person" shall mean and include an individual, a partnership, a





     joint venture, a corporation, a trust, a Governmental Entity or an unincorporated organization.

                 Section 9.6 Entire Agreement; Assignment. This Agreement (including the Exhibits and other documents and instruments referred to herein), together with the three Confidentiality Agreements, constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof. This Agreement is not intended to confer upon any person not a party hereto any rights or remedies hereunder. This Agreement shall not be assigned by operation of law or otherwise.

                 Section 9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

                 Section 9.8 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and
     (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of Delaware.

                 Section 9.9 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect against a party hereto, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such judgment shall be made.

                 Section 9.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

                 Section 9.11 Third-Party Beneficiaries. Nothing in this Agreement, except for the provisions of Section 6.10 to the extent they apply to directors and officers of the Company, is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                 IN WITNESS WHEREFORE, each of Holdings and the Company has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.


                                   MWC HOLDINGS, INC.



                                   By:  /s/ Richard W. Tuley
                                      Name:  Richard W. Tuley
      Title: President/CEO


                                   HAYES WHEELS INTERNATIONAL, INC.



                                   By: /s/ Daniel M. Sandberg
                                      Name:  Daniel M. Sandberg
                                      Title: Vice President

                                   EXHIBIT 10.1


                              SUBSCRIPTION AGREEMENT


                 SUBSCRIPTION AGREEMENT, dated as of March 28, 1996 (the "Agreement"), among MWC Holdings, Inc., a Delaware corporation ("Holdings"), Hayes Wheels International, Inc., a Delaware corporation (the "Company"), and _________ (the "Subscriber").

                 WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of March 28, 1996, by and between Holdings and the Company (the "Merger Agreement"), Holdings will be merged with and into the Company (the "Merger").

                 WHEREAS, upon consummation of the Merger, each share of common stock, par value $.01, of the Company issued and outstanding immediately prior to the effective time of the Merger shall be converted into (i) the Cash Consideration (as defined in the Merger Agreement), and
     (ii) one-tenth of one share of duly authorized, validly issued, fully paid and nonassessable shares of common stock, par value $.01 (the "New Company Common Stock," which, for purposes of this Agreement, shall be deemed to include any shares of non-voting or reduced voting capital stock of the surviving corporation of the Merger which may be issued because of any applicable governmental regulations limiting the ownership of voting stock by the Subscriber), of the Company as the surviving corporation of the Merger.





                 WHEREAS, upon consummation of the Merger, each share of preferred stock, par value $.01 per share (the "Company Preferred Stock"), issued and outstanding immediately prior to the effective time of the Merger shall be converted into 31.25 shares of New Company Common Stock. The Certificate of Designations relating to the Company Preferred Stock shall be in the form of Appendix I hereto.

                 WHEREAS, certain investors, including the Subscriber (collectively, the "Investors"), intend to execute Subscription Agreements (the "Subscription Agreements") resulting in an aggregate investment in the Company of $200,000,000.

                 WHEREAS, in furtherance of the transactions contemplated by the Merger Agreement, the Subscriber desires to subscribe for and acquire from the Company, and Holdings and the Company desire that immediately prior to and subject to the consummation of the Merger the Company issue and sell to the Subscriber, on the terms set forth herein, (i) an aggregate of ____ shares of Company Preferred Stock, and (ii) warrants ("Warrants" and, collectively with the Company Preferred Stock, the "Securities") to purchase an aggregate of ___ shares of New Company Common Stock. The Warrant Agreement relating to the Warrants shall be substantially in the form of Exhibit 10.2 hereto.

                 NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

           1. Subscription for and Purchase of Company Preferred Stock and Warrants.

                 1.1 Purchase of Company Preferred Stock and Warrants. Upon the terms and subject to the conditions set forth in this Agreement, the Subscriber hereby subscribes for and agrees to purchase, and the Company hereby agrees to issue and sell to the Subscriber, (i) ____ shares of Company Preferred Stock, and (ii) Warrants to purchase ___ shares of New Company Common Stock. The aggregate purchase price to be paid by the Subscriber for the Securities to be purchased hereunder is $___________.

                 1.2 The Closing. The closing (the "Closing") of the purchase of the Securities by the Subscriber shall take place at the date, time and location of the closing under the Merger Agreement. Holdings and the Company shall specify the date, time and location of the Closing by notice to the Subscriber at least five (5) business days prior thereto. On the date of the Closing, payment of the agreed purchase price for the Securities to be purchased hereunder shall be made by the Subscriber by wire transfer (to the account of the Company as shall have been furnished to the Subscriber with the notice of the Closing) of immediately available funds.

                 On the date of the Closing, the Company shall deliver to the
     Subscriber and subject to the consummation of the Merger, against payment of the purchase price therefor, (i) a certificate or certificates registered in the Subscriber's name, representing ___ shares of Company
     Preferred Stock, and (ii) a certificate or certificates registered in the





     Subscriber's name representing ____ Warrants. Following the Merger, certificates formerly representing shares of Company Preferred Stock may be exchanged for certificates representing the shares of New Company Common Stock into which they have been converted pursuant to the terms of
     Section 2.2 of the Merger Agreement.

                 1.3  Expenses.     The Company shall bear all expenses of
     shipping any of the Securities (including, without limitation, insurance expenses) to any place within the United States of America as any Subscriber shall specify. Any tax on the issuance of the Securities shall be paid by the Company.

           2.    Representations and Warranties.

                 2.1  Representations and Warranties of the Company.   The
     Company represents and warrants to the Subscriber as follows:

                       (a) The representations and warranties of the Company contained in Article III of the Merger Agreement (the "Company Representations and Warranties") are true and correct in all material respects as of the date hereof, except where made as of a specified date. The Company Representations and Warranties are hereby incorporated by reference into this Agreement and may be relied upon by the Subscriber as if made to the Subscriber.

                       (b) The Company has all requisite corporate power and authority to enter into, execute, deliver and consummate the transactions contemplated by this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defense, and to the discretion of the court before which any proceeding therefor may be brought.

                       (c) The shares of Company Preferred Stock, when issued and delivered in accordance with the terms hereof, will be duly and validly issued and, upon receipt by the Company of the purchase price therefor, will be fully paid and nonassessable. Upon consummation of the Merger, the shares of New Company Common Stock issued upon conversion of the shares of Company Preferred Stock pursuant to the terms of the Merger Agreement will be duly and validly issued, fully paid and nonassessable.

                       (d) The Warrants, when issued and delivered in accordance with the terms hereof, will be duly and validly issued. The Company has reserved 1,300,000 shares of New Company Common Stock for issuance upon exercise of the Warrants. Upon receipt by the Company of the exercise price therefor, the New Company Common Stock issued upon exercise of the Warrants will be duly and validly issued, fully paid and nonassessable.





                       (e) Upon consummation of the transactions contemplated by the Merger Agreement and the Subscription Agreements and based upon the number of shares of Company Common Stock and Holdings Common Stock outstanding as of the date hereof, the ownership of each Subscriber of New Company Common Stock (counting the New Company Preferred Stock on an as if converted basis and the Warrants on an as if exercised basis but excluding any employee options) shall be as follows:


           Subscriber        Number of Shares  Percentage Ownership
                             of New Company    of New Company
                             Common Stock      Common Stock

           JLL               5,729,774         46.1%
           TSG Capital
           Fund II, L.P.     1,440,000         11.6
           CIBC WG Argosy
           Merchant Fund
           II, LLC           1,280,000         10.3

           Chemical Equity
           Associates, A
           California Limited
           Partnership       640,000           5.1

           Nomura Holding
           America, Inc.     480,000           3.9

     This representation and warranty shall also be deemed to be a representation and warranty of Holdings for all purposes hereof.

                       (f) Neither the execution and delivery by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby will violate any provision of the Certificate of Incorporation or By-laws of the Company, any law or regulation applicable to the Company or to which its properties are subject or result in any breach of the terms or provisions of, or constitute a default under, any material contract, agreement or instrument to which the Company is a party or by which the Company is bound.

                       (g)  Appendix III hereto sets forth a true, correct and
     complete list (the "Investment List") of all investments held under any
     "employee benefit plan" (as such term is defined in Section 3(3) of the
     Employee Retirement Income Security Act of 1974, as amended ("ERISA") of the Company (each such plan, an "ERISA Plan") that is not a
     "multiemployer plan" within the meaning of Section 3(37) of ERISA, as a result of which any interest in the Subscriber could be deemed, either directly or indirectly, to constitute assets of any ERISA Plan that is not such a "multiemployer plan."  With respect to any ERISA Plan which is





     a "multiemployer plan" within the meaning of Section 3(37) of ERISA, the Company shall use its reasonable best efforts prior to the Closing to receive from such multiemployer plan a true, correct and complete list of all investments held thereunder, as a result of which any interest in the Subscriber could be deemed, directly or indirectly, to constitute assets of an ERISA Plan. To the knowledge of the Company, the execution and delivery of this Agreement and the issuance and sale of the Securities hereunder will be exempt from, or will not involve any transaction which is subject to, the prohibitions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), and will not involve any transaction in connection with which a penalty could be imposed under Section 502(i) of ERISA or a tax could be imposed pursuant to Section 4975 of the Code.

                       (h) The Company does not as of the date hereof, and shall not through the term of the Stockholders' Agreement (as defined below), participate in any anti-Israeli boycott within the scope of Chapter 7 of Part 2 of Division 4 of Title 2 of the California Government Code as in effect on the date hereof.

                 2.2 Representations and Warranties of Holdings. Holdings represents and warrants to the Subscribers as follows:

                       (a) The representations and warranties of Holdings contained in Article IV of the Merger Agreement (the "Holdings Representations and Warranties") are true and correct in all material respects as of the date hereof, except where made as of a specified date. The Holdings Representations and Warranties are hereby incorporated by reference into this Agreement and may be relied upon by the Subscriber as if made to the Subscriber.

                       (b) Holdings has all requisite corporate power and authority to enter into, execute, deliver and consummate the transactions contemplated by this Agreement, and this Agreement has been duly authorized, executed and delivered by Holdings and is a valid and binding obligation of Holdings enforceable against Holdings in accordance with its terms, except that (i) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defense, and to the discretion of the court before which any proceeding therefor may be brought.

                       (c) Neither the execution and delivery by Holdings of this Agreement nor the consummation by Holdings of the transactions contemplated hereby will violate any provision of the Certificate of Incorporation or By-laws of Holdings, any law or regulation applicable to Holdings or to which its properties are subject or result in any breach of the terms or provisions of, or constitute a default under, any material contract, agreement or instrument to which Holdings is a party or by which Holdings is bound.





                       (d) Holdings does not as of the date hereof, and shall not through the consummation of the Merger, participate in any anti-Israeli boycott within the scope of Chapter 7 of Part 2 of Division 4 of Title 2 of the California Government Code as in effect on the date hereof.

                 2.3 Representations and Warranties of the Subscriber. The Subscriber represents and warrants to the Company and Holdings, as follows:

                       (a) The Subscriber has all requisite power and authority to enter into, execute, deliver and consummate the transactions contemplated by this Agreement, and this Agreement has been duly authorized, if applicable, executed and delivered by the Subscriber and is a valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms.

                       (b) Neither the execution and delivery by the Subscriber of this Agreement nor the consummation by the Subscriber of the transactions contemplated hereby will violate any provision of the organizational documents of the Subscriber, any law or regulation applicable to the Subscriber or to which its properties are subject or result in any breach of any terms or provisions of, or constitute a default under any material contract, agreement or instrument to which the Subscriber is a party or by which the Subscriber is bound.

     (c) The Subscriber has made, or will make as promptly as possible, but in any case within seven (7) days hereof, all necessary filings in connection, and in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and any applicable foreign antitrust laws. The Company and Holdings agree to cooperate with the Subscriber in the preparation and filing of the Subscriber's filings under the HSR Act.

     (d) Either (i) the Subscriber will not be entering into this Agreement or funding the purchase of its Securities hereunder with plan assets of any "employee benefit plan" as defined in Section 3(3) of ERISA or any "plan" as defined in Section 4975 of the Code or (ii) to the Subscriber's knowledge, the execution and delivery of this Agreement and the issuance and sale of the Securities hereunder will be exempt from, or will not involve any transaction which is subject to, the prohibitions of Section 406 of ERISA and Section 4975 of the Code, and will not involve any transaction in connection with which a penalty could be imposed under
     Section 502(i) of ERISA or a tax could be imposed pursuant to Section 4975 of the Code.

     3.    Investment Representations of the Subscriber.

                 3.1 Investment Intention. The Subscriber represents and warrants to the Company and Holdings that the Securities to be acquired by it pursuant to this Agreement are being acquired for its own account (or on behalf of managed accounts who are purchasing for their own accounts) and with no intention of distributing or reselling the Securities or any part thereof in any transaction which would be in





     violation of the securities laws of the United States of America or any State, without prejudice, however, to the Subscriber's rights at all times to sell or otherwise dispose of all or any part of the Securities under a registration under the Securities Act of 1933, as amended (the "Act") or under an exemption from such registration available under the Act, and subject, nevertheless, to the disposition of the Subscriber's property being at all times within its control. If the Subscriber should in the future decide to dispose of any of the Securities, the Subscriber understands and agrees that it may do so only in compliance with the Act, as then in effect, and that stop-transfer instructions to that effect will be in effect with respect to the Securities. If the Subscriber should decide to dispose of Securities, the Subscriber will have the privilege in connection with such disposition, at the Subscriber's expense, of appointing counsel of recognized standing in securities laws including in-house or special counsel in connection with such disposition and the Company and Holdings will accept the opinion of such counsel to the effect that the proposed disposition of the Securities would not be in violation of the Act, assuming such counsel and opinion are reasonably acceptable to the Company and Holdings and their counsel and such counsel has undertaken the necessary investigation to render such opinion, as the case may be, under the circumstances. The Subscriber agrees to the imprinting, so long as appropriate in the view of the Company, of the following legend on certificates representing all of the Securities and the New Company Common Stock issuable (i) upon conversion of the Company Preferred Stock pursuant to the Merger and (ii) upon exercise of the
     Warrants: "These securities have not been registered under the Securities Act of 1933 and may be reoffered and sold only if so registered or if an exemption from the registration is available."

                 3.2 Additional Investment Representations. The Subscriber hereby further represents and warrants that either (i) it is an "Accredited Investor" (as such term is defined in Rule 501 of Regulation D under the Act) or (ii) (A) its financial situation is such that it can afford to bear the economic risk of holding the Securities for an indefinite period of time, (B) it can afford to suffer complete loss of its investment in the Securities, (C) its knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of investment in the Securities as contemplated by this Agreement, and (D) it understands and has taken cognizance of all the risk factors related to purchase of the Securities.

     3.3Access to Information.  The Subscriber represents and warrants that
     (a) it has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company and Holdings concerning the terms and conditions of the acquisition of the Securities and any additional information about the Company and Holdings, (b) its knowledge and experience in financial and business matters is such that it is capable of evaluating the risks of the investment in the Securities and
     (c) in making its decision to purchase the Securities hereby subscribed for, it has relied upon the independent investigations made by it and, to the extent believed by it to be appropriate, its representatives, including its own professional, tax and other advisors.

     4.    Certain Covenants.





                 4.1 Waiver of Appraisal Rights. The Subscriber hereby irrevocably waives and shall not seek any appraisal rights it may have under Delaware law with respect to the shares of Company Preferred Stock as a result of the consummation of the Merger.

                 4.2 ERISA Matters. If, prior to the Closing, any party determines that the consummation of the transactions contemplated hereunder will constitute a non-exempt "prohibited transaction" under
     Section 406 of ERISA or Section 4975 of the Code, the affected party and the Company shall take any and all actions which are reasonable to eliminate or remedy the circumstance or condition which would cause the consummation of such transactions to be a "prohibited transaction."

                 4.3 Ancillary Agreements. Upon execution hereof, the Company shall provide the Subscriber with copies of (i) all other Subscription Agreements, (ii) the Bank Commitment Letter (as defined in the Merger Agreement) and (iii) the Merger Agreement.

                 4.4 Use of Proceeds. The Company shall use the proceeds from the sale of the Securities hereunder to consummate the Merger, repay certain outstanding indebtedness of the Company and Holdings and to pay related fees and expenses.

                 4.5 Most Favorable Terms. If the terms or provisions of any of the other Subscription Agreements are amended, supplemented or otherwise modified after the date hereof for the benefit of the subscriber under such Subscription Agreement, then such amendment, supplement or modification shall be offered by the Company and Holdings to the Subscriber with respect to this Agreement.


                 4.6 Stockholders' Agreement. The Subscriber and the Company shall enter into a Stockholders' Agreement with substantially the terms set forth on Appendix IV hereto.

     5.    Conditions Precedent to Closing.

                 5.1 Conditions to Each Party's Obligations. The respective obligations of each party to effect the transactions contemplated hereunder shall be subject to the satisfaction or waiver at or prior to the date of the Closing of the following conditions:

                       (a) The Merger Agreement shall be in full force and effect.

                       (b) The waiting period (and any extensions thereof) applicable to the purchase of Securities hereunder under the HSR Act and any applicable foreign antitrust laws shall have expired or been terminated.

                       (c)  No governmental entity having jurisdiction over
     the Company, Holdings or the Subscriber, or any of their respective
     Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or





     other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the issuance and sale of the Securities or any of the transactions contemplated hereby illegal or otherwise prohibiting consummation of such transactions.

                       (d) Except for the conditions set forth in Section 7.1(f) of the Merger Agreement, all of the conditions to the consummation of the Merger set forth in Article VII of the Merger Agreement shall have been satisfied or waived by Holdings or the Company, as the case may be.

                       (e) All of the conditions relating to the funding of the loan proceeds contemplated by (i) the Bank Commitment Letter and (ii) the Subordinated Debt (as such terms are defined in the Merger Agreement) shall have been satisfied or waived by the applicable lenders, Holdings or the Company as the case may be, other than those conditions relating to the funding of the Subscription Agreements.

                       (f) The Company shall have received Subscription Agreements, including this Agreement, representing Commitments to purchase an aggregate of 200,000 shares of Company Preferred Stock and each Subscription Agreement shall be in full force and effect and each of the Subscribers thereunder shall be prepared to funds its commitment thereunder.

                 5.2 Conditions Precedent to Obligations of the Subscriber. The obligation of the Subscriber to purchase the Securities to be purchased by it hereunder shall be subject to the satisfaction or waiver, on or prior to the date of the Closing, of the following conditions:

                       (a) The representations and warranties of the Company that are qualified with reference to a Company Material Adverse Effect (as defined in the Merger Agreement) shall be true and correct and the representations and warranties that are not so qualified shall be true and correct, except where the failure to be true and correct would not have a Company Material Adverse Effect, in each case as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the date of the Closing as though made at and as of the date of the Closing. The Subscriber shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

                       (b) The representations and warranties of Holdings that are qualified with reference to a Holdings Material Adverse Effect (as defined in the Merger Agreement) shall be true and correct and the representations and warranties that are not so qualified shall be true and correct, except where the failure to be true and correct would not have a Holdings Material Adverse Effect, in each case as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the date of the Closing as though made on and as of the date of the Closing, Subscriber shall have received a certificate signed on behalf of Holdings by the chief executive officer or the chief financial officer of Holdings to such effect.





                       (c) Each of the Company and Holdings shall have performed all obligations required to be performed by it under this Agreement at or prior to the date of the Closing, except where the failure to so perform would not have a Company Material Adverse Effect or a Holdings Material Adverse Effect, as the case may be, and the Subscriber shall have received a certificate to such effect signed on behalf of each of the Company and Holdings by the chief executive officer or the chief financial officer of each of the Company and Holdings, respectively.

                 5.3 Conditions Precedent to the Obligations of the Company and Holdings. The obligations of the Company to issue and sell the Securities to the Subscriber shall be subject to the satisfaction or waiver, prior to or on the date of the Closing of the following conditions:

                       (a) The Representations and Warranties set forth in Sections 2.3, 3.1, 3.2 and 3.3 hereof shall be true and correct on the date hereof and the Company and Holdings shall have received a certificate signed on the behalf of the Subscriber by the appropriate officer or representative of the Subscriber to such effect.

                       (b) The Subscriber shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the date of the Closing, and the Company and Holdings shall have received a certificate to such effect signed on behalf of the Subscriber by the appropriate officer or representative of the Subscriber.

     6.    Miscellaneous.

                 6.1 Blue Sky. The Company, Holdings and the Subscriber agree to use their reasonable best efforts to comply with all state securities and "blue sky" laws which might be applicable to the sale of the Securities to the Subscriber.

                 6.2 Binding Effect. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

                 6.3 Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

                 6.4 Amendment. This Agreement may be amended, modified or supplemented only by a written instrument executed by the Company, Holdings and the Subscriber.





                 6.5 Disclosure. Each of the parties hereto agrees that it will not disclose the terms of this Subscription Agreement nor the fact that it has been entered into to any person without the prior written consent of the Subscriber, except that the Company and Holdings may disclose this Subscription Agreement to Varity Corporation and to any of their respective officers, directors, accountants, employees, attorneys or advisors on a confidential basis and as required by applicable law or compulsory legal process, including, without limitation, in any proxy statement, registration statement or similar document issued in connection with the transactions contemplated hereby or by the Merger Agreement.

                 6.6 Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally or by next-day courier or telecopied with confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided, that notices of change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied, or one day after delivery to a courier for next-day delivery.

                 (a)   If to Holdings, to:

                       MWC Holdings, Inc.
                       2501 Woodlake Circle
                       Okemos, Michigan  48864
                       Attention:  General Counsel
                       Telecopier: (517) 337-5886

                       with copies to:

                       Joseph Littlejohn & Levy
                       450 Lexington Avenue
                       New York, New York  10022
                       Attention:  Paul S. Levy
                       Telecopier: (212) 286-8626

                       and

                       Skadden, Arps, Slate, Meagher & Flom
                       One Rodney Square
                       Wilmington, Delaware  19801
                       Attention:  Robert B. Pincus, Esq.
                       Telecopier: (302) 651-3001

                 (b)   If to the Company, to:

                       Hayes Wheels International, Inc.
                       38481 Huron River Drive
                       Romulus, Michigan 48174
                       Attention:  General Counsel
                       Telecopier: (313) 942-5199

                       with a copy to:





                       Wachtell, Lipton, Rosen & Katz
                       51 West 52nd Street
                       New York, New York 10019
                       Attention:  David A. Katz, Esq.
                       Telecopier: (212) 403-2000

                 (c)   If to the Subscriber, to:





                       Attention:
                       Telecopier:

                       with a copy to:





                       Attention:
                       Telecopier:

                 6.7 Applicable Law. The laws of the State of New York shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under applicable principles of conflicts of law. THE PARTIES HERETO WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO DISPUTES HEREUNDER, ALL SUCH DISPUTES SHALL BE SETTLED BY BINDING ARBITRATION PURSUANT TO THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION IN NEW YORK CITY, NEW YORK AND THE ORDER OF SUCH ARBITRATORS SHALL BE FINAL AND BINDING ON ALL PARTIES HERETO.

                 6.8 Integration. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, agreements, promises, representations, warranties, conditions, covenants, or undertakings with respect to the subject matter hereof or thereof other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

                 6.9 Descriptive Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

                 6.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

                 6.11  Expenses.  All costs and expenses incurred in
     connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense; provided, however, that subject to and upon consummation of the Merger, the Company





     will promptly reimburse the Subscriber for all costs and expenses incurred in connection herewith.

                 6.12 Indemnification. The Company and Holdings agree to indemnify, to the fullest extent permitted by law, the Subscriber, its officers, directors, employees, advisors, affiliates and agents from and against all losses, damages and liabilities which arise in connection with any action or proceeding relating to the Merger, the Subscription Agreement or the loan documents executed pursuant to the Bank Commitment Letter and the Subordinated Debt issuance.

                 6.13 Rights Cumulative; Waiver. The rights and remedies of each of the Subscriber, the Company and Holdings under this Agreement shall be cumulative and not exclusive of any rights or remedies which it would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by such party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

                 6.14 Non-Survival of Representations and Warranties. All representations and warranties made by any party hereto shall not survive beyond the effective time of the Merger or termination of this Agreement.

                 6.15 Termination. This Agreement shall terminate and be of no force or effect immediately upon termination or expiration of the Merger Agreement, and may be terminated by the Subscriber at any time after August 15, 1996, if the transactions contemplated by the Merger Agreement shall not have been consummated prior to such date; provided, however that the provisions of Section 6.12 hereof shall survive any termination of this Agreement.

                 6.16 Assignability. This Agreement and the Subscriber's rights hereunder may be assigned by the Subscriber to any other entity or entities reasonably acceptable to the Company and Holdings; provided, however, that no such assignment shall relieve the Subscriber from liability for its obligations hereunder.

           IN WITNESS WHEREOF, each of the Company, Holdings and the Subscriber has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.


                                   MWC HOLDINGS, INC.







                                   By:
                                   Name:
                                   Title:


                                   HAYES WHEELS INTERNATIONAL, INC.



                                   By:
                                   Name:
                                   Title:


                                   SUBSCRIBER



                                   By:
                                   Name:
                                   Title:

                                    EXHBIT 10.2


                         HAYES WHEELS INTERNATIONAL, INC.

                                        AND

                    [                                        ]
                                              WARRANT AGENT









                                 WARRANT AGREEMENT

                      DATED AS OF                     , 1996

                 WARRANT AGREEMENT, dated as of                 , 1996,
     between HAYES WHEELS International, Inc., a Delaware corporation (the





     "Company"), and [                 ], a          corporation, as Warrant
     Agent (the "Warrant Agent").

                 WHEREAS, the Company proposes to issue warrants (the "Warrants") to purchase up to an aggregate of 1,300,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), upon consummation of the merger (the "Merger") of MWC Holdings, Inc., a Delaware corporation ("Holdings"), with and into the Company, pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated March 28, 1996 by and between Holdings and the Company;

                 WHEREAS, pursuant to the Merger Agreement, the holders of record of shares of common stock, par value $.01 per share, of Holdings (the "Holdings Stockholders") will receive an aggregate of 1,150,000 Warrants and, pursuant to Subscription Agreements dated March 28, 1996, the parties to that certain Stockholders Agreement of the Company dated as of March 28, 1996 (collectively, the "Investors") will receive an aggregate of 150,000 Warrants; and

                 WHEREAS, the Company wishes the Warrant Agent to act on behalf of the Company and the Warrant Agent is willing to act in connection with the issuance, division, transfer, exchange and exercise of Warrants.

                 NOW, THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the registered owners of the Warrants (the "Holders"), the Company and the Warrant Agent hereby agree as follows:

                 1.      Appointment of Warrant Agent.  The Company hereby
                       appoints the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

                  2.     Form of Warrant.  The text of the Warrant shall be
                       substantially as set forth in Exhibit A attached hereto. The price per share of Common Stock issuable on exercise of the Warrants (the "Warrants Shares") and the number of Warrant Shares issuable upon exercise of each Warrant are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by its Chairman of the Board, President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or an Assistant Secretary. The signature of any such officers on the Warrants may be manual or facsimile.

                 Warrants bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any one of





     them shall have ceased to hold such offices prior to the delivery of such Warrants or did not hold such offices on the date of this Agreement.

                 Warrants shall be dated as of the date of countersignature thereof by the Warrant Agent either upon initial issuance or upon division, exchange, substitution or transfer.

                 3.      Countersignature of Warrants.  The Warrants shall be
                       countersigned by the Warrant Agent (or any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. Warrants may be countersigned, however, by the Warrant Agent (or by its successor as warrant agent hereunder) and may be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature, issuance or delivery.

                 4.      Exchange of Warrant Certificates.  Each Warrant
                       certificate may be exchanged for another certificate or certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle each Holder to purchase. Any Holder desiring to exchange a Warrant certificate or certificates shall make such request in writing delivered to the Warrant Agent, and shall surrender, properly endorsed, the certificate or certificates to be so exchanged. Thereupon, the Warrant Agent shall countersign and deliver to the person entitled thereto a new Warrant certificate or certificates, as the case may be, as so requested, in such name or names as such Holder shall designate.

                 5.      Term of Warrants; Exercise of Warrants;
                       Transferability.

                             5.1 Term of Warrants. Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised commencing at any time on or after the fourth anniversary of the consummation of the Merger (the "Effective Time") until the seventh anniversary of the consummation of the Merger (the "Expiration Date"), to purchase from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to purchase upon exercise of such Warrants pursuant to Section 5.2.

                             5.2  Exercise of Warrants.  Each Warrant
     initially entitles the Holder thereof to purchase one share of Common
     Stock upon payment of the Warrant Price.  A Warrant may be exercised upon
     surrender to the Warrant Agent at its principal office in              of
     the certificate or certificates evidencing the Warrants to be exercised, together with the form of election to purchase on the reverse thereof





     duly filled in and signed, which signature shall be guaranteed by a bank or trust company or a broker or dealer which is an approved member of a Guarantee Signature Medallion Program and upon payment to the Warrant Agent for the account of the Company of the Warrant Price (as defined in and determined in accordance with the provisions of Sections 9 and 10 hereof), or in the manner provided in Section 5.3, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Warrant Price shall be made in cash or by certified or official bank check payable to the Warrant Agent, or in the manner provided in Section 5.3. As soon as the Warrant Agent receives a form of election to purchase Warrant Shares, it shall immediately notify the Company.

                 No adjustment shall be made for any dividends on any shares of stock issuable upon exercise of a Warrant.

                 Subject to Section 6 hereof, upon the surrender of certificate or certificates representing the Warrants and payment of the Warrant Price as aforesaid, the Warrant Agent shall cause to be issued and delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants, together with cash, as provided in Section 11 hereof, in respect of any fractional Warrant Shares otherwise issuable upon such surrender. If permitted by applicable law, such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a Holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Warrant Price, as aforesaid. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of less than all of the Warrant Shares purchasable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant certificate or certificates pursuant to the provisions of this Section and of Section 3 hereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant certificates duly executed on behalf of the Company for such purpose.

                             5.3 Payment by Application of Shares Otherwise Issuable. Upon any exercise of the Warrants, the Holder may, at its option and in lieu of paying the aggregate Warrant Price in cash, certified check or official bank check, instruct the Company, by written notice accompanying the surrender of the Warrants at the time of such exercise, that such Holder elects to receive that number of Warrant Shares which is equal to the number of Warrant Shares for which the Warrants are being exercised less the number of Warrant Shares having a current market price (as defined in Section 10.1(d) hereof) equal to the aggregate Warrant Price.

                             5.4  Transfer of Warrants.





                       (a) Except as set forth in Section 5.4(b) below, the Warrants shall be freely transferable upon issuance.

                       (b) The Investors shall not be permitted, for a period of two years from the date of the consummation of the Merger, to transfer the Warrants other than to a Permitted Transferee (as defined in the
     Stockholders Agreement of the Company dated as of               , 1996).
     Subsequent to such two year period, in addition to transfers to Permitted Transferees, the Warrants held by the Investors may be transferred only pursuant to (i) Rule 144 of the Securities Act of 1933, as amended (the "Securities Act") or (ii) an exemption from registration under the Securities Act as set forth in an opinion of counsel in form and substance reasonably acceptable to the Company.

                             5.5 Compliance with Government Regulations. The Company covenants that if any shares of Common Stock required to be reserved for purposes of exercise of Warrants require, under any Federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange before such shares may be issued upon exercise, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered, approved or listed on the relevant national securities exchange, as the case may be; provided, however, that in no event shall such shares of Common Stock be issued, and the Company is hereby authorized to suspend the exercise of all Warrants, for the period, and only for such period, during which such registration, approval or listing is required but not in effect.

                 6.      Payment of Taxes.  The Company will pay all
                       documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrants or certificates for Warrant Shares in a name other than that of the registered Holder of such Warrants.

                 7.      Mutilated or Missing Warrants.  In case any of the
                       certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, and the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and substitution for the Warrant certificate lost, stolen or destroyed, a new Warrant certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company and the Warrant
                       Agent of such loss, theft or destruction of such Warrant and an indemnity or bond, if requested, also satisfactory to them. An applicant for such a substitute Warrant certificate shall also comply with





                       such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

                 8.      Reservation of Warrant Shares, Purchase and
                       Cancellation of Warrants; Registration of Warrant
                       Shares.

                             8.1 Reservation of Warrant Shares. There have been reserved, and the Company shall at all times keep reserved, out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. The Transfer Agent for the Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent for the Common Stock and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed stock certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in
     Section 11 hereof. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to subsection 10.2 hereof. All Warrants surrendered in the exercise of the rights thereby evidenced shall be cancelled by the Warrant Agent and shall thereafter be delivered to the Company.

                             8.2 Purchase of Warrants by the Company. The Company shall have the right, except as limited by law, other agreements or herein, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate.

                             8.3 Cancellation of Warrants. In the event the Company shall purchase or otherwise acquire Warrants, the same shall thereupon be delivered to the Warrant Agent and be cancelled by it and retired. The Warrant Agent shall cancel any Warrant surrendered for exchange, substitution, transfer or exercise in whole or in part.

                             8.4 Registration of Warrant Shares. The Company shall use its best efforts to prepare and file a registration statement on Form S-3 or another appropriate form to register the Warrant Shares. The Company shall use its best efforts to (i) cause such registration statement to be declared effective by the SEC prior to or contemporaneous with the Effective Time; and (ii) cause such registration statement to remain effective through the Expiration Date.





                 9.      Warrant Price.  The price per share at which Warrant
                       Shares shall be purchasable upon the exercise of Warrants (the "Warrant Price") shall be $48.00, subject to adjustment pursuant to Section 10 hereof.

                 10.     Adjustment of Warrant Price and Number of Warrant
                       Shares. The number and kind of securities purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter defined.

                             10.1  Mechanical Adjustments.  The number of
     Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment as follows.

                       (a) In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock,
     (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), the number of Warrant Shares purchasable upon exercise of each Warrant shall be adjusted so that the Holder of each Warrant shall be entitled to purchase the kind and number of Warrant Shares or other securities of the Company determined by multiplying the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior to such event by a fraction (i) the numerator of which shall be the total number of outstanding shares of Common Stock immediately after such event, and (ii) the denominator of which shall be the total number of outstanding shares of Common Stock immediately prior to such event. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                       (b) In case the Company shall issue rights, options or warrants to all Holders of its outstanding Common Stock, without any charge to such Holders, entitling them (for a period within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share which is lower at the record date mentioned below than the then current market price per share of Common Stock, the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase in connection with such rights, options or warrants, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the current market price per share of Common Stock at such record





     date. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

                       (c) In case the Company shall distribute to all Holders of its shares of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in paragraph (a) above or in the paragraph immediately following this paragraph) or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph
     (b) above), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant by a fraction, of which the numerator shall be the then current market price per share of Common Stock on the record date for such distribution, and of which the denominator shall be the then current market price per share of Common Stock, less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                 In the event of a distribution by the Company to all Holders of its shares of Common Stock of stock of a subsidiary or securities convertible into or exercisable for such stock, then in lieu of an adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant, the Holder of each Warrant, upon the exercise thereof at any time after such distribution, shall be entitled to receive from the Company, such subsidiary or both as the Company shall determine, the stock or other securities to which such Holder would have been entitled if such Holder had exercised such Warrant immediately prior thereto, all subject to further adjustment as provided in this subsection 10.1; provided, however, that no adjustment in respect of dividends or interest on such stock or other securities shall be made during the term of a Warrant or upon the exercise of a Warrant.

                       (d) For the purpose of any computation under paragraphs (b) and (c) of this Section, the current market price per share of Common Stock at any date shall be the average of the daily closing prices for 20 consecutive trading days commencing 30 trading days before the date of such computation, which closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading, the average of the closing bid and asked prices of the Common Stock in





     the over-the-counter market as reported on NASDAQ. In the absence of one or more such quotations, the current market price of the Common Stock shall be determined in good faith by the Board of Directors on the basis of such information as it considers appropriate.

                       (e) No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (l%) in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph
     (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

                       (f) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as provided in Section
     10.1 only, the Warrant Price payable upon exercise of each Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter. No adjustments in the Warrant Price need be made for changes in the number of Warrant Shares purchasable upon the exercise of each Warrant as provided in Section 10.2.

                       (g) No adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant need be made under paragraphs (b) and (c) if the Company issues or distributes to each Holder of Warrants the rights, options, warrants, or convertible or exchangeable securities, or evidences of indebtedness or assets referred to in those paragraphs which each Holder of Warrants would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto. No adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant need be made for sales of Warrant Shares pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value of the Warrant Shares.

                       (h) For the purpose of this subsection 10.1, the term "shares of Common Stock" shall mean (i) the class of stock designated as the Voting Common Stock of the Company at the date of this Agreement, any other class of stock resulting from successive changes or reclassification of such shares above consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holders shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Warrant Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraphs (a) through (g), inclusive, above, and the provisions of Section 5 and subsections 10.2 through 10.3, inclusive,





     with respect to the Warrant Shares, shall apply on like terms to any such other securities.

                       (i) Upon the expiration of any rights, options, warrants or conversion or exchange privileges, if any thereof shall not have been exercised, the Warrant Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all of such rights, options, warrants or conversion or exchange rights whether or not exercised; provided, further, that no such readjustment shall have the effect of increasing the Warrant Price or decreasing the number of shares of Common Stock purchasable upon the exercise of each Warrant by an amount in excess of the amount of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

                             10.2 Notice of Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Warrant Price of such Warrant Shares is adjusted, as herein provided, the Company (a) shall cause the Warrant Agent promptly to mail by first class, postage prepaid, to each Holder notice of such adjustment or adjustments and (b) shall deliver to the Warrant Agent a certificate of the Chief Financial Officer of the Company setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate, in the absence of manifest error, shall be conclusive evidence of the correctness of such adjustment. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same, from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holders to determine whether any facts exist which may require any adjustment of the Warrant Price or the number of Warrant Shares or other stock or property purchasable on exercise thereof, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment. The Warrant Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

                             10.3 No Adjustment for Dividends. Except as provided in subsection 10.1, no adjustment in respect of any dividends





     shall be made during the term of a Warrant or upon the exercise of a Warrant.

                             10.4  Preservation of Purchase Rights Upon
     Merger, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale, transfer or lease to another corporation of all or substantially all the property of the Company, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrant Agent an agreement that each Holder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action; provided, however, that no adjustment in respect of dividends, interest or other income on or from such shares or other securities and property shall be made during the term of a Warrant or upon the exercise of a Warrant. The Company shall mail by first class mail, postage prepaid, to each Holder, notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 10. The provisions of this subsection 10.4 shall similarly apply to successive consolidations, mergers, sales, transfers or leases. The Warrant Agent shall be under no duty or responsibility to determine the correctness of any provisions contained in any such agreement relating to the kind or amount of shares of stock or other securities or property receivable upon exercise of Warrants or with respect to the method employed and provided therein for any adjustments and shall be entitled to rely upon the provisions contained in any such agreement.

                             10.5 Statement on Warrants. Irrespective of any adjustments in the Warrant Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

                 11.     Fractional Interests.  The Company shall not be
                       required to issue fractional Warrant Shares on the exercise of Warrants. If any fraction of a Warrant Share would, except for the provisions of this Section 11, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the closing price for one share of the Common Stock, as defined in paragraph (d) of subsection 10.1, on the trading day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

                 12.     No Rights as Stockholders, Notices to Holders.
                       Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the





                       Holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any of the following events shall occur:

                       (a) the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a cash dividend) to the Holders of its shares of Common Stock; or

                       (b) the Company shall offer to the Holders of its shares of Common Stock any additional shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe for or purchase any thereof; or

                       (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, sale, transfer or lease of all or substantially all of its property, assets, and business as an entirety) shall be proposed, then, in any one or more of said events, the Company shall give notice in writing of such event to the Warrant Agent and the Warrant Agent shall give notice to the Holders as provided in Section 18 hereof, such giving of notice to be completed at least 10 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to publish, mail or receive such notice or any defect therein or in the publication or mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding up.

                 13.     Disposition of Proceeds on Exercise of Warrants;
                       Inspection of Warrant Agreement. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

                 The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its principal office in
        . The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.





                 14.     Merger or Consolidation or Change of Name of Warrant
                       Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 16 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in any such cases Warrants shall have the full force provided in the Warrants and in this Agreement.

                 In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign such Warrants either in its prior name or in its changed name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

                 15.     Concerning the Warrant Agent.  The Warrant Agent
                       undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of Warrants, shall be bound:

                             15.1 Correctness of Statements. The statements contained herein and in the Warrants shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as described the Warrant Agent or action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided.

                             15.2 Breach of Covenants. The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant to be complied with by the Company.





                             15.3 Performance of Duties. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents (which shall not include its employees) and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                             15.4 Reliance on Counsel. The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

                             15.5 Proof of Actions Taken. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering or omitting any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed conclusively to be proved and established by a certificate signed by the Chairman of the Board or President, a Vice President, the Treasurer or the Controller of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                             15.6 Compensation. The Company agrees to pay the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the performance of its duties under this Agreement, and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the performance of its duties under this Agreement except as a result of the Warrant Agent's gross negligence or bad faith.

                             15.7 Legal Proceedings. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or any one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.





                             15.8  Other Transactions in Securities of
     Company. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants, or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                             15.9 Liability of Warrant Agent. The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence or bad faith.

                             15.10 Reliance on Documents. The Warrant Agent will not incur any liability or responsibility to the Company or to any Holder for any action taken in reliance on any notice, written statement, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent, presented or made by the proper party or parties.

                             15.11 Validity of Agreement. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature thereof); nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares (or other stock) to be issued pursuant to this Agreement or any Warrant, or as to whether any Warrant Shares (or other stock) will, pursuant to this Agreement or any Warrant, or as to whether any Warrant Shares (or other stock) will, when issued, be validly issued, fully paid and nonassessable, or as to the Warrant Price or the number or amount of Warrant Shares or other securities or other property issuable upon exercise of any Warrant.

                             15.12 Instructions from Company. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, a Vice President, the Controller or the Treasurer of the Company, and to make an application to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or officers. The Warrant Agent shall not be liable for any action taken by, or omission of any action, by the Warrant Agent in accordance with a proposal included in any such application to such officers on or after the date specified in such application (which date shall not be less than five Business Days after the date of any such officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the





     effective date in the case of an omission), the Warrant Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

                 16.     Change of Warrant Agent.  The Warrant Agent may
                       resign and be discharged from its duties under this Agreement by giving to the Company 30 days' notice in writing. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by (i) the resigning or incapacitated Warrant Agent or (ii) by any Holder (who shall with such notice submit his Warrant for inspection by the Company), then any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file any notice provided for in this Section 16, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be. In the event of such resignation or removal, the successor warrant agent shall mail, by first-class mail, postage prepaid, to each Holder, written notice of such removal or resignation and the name and address of such successor warrant agent.

                 17.     Identity of Transfer Agent.  Forthwith upon the
                       appointment of any subsequent transfer agent for the Common Stock, or any other shares of the Company's capital stock issuable upon the exercise of the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such subsequent transfer agent.

                 18.     Notices.  Any notice pursuant to this Agreement by
                       the Company or by any Holder to the Warrant Agent, or
                       by the Warrant Agent or by any Holder to the Company,
                       shall be in writing and shall be delivered in person or
                       by facsimile transmission, or mailed first class,
                       postage prepaid, (a) to the Company, at its offices at





                                                  , Attention:  Secretary, or
                       (b) to the Warrant Agent, at its offices at
                                       .  Each party hereto may from time to
                       time change the address to which notices to it are to be delivered or mailed hereunder by notice to the other party.

                 Any notice mailed pursuant to this Agreement by the Company or the Warrant Agent to the Holders shall be in writing and shall be mailed first class, postage prepaid, or otherwise delivered, to such Holders at their respective addresses on the books of the Warrant Agent.

                 19.     Supplements and Amendments.  The Company and the
                       Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Holder, in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interests of the Holders.

                 20.     Successors.  All the covenants and provisions of this
                       Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                 21.     Merger or Consolidation of the Company.  The Company
                       will not merge or consolidate with or into, or sell, transfer or lease all or substantially all of its property to, any other corporation unless the successor or purchasing corporation, as the case may be (if not the Company), shall expressly assume, by supplemental agreement reasonably satisfactory in form to the Warrant Agent and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

                 22.     Applicable Law.  This Agreement and each Warrant
                       issued hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

                 23.     Benefits of this Agreement.  Nothing in this
                       Agreement shall be construed to give to any person or
                       corporation other than the Company, the Warrant Agent,
                       and the Holders any legal or equitable right, remedy or
                       claim under this Agreement; but this Agreement shall be





                       for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders of the Warrants.

                 24.     Counterparts.  This Agreement may be executed in any
                       number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                 25.     Captions.  The captions of the Sections and
                       subsections of this Agreement have been inserted for convenience only and shall have no substantive effect.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.


                                   HAYES WHEELS INTERNATIONAL, INC.



     (Seal)                              By:
                                               Name:
                                               Title:

     Attest:



       Title:


                                         [                           ]
                                         As Warrant Agent




     (Seal)                              By:
                                               Name:
                                               Title:

     Attest:



       Title:


     PAGE

                                                               EXHIBIT A



     VOID AFTER 5:00 P.M.  [               , 2003]



                               Warrants to Purchase



                              Shares of Common Stock


                         HAYES WHEELS INTERNATIONAL, INC.

                          COMMON STOCK PURCHASE WARRANTS

                 This certifies that, for value received,
     or registered assigns (the "Holder"), is entitled to purchase from Hayes Wheels International, Inc., a Delaware corporation (the "Company"), at any time from 9:00 a.m., New York City time, on
     , 2000 until 5:00 p.m., New York time, on               , 2003 (the
     "Expiration Date"), at the purchase price of $48.00 per share (the "Warrant Price"), the number of shares of Common Stock of the Company, par value $.01 per share ("Common Stock"), shown above. The number of shares purchasable upon exercise of the Common Stock Purchase Warrants (the "Warrants") and the Warrant Price are subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.

                 Warrants may be exercised in whole or in part by presentation of this Warrant certificate with the Purchase Form on the reverse side hereof duly executed and simultaneous payment of the Warrant Price at the
     principal office of [                 ] (the "Warrant Agent").  Payment
     of such price shall be made, at the option of the Holder hereof, (i) in cash or by certified or official bank check payable to the Warrant Agent or (ii) by electing to receive that number of shares which is equal to the number of shares for which the Warrants are being exercised, less the number of shares having a current market value (as determined by Section 10.1(d) of the Warrant Agreement referred to below) equal to the aggregate Warrant Price. As provided in the Warrant Agreement referred to below, the Warrant Price and the number or kind of shares which may be purchased upon the exercise of the Warrants evidenced by this Warrant certificate are, at the option of the Company or upon the happening of certain events, subject to modification and adjustment.

                 This Warrant certificate is issued under and in accordance
     with a Warrant Agreement dated as of                 , 1996, between the
     Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement (the "Warrant Agreement"), to all of which the Holder of this Warrant certificate by acceptance hereof consents. A copy of the Warrant Agreement may be obtained by the Holder hereof upon written request to the Company.





                 Upon any partial exercise of the Warrants evidenced by this Warrant certificate, there shall be countersigned and issued to the Holder hereof a new Warrant certificate in respect of the shares of Common Stock as to which the Warrants evidenced by this Warrant certificate shall not have been exercised. This Warrant certificate may be exchanged at the office of the Warrant Agent by surrender of this Warrant certificate properly endorsed either separately or in combination with one or more other Warrant certificates for one or more new Warrant certificates evidencing the right of the Holder thereof to purchase the same aggregate number of shares as were purchasable on exercise of the Warrants evidenced by the Warrant certificate or certificates exchanged. No fractional shares will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

                 This Warrant is freely transferrable; provided, however, that if the Holder hereof is a party to that certain stockholders agreement of
     the Company dated as of            , 1996 (the "Stockholders Agreement"),
     this Warrant may not be transferred, until the second anniversary of the consummation of the merger of Holdings Holdings, Inc. with and into the Company, to any person other than a Permitted Transferee (as defined in the Stockholders Agreement). Subsequent to such two year period, the Warrants held by the Investors may be transferred only pursuant to (i) Rule 144 of the Securities Act of 1933, as amended (the "Securities Act") or (ii) an exemption from registration under the Securities Act as set forth in an opinion of counsel in form and substance reasonably acceptable to the Company.

                 The Holder hereof may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company may treat the Holder hereof as the owner for all purposes.

                 Neither the Warrants nor this Warrant certificate entitles any Holder hereof to any of the rights of a stockholder of the Company.

                 This Warrant certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.


     Dated:             , 1996

                                   HAYES WHEELS INTERNATIONAL, INC.



                                   By:





     [Seal]
                                   Attest:
     Countersigned:


     [                    ]
     Warrant Agent


     By:
           Authorized Signature

                                   PURCHASE FORM

                     (To be executed upon exercise of Warrant)

     To:  HAYES WHEELS INTERNATIONAL, INC.

                 The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant certificate for, and
     to purchase thereunder,         shares of the Company's Common Stock, par
     value $.01 per share (the "Common Stock"), as provided for therein, and tenders herewith payment of the purchase price in full in the form of cash or a certified or official bank check in the amount of $
        .

                 The Purchase Price shall be paid:

                             in cash, certified check or official bank check;
                             or

                             by electing to receive that number of shares
                             which is equal to the number of shares for which the Warrants are being exercised, less the number of shares having a current market value (as determined by Section 10.1(d) of the Warrant
                             Agreement between the Company and [          ],
                             as Warrant Agent, dated           , 1996).

                 Please issue a certificate or certificates for such shares of Common Stock in the name of, and pay any cash for any fractional share to:

     PLEASE INSERT SOCIAL SECURITY       NAME
     OR OTHER IDENTIFYING NUMBER          (Please Print Name and Address)
     OF ASSIGNEE

                                               Address

                                         Signature

                                               NOTE: The above signature
                                                     should correspond exactly
                                                     with the name on the face
                                                     of this Warrant
                                                     certificate or with the
                                                     name of the assignee
                                                     appearing in the
                                                     assignment form below and
                                                     must be guaranteed by an
                                                     eligible guarantor
                                                     institution with
                                                     membership in an approved
                                                     Signature Guarantee
                                                     Medallion Program.

     And, if said number of shares shall not be all the shares purchasable under the within Warrant certificate, a new Warrant certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder less any fraction of a share paid in cash.

                                    ASSIGNMENT

           (To be executed only upon assignment of Warrant certificate to the extent such assignment is permissible under the terms of the Warrant Agreement)

                 For value received,              hereby sells, assigns and
     transfers unto              the within Warrant certificate, together with
     all right, title and interest therein, and does hereby irrevocably
     constitute and appoint              attorney, to transfer said Warrant
     certificate on the books of the within-named Company, with full power of substitution in the premises.


     Dated:                 , 19

                             NOTE: The above signature should correspond
                                   exactly with the name on the face of this Warrant certificate and must be guaranteed by an eligible guarantor institution with membership in an approved Signature Guarantee Medallion Program.

                                   EXHIBIT 10.3

                              STOCK OPTION AGREEMENT





                 STOCK OPTION AGREEMENT (this "Agreement"), dated as of March 28, 1996 by and among VARITY CORPORATION, a Delaware corporation ("Stockholder"), its wholly-owned subsidiary, K-H CORPORATION, a Delaware
     corporation   ("K-H"), and MWC HOLDINGS, INC., a Delaware corporation
     ("Holdings").

                 WHEREAS, concurrently herewith, Holdings and Hayes Wheels International, Inc. a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger of even date herewith (such Agreement in the form attached hereto as Exhibit A being the "Merger Agreement"), pursuant to which Holdings will merge with and into the Company (the "Merger"); and

                 WHEREAS, Stockholder owns indirectly and K-H owns directly, as of the date hereof, 8,144,000 shares of common stock, $.01 par value per share (the "Common Stock") of the Company (the "Existing Shares", together with any shares of Common Stock acquired after the date hereof and prior to the termination hereof, hereinafter collectively referred to as the "Shares"); and

                 WHEREAS, Holdings has entered into the Merger Agreement in reliance on Stockholder's and K-H's representations, warranties, covenants and agreements hereunder.

                 NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, and intending to be legally bound hereby, it is agreed as follows:

     1.    Option to Purchase.

                 1.1  Grant of Option.  Stockholder agrees that K-H grant, and
     K-H hereby grants, to Holdings an irrevocable option (the "Option") to purchase all of the Shares on the terms and subject to the conditions set forth herein, at any time after the earlier of (i) Stockholder's or K-H's breach of any of its material obligations under this Agreement, (ii)
     Holdings' discovery of any material misrepresentation or breach of a material warranty made by Stockholder or K-H hereunder and (iii) the public disclosure of, or Holdings shall have learned of, the earliest event to occur of the following:  (a) any person or group other than
     Stockholder or K-H or Holdings or its affiliates shall have acquired or become the beneficial owner (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of more than 15% of the outstanding shares of Common Stock, or shall have been granted any option or right, conditional or otherwise, to acquire more than 15% of the outstanding shares of Common Stock; (b) any person other than Holdings and its affiliates shall have made a bona fide proposal with respect to a tender offer or exchange offer for at least
     15% of the then outstanding shares of Common Stock or with respect to a merger, consolidation or other business combination with or involving the
     Company or any other acquisition of a material portion of the assets of the Company; (c) the Company shall have entered into a written definitive agreement or written agreement in principle, other than with Holdings, in connection with a liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of








     the assets or all or a material portion of the equity interest in the Company, or other similar transaction or business combination involving the Company; or (d) the Board of Directors of the Company shall have publicly withdrawn or modified its recommendation of acceptance of the Merger or shall have failed publicly to reconfirm such recommendation within 2 business days of a written request for such reconfirmation by Holdings.

                 1.2 Exercise of Option. Subject to Section 1.1, at any time prior to the termination of this Agreement, Holdings may exercise the Option, in whole but not in part, by sending a written notice of such exercise (the "Exercise Notice") to Stockholder specifying a date (not less than two business days nor more than ten days from the later of (i) the date such Exercise Notice is given and (ii) the expiration or termination of any waiting period, and any extensions thereof, under the HSR Act (as hereinafter defined)) (the "Option Closing Date") for the closing of such purchase (the "Closing"). The Closing shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York, at 10:00 a.m., local time, on the day specified in such notice or at such other place, and at such other time or date as the parties hereto may agree. At the Closing, Stockholder shall cause K-H to, and K-H shall, deliver to Holdings all of the Shares by delivery of certificates evidencing such Shares, properly endorsed by K-H and accompanied by such stock powers and other documents as may be necessary to transfer record ownership of K-H's Shares into Holdings' name on the stock transfer books of the Company, against payment therefore as specified in Section 1.3. All applicable transfer and documentary taxes and other fees shall be paid by Holdings.

                 1.3 Purchase Price. The purchase and sale of the Shares pursuant to Section 1.1 of this Agreement shall be at a purchase price equal to $32.00 per Share in cash, or such higher price as may be paid to holders of Common Stock pursuant to the Merger (combining the Cash Consideration (as defined in the Merger Agreement) with the shares of New Company Common Stock (as defined in the Merger Agreement) issued per share of Common Stock in the Merger, valuing each share of New Company Common Stock at $32.00 per share) (the "Purchase Price"). At the Closing, Holdings shall pay to K-H in immediately available funds by wire transfer payable to the order of K-H an amount equal to the product of the Purchase Price multiplied by the number of Shares sold pursuant to this Section 1.

                 1.4 Adjustments. If at any time the outstanding shares of Common Stock are changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment or if a stock dividend thereon is declared with a record date prior to the termination of this Agreement, then the number of Shares subject to the Option and the applicable per share consideration to be paid by Holdings upon exercise








     of the Option (but not the total purchase price) shall be appropriately and equitably adjusted so that Holdings shall receive upon exercise of the Option the number and class of shares or other securities or property that Holdings would have received in respect of the Shares that Holdings would have been entitled to purchase upon exercise of the Option if the Option had been exercised immediately prior to such event. The rights of Holdings under this Section 1.4 shall be in addition to, and shall in no way limit, its rights against the Company for breach by the Company of the Merger Agreement.

     2. Irrevocable Proxy of K-H. Stockholder shall cause K-H to revoke, and K-H hereby revokes, any and all previous proxies with respect to the Shares and irrevocably appoints Paul S. Levy and Marcos A. Rodriguez, and each of them, the attorneys and proxies of K-H, each with full power of substitution, to vote and otherwise act (including pursuant to written consent) with respect to all of the Shares, for the approval and the adoption of the Merger Agreement (in the form attached hereto as Exhibit A and, except to the extent agreed to in writing by Stockholder, without any modification, amendment, alteration or supplement thereto or any waiver of the terms thereof by either party thereto), all agreements related to the Merger and any actions approved by Stockholder and K-H related thereto, and against any proposal or transaction which could prevent or delay the consummation of the transactions contemplated by this Agreement or the Merger Agreement, at any meeting or meetings of the stockholders of the Company, and at any adjournment, postponement or continuation thereof, at which the Merger Agreement and other related agreements (or any amended version or versions thereof), or such other actions are submitted for the consideration and vote of the stockholders of the Company. The foregoing appointments and proxies shall be irrevocable, and shall remain in effect with respect to the Shares, until the termination of this Agreement and shall be deemed coupled with an interest (in that Holdings has the right to purchase the Shares hereunder). In respect of all other matters K-H shall retain the right to vote the Shares in its sole discretion. Stockholder hereby agrees to cause K-H to, and K-H hereby agrees, to execute such additional documents as Holdings may reasonably request to effectuate the foregoing. Holdings hereby agrees to cause the above-named proxies to attend any meeting or meetings of the stockholders to which this Section 2 applies, and to vote the Shares in accordance with the terms hereof.

     3. Representations and Warranties of Stockholder and K-H. Each of Stockholder and K-H represents and warrants to Holdings as follows:

                 3.1  Ownership of Shares.  On the date hereof the Existing
     Shares are all of the Shares currently beneficially owned by K-H.  On the
     Closing Date, the Shares will constitute all of the shares of Common
     Stock owned beneficially by Stockholder and K-H.  Neither Stockholder nor
     K-H has any rights to acquire any additional shares of Common Stock.  K-H currently has, and at Closing will have, good, valid and marketable title








     to the Shares, free and clear of all liens, encumbrances, restrictions, options, warrants, rights to purchase and claims of every kind (other than the encumbrances created by this Agreement and other than restrictions on transfer under applicable Federal and State securities laws). The sale of the Shares to Holdings upon exercise of the Option will transfer to Holdings good, valid and marketable title to the Shares, free of all liens, encumbrances, restrictions and claims of every kind other than restrictions on transfer under applicable Federal and State securities laws.

                 3.2 Authority; Binding Agreement. Each of Stockholder and K-H has the full legal right, power and authority to enter into and perform all of its obligations under this Agreement. The execution and delivery of this Agreement by Stockholder and K-H will not violate any other agreement to which Stockholder or K-H is a party including, without limitation, any voting agreement, stockholders agreement or voting trust. This Agreement has been duly executed and delivered by Stockholder and K-H and constitutes a legal, valid and binding agreement of Stockholder and K-H, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws, now or hereafter in effect affecting creditors' rights and remedies generally or general principles of equity. Neither the execution and delivery of this Agreement nor the consummation by Stockholder or K-H of the transactions contemplated hereby will (i) violate, or require any consent, approval or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to Stockholder or K-H or the Shares, except for the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or (ii) constitute a violation of, conflict with or constitute a default under, any material contract, commitment, agreement, understanding, arrangement or other restriction of any kind to which Stockholder or K-H is a party or by which Stockholder or K-H is bound.

                 3.3 Broker's Fees. No broker, investment banker, financial advisor or any other person engaged by Stockholder or K-H is, or will be, entitled to any brokerage, finder's fee or commission from the Company or Holdings in connection with this Agreement or the transactions contemplated hereby exclusive of any brokerage, finder's fee or commission referred to in the Merger Agreement.

                 3.4 Reliance on Agreement. Stockholder and K-H each understands and acknowledges that Holdings is entering into the Merger Agreement in reliance upon Stockholder's and K-H's execution and delivery of this Agreement. Stockholder and K-H each acknowledges that the irrevocable stock option set forth in Section 1 is granted in consideration for the execution and delivery of the Merger Agreement by Holdings.








                 3.5 Rule 145; Affiliate Sales. In the event that Stockholder or K-H receives any shares of common stock (the "New Company Common Stock") of the surviving corporation in the Merger (the "Surviving Corporation") as a result of the Merger:

                       (a) It shall not make any sale, transfer or other disposition of the New Company Common Stock that it receives pursuant to the Merger in violation of the Securities Act of 1933, as amended (the "Act") or the rules and regulations promulgated thereunder (the "Rules and Regulations") and any applicable state securities laws;

                       (b) It has been advised that the issuance of the New Company Common Stock to it pursuant to the Merger will be registered with the Securities and Exchange Commission (the "Commission") under the Act on a Registration Statement on Form S-4. However, it has also been advised that because it may be deemed to have been an affiliate of the Company at the time the Merger is submitted for a vote of the stockholders of the Company, it may not sell, transfer or otherwise dispose of New Company Common Stock issued to it in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) to the extent applicable, such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act or is made in a transaction which, as described in a "no-action" or interpretive letter from the Commission relating specifically to such transaction, is not required to be registered under the Act or (iii) in the opinion of counsel reasonably acceptable to the Surviving Corporation, such sale, transfer or other disposition is otherwise exempt from registration under the Act;

                       (c) It also understands that unless the transfer by it of its New Company Common Stock has been registered under the Act or, to the extent applicable, is a sale made in conformity with the provisions of Rule 145, the Surviving Corporation reserves the right to put the following legend on the certificates issued to its transferee:

                 The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933 or pursuant to a registration statement under the Securities Act of 1933.

     4. Representations and Warranties of Holdings. Holdings represents and warrants to Stockholder and K-H as follows:








                 4.1 Authority; Binding Agreement. Holdings has full legal right, power and authority to enter into and perform all of its obligations under this Agreement. The execution and delivery of this Agreement by Holdings will not violate any other agreement to which Holdings is a party. This Agreement has been duly executed and delivered by Holdings and constitutes a legal, valid and binding agreement of Holdings, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws, nor or hereafter in effect, affecting creditors' rights and remedies generally or general principles of equity. Neither the execution and delivery of this Agreement nor the consummation by Holdings of the transactions contemplated hereby will (i) violate, or require any consent, approval or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to Holdings or the Shares, except for the filings under the HSR Act or (ii) constitute a violation of, conflict with or constitute a default under, any contract, commitment, agreement, understanding, arrangement or other restriction of any kind to which Holdings is a party or by which it is bound.

                 4.2 Private Purchase. Holdings is acquiring the Option and will acquire the Shares upon the exercise of the Option for its own account and not with a view to the distribution or resale thereof in any manner not in accordance with applicable law.

                 4.3 Broker's Fees. No broker, investment banker, financial advisor or any other person is, or will be, entitled to any brokerage, finder's fee or commission from Holdings in connection with this Agreement or the transactions contemplated hereby.

     5. Certain Covenants of Stockholder and K-H. Except in accordance with the provisions of this Agreement, Stockholder and K-H each agrees with, and covenants to, Holdings as follows:

                 5.1  Transfer.  Stockholder and K-H each shall not (i)
     transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge, assign, encumber or other disposition) or consent to any transfer of, any or all of the Shares or any interest therein, except pursuant to the Merger, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all such Shares or any interest therein, (iii) grant any proxy, power-of-attorney or other authorizations in or with respect to such Shares or (iv) deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares.  K-H will submit to the Company, promptly after the execution of this
     Agreement, any and all certificates representing the Shares and
     Stockholder and K-H each agrees with, and consents to (i) the inscription on all such certificates prior to their prompt return to Stockholder of the following legend by the Company on such certificates:  "The shares of








     Common Stock, $.01 par value, of the Company, represented by this certificate are subject to a Stock Option Agreement, dated as of March 28, 1996, and may not be sold or otherwise transferred, except in accordance therewith. Copies of such Agreement may be obtained at the principal executive office of Hayes Wheels International, Inc. Such restrictions on sale or other transfer expire and terminate, whether or not this legend remains on any certificate representing such shares of Common Stock and without any notice, action or demand of any person, on the date such Agreement terminates"; and (ii) the entering of stop transfer orders with the transfer agent and the registrar of the Company against the transfer of the Shares other than in compliance with the requirements of this Agreement, such stop transfer orders to expire by their terms on the date this Agreement terminates with no notice, action or demand by K-H, Stockholder, Holdings or the Company. Upon termination of this Agreement, Stockholder's and K-H's obligations under this Section
     5.1 shall immediately, and without any action by Holdings, terminate and, notwithstanding the termination of this Agreement for other purposes, if requested by Stockholder or K-H, Holdings will join any demand made on the Company or the transfer agent for the Common Stock, that such legend be removed from such certificates.

                 5.2 Solicitation. Stockholder and K-H each shall not, and shall direct their investment bankers, attorneys or other advisers or representatives not to, directly or indirectly, (i) solicit, initiate or encourage the submission of, any takeover proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or making of any proposal that constitutes, or may reasonably
     be expected to lead to, any takeover proposal.   Stockholder and K-H
     shall immediately provide Holdings with notice of any takeover proposal, including the identity of the bidder and the terms and conditions of such takeover proposal and any related financing. For all purposes hereof, "takeover proposal" means any proposal for a merger or other business combination involving the Company or any of its subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest of more than 15% of the outstanding shares of Common Stock of, or a substantial portion of the assets of, the Company or any of its subsidiaries, other than the Merger and the other transactions contemplated by the Merger Agreement.

                 5.3 Indemnification Arrangements. Promptly after the date hereof, Stockholder and K-H agree to cause Kelsey-Hayes Corporation to enter into a mutually satisfactory agreement with the Company clarifying the indemnification arrangements between them to reflect the current course of conduct of the parties.

     6. Certain Covenants of Holdings. Holdings agrees that, and covenants to, Stockholder and K-H as follows:








                 6.1 No Amendment of Merger Agreement. Holdings shall not, without the prior written consent of Stockholder and K-H, modify, amend, alter or supplement the Merger Agreement in any manner. In the event Holdings has a right to terminate the Merger Agreement pursuant to
     Section 8.1(b) or (c) thereof, Holdings shall immediately terminate the Merger Agreement unless Stockholder and K-H consent in writing to Holdings not to terminate the Merger Agreement.

                 6.2 Make Whole. In the event that the Option is exercised, the Merger is not consummated pursuant to the Merger Agreement and Holdings shall at any time or times within 12 months of the date of such exercise dispose of any of the Shares for consideration in excess of the Purchase Price theretofore paid by Holdings hereunder ("Increase Events"), then in each such case the Purchase Price shall be increased to the highest price per Share applicable in any such Increase Event.
     Within two business days after the occurrence of any such Increase Event, Holdings shall pay (in the manner set forth in Section 1.3) to K-H, in respect of each Share acquired upon exercise of the Option and subsequently disposed of, the excess of such highest per Share price over the Purchase Price theretofore paid by Holdings hereunder. Non-cash consideration shall be valued at fair market value.

     7. Termination. This Agreement, to the extent an Exercise Notice has not previously been given after the occurrence of an event described in
     Section 1.1(a), (b), (c) or (d) hereof, shall terminate on the earlier of
     (i) the Effective Time (as defined in the Merger Agreement), (ii) five business days after the termination of the Merger Agreement in accordance with its terms, (iii) the termination of the Merger Agreement pursuant to its terms if as or by reason of such termination Holdings is not entitled to the payment of termination fees (as specified in Section 8.2(b) of the Merger Agreement), (iv) any modification, amendment, alteration or supplement of the Merger Agreement, or any failure of Holdings to terminate the Merger Agreement, in violation of Section 6.1 hereof, or
     (v) 12:01 a.m. on August 16, 1996; provided, however, that the provisions of Section 3.5 (but only the case of termination under Section 7(i)), the last sentence of Section 5.1, 8 and 9 hereof shall survive any termination of this Agreement.

     8. Expenses. Each party hereto will pay all of its expenses in connection with the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of its counsel and other advisers.

     9. Restrictive Legends. It is understood and agreed that any legend set forth in Section 3.5(c) above shall be removed by delivery of substitute certificates without such legend, and the related stop transfer instructions shall be revoked, (i) if it has delivered to the Surviving Corporation a copy of a letter from the staff of the Commission relating specifically to the shares evidenced thereby, or an opinion of








     counsel in form and substance reasonably satisfactory to the Surviving Corporation, to the effect that such legend is not required for purposes of the Act or (ii) upon registration of such shares under the Act.

     10. Conditions to Closing. (a) The obligations of the parties to close hereunder shall be subject to the conditions that (i) there shall be no preliminary or permanent injunction or other order issued by any court of competent jurisdiction in effect which prohibits the sale of the Shares and (ii) all applicable waiting periods, and any extensions thereof, under the HSR Act shall have expired or been terminated. Stockholder, K-H and Holdings agree not to seek any such injunction or order and agree that they will oppose and will seek the immediate lifting of any such injunction or order.

                       (b) The obligations of Holdings to close hereunder, and the obligations of Stockholder to cause K-H, and K-H, to close hereunder, shall be subject to the additional condition that all representations and warranties of Stockholder and K-H, in the case of Holdings, and Holdings, in the case of Stockholder and K-H, shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing.

                       (c) Stockholder and K-H each agrees, while this Agreement is in effect, to notify Holdings promptly of the number of any shares of Common Stock acquired by Stockholder after the date hereof.

     11.   Miscellaneous.

                 11.1 Survival of Representations and Warranties. All representations, warranties, covenants and agreements made by Stockholder, K-H and Holdings in this Agreement shall survive the Closing hereunder and any investigation at any time made by or on behalf of any party.

                 11.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally or by next-day courier or telecopied with confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied or one day after delivery to a courier for next-day delivery.


                       If to Holdings:

                       MWC Holdings, Inc.








                       2501 Woodlake Circle
                       Okemos, Michigan  48864
                       Attention:  General Counsel
                       Telecopier:  (517) 337-5886

                       with copies to:

                       Joseph Littlejohn & Levy
                       450 Lexington Avenue
                       Suite 3350
                       New York, New York  10022
                       Attention:  Paul S. Levy
                       Telecopier:  (212) 286-8626

                       and

                       Skadden, Arps, Slate, Meagher & Flom
                       One Rodney Square
                       Wilmington, Delaware  19801
                       Attention:  Robert B. Pincus, Esq.
                       Telecopier:  (302) 651-3001


                       If to Stockholder or K-H:

                       Varity Corporation
                       672 Delaware Avenue
                       Buffalo, New York 14209
                       Attention:  Kenneth L. Walker
                       Telecopier: (716) 888-8065

                       with a copy to:

                       Cahill Gordon & Reindel
                       80 Pine Street
                       New York, New York  10005
                       Attention:  Immanuel Kohn, Esq.
                       Telecopier:  (212) 269-5420


                 11.3 Entire Agreement. This Agreement, together with the documents expressly referred to herein, constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter contained herein.

                 11.4 Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.








                 11.5 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and personal representatives, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

                 11.6 Public Announcements. Each of Holdings, Stockholder and K-H agrees that it will not issue any press release or otherwise make any public statement with respect to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed.

                 11.7 Governing Law. This Agreement, and all matters relating hereto, shall be governed by, and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

                 11.8 Injunctive Relief; Jurisdiction. Stockholder and K-H each agrees that irreparable damage would occur and that Holdings would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Holdings shall be entitled to an injunction or injunctions to prevent breaches by Stockholder or K-H of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto
     (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or in the Court of Chancery in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such party to the personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the State of Delaware or the Court of Chancery.

                 11.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same document.

                 11.10 Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.








                 11.11 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

                 11.12 Further Assurances. Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

                 11.13 Third-Party Beneficiaries. Nothing in this Agreement, expressed or implied, shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or by reason of this Agreement or any provision contained herein.

                 IN WITNESS WHEREOF, Holdings, Stockholder and K-H have caused this Agreement to be executed by their duly authorized officers, as of the date and year first above written.


                                         MWC HOLDINGS, INC.



                                         By:    /s/ Richard W. Tuley
                                         Name:  Richard W. Tuley
                                         Title: President/CEO


                                         VARITY CORPORATION



                                         By:    /s/ Kenneth L. Walker
                                         Name:  Kenneth L. Walker
                                         Title: Vice President, Legal &
     Secretary


                                         K-H CORPORATION








                                         By:    /s/ Kenneth L. Walker
                                         Name:  Kenneth L. Walker
                                         Title: Secretary

                                   EXHIBIT 10.4

                           REGISTRATION RIGHTS AGREEMENT

                 REGISTRATION RIGHTS AGREEMENT, dated as of March 28, 1996 (the "Agreement"), among Hayes Wheels International, Inc., a Delaware corporation (the "Company"), Varity Corporation, a Delaware corporation, and K-H Corporation, a Delaware corporation and wholly owned subsidiary of Varity Corporation. Varity Corporation and K-H Corporation are hereinafter collectively referred to as the "Holder".

                 WHEREAS, on the date hereof, the Holder owns of record and beneficially 8,144,000 shares of common stock, par value $.01, of the Company (the "Common Stock"), representing approximately 46.3% of the outstanding Common Stock; and

                 WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of March 28, 1996, by and between MWC Holdings, Inc., a Delaware corporation ("Holdings") and the Company (the "Merger Agreement"), Holdings will be merged with and into the Company (the "Merger"); and

                 WHEREAS, upon consummation of the Merger, each share of Common Stock issued and outstanding immediately prior to the effective time of the Merger shall be converted into (i) the Cash Consideration (as defined in the Merger Agreement), and (ii) one-tenth of one share of duly authorized, validly issued, fully paid and nonassessable shares of common stock, par value $.01 (the "New Common Stock"), of the Company as the surviving corporation of the Merger; and

                 WHEREAS, upon consummation of the Merger, the Holder shall receive 814,400 shares of New Common Stock; and

                 WHEREAS, in order to induce the Holder to enter into a Stock Option Agreement with Holdings of even date herewith, the Company has agreed to provide registration rights with respect to the shares of New Common Stock to be issued to the Holder upon consummation of the Merger.

                 NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:








     Section 1.     Definitions.

                 As used in this Agreement, the following terms shall have the following meanings:

                 The term "Company" shall have the meaning ascribed to it in the Preamble.

                 The term "Company Offering" shall mean the sale of New Common Stock pursuant to a registration statement filed by the Company under the Securities Act (other than (i) a registration statement filed on Form S-4 or any successor form or (ii) a registration statement filed on Form S-8 or any successor form) respecting an underwritten offering, whether primary or secondary, that is declared effective by the SEC.

                 The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                 The term "Form S-4" shall mean the registration statement filed with the SEC by the Company on Form S-4 containing a proxy statement describing the Merger to the Company's stockholders and registering certain shares of New Common Stock to be issued upon consummation of the Merger.

                 The term "Initial Shelf Registration" shall have the meaning ascribed to it in Section 2(c).

                 The term "Losses" shall have the meaning ascribed to it in
     Section 7(a).

                 The term "Person" shall mean an individual, trustee, corporation, partnership, joint stock company, trust, unincorporated association, union, business association, firm or other entity.

                 The term "Registrable Securities" shall mean (i) the 814,400 shares of New Common Stock to be issued to the Holder upon consummation of the Merger. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when such securities have been sold or otherwise transferred by the Holder pursuant to the Shelf Registration Statement or pursuant to Rule 144 under the Securities Act.

                 The term "Rule 144" shall have the meaning ascribed to it in
     Section 2(c).

                 The term "Rule 415 Offering" shall have the meaning ascribed to it in Section 2(a).








                 The term "SEC" shall mean the Securities and Exchange
     Commission.

                 The term "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                 The term "Shelf Registration Statement" shall have the meaning ascribed to it in Section 2(d).

     Section 2.     Required Registration.

                                   (a)        Form S-4.  The Company shall
     use its best efforts to register with the SEC the Registrable Securities for resale on the Form S-4. If the Registrable Securities are registered pursuant to the Form S-4, immediately following consummation of the Merger, the Company shall file with the SEC a post-effective amendment to the Form S-4 causing the Registrable Securities to be registered on Form S-3 or another appropriate form so as to permit promptly the resale of the Registrable Securities by the Holder pursuant to an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule) under the Securities Act (a "Rule 415 Offering").

                                   (b)        Form S-3.  If the Company is
     unable to register the Registrable Securities with the SEC for resale on the Form S-4, the Company shall use its best efforts to prepare and file with the SEC prior to or contemporaneously with the consummation of the Merger a registration statement on Form S-3 or another appropriate form permitting registration of the Registrable Securities so as to permit promptly the resale of the Registrable Securities by the Holder in a Rule 415 Offering.

                                   (c)        Effectiveness.  As used herein,
     the term "Shelf Registration Statement" means either (i) a post-effective amendment to the Form S-4 filed by the Company with the SEC pursuant to
     Section 2(a) above, or (ii) a registration statement filed by the Company with the SEC pursuant to Section 2(b) above, as the case may be. The Company shall use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable following consummation of the Merger and to keep the Shelf Registration continuously effective under the Securities Act until the termination of this Agreement pursuant to Section 8(m) hereof.

                                   (d)        Supplements.  The Company shall
     supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement, if required by the Securities Act, or if reasonably requested by the Holder or by any underwriter of the Registrable Securities.








                                   (e)        Offerings.  At any time after
     the effective date of the Shelf Registration Statement, the Holder, subject to the terms and conditions herein, shall have the right to dispose of all or any portion of the Registrable Securities.

                 (f) Availability of Form S-3. The Company shall use its best efforts to be eligible for and to comply with the requirements for use of Form S-3 or any similar short form under the Securities Act for the registration and sale of the Registrable Securities.

     Section 3.     Holdback Agreements.

                 (a) By the Holder. The Holder agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities during the ten (10) day period prior to the date which the Company has notified the Holder that it intends to commence a Company Offering through the sixty (60) day period immediately following the closing date of such Company Offering; provided, however, that (i) the Holder shall not be obligated to comply with this Section 3(a) until the first anniversary of the Merger, and
     (ii) the Holder shall not be obligated to comply with this Section 3(a) on more than one occasion in any nine month period.

                 (b) By the Company. The Company agrees not to effect, whether for itself or any other Person, any public sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities during the ten (10) day period prior to which the Holder has notified the Company that it intends to commence a firm commitment underwritten Rule 415 Offering through the sixty (60) day period immediately following the closing date of such offering; provided, however, that the Company shall not be obligated to comply with this Section 3(b) on more than one occasion.

     Section 4.     Blackout Provisions.

                 In the event that, at any time while the Shelf Registration Statement remains effective, the Company determines in its reasonable judgment and in good faith that the sale of Registrable Securities would require disclosure of material information which the Company has a bona fide business purpose for preserving as confidential or that the Company is unable to comply with SEC requirements, the Holder shall, upon written notice of such good faith determination, suspend sales of the Registrable Securities for a period beginning on the date of receipt of such notice and expiring on the earlier of (x) the date upon which such material information is disclosed to the public or ceases to be material or the Company is able to comply with SEC requirements, as the case may be, and
     (y) thirty (30) days after the receipt of such notice from the Company.








     Section 5.  Registration Procedures.

                       (a) Procedures. In connection with the registration of the Registrable Securities, pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the Holder's intended method of disposition thereof and, in connection therewith, the Company shall as expeditiously as possible:

                                   (1)   prepare and file with SEC the
           Shelf Registration Statement in accordance with Section 2 hereof and use its best efforts to cause the Shelf Registration Statement to become effective and remain continuously effective under the Securities Act until the termination of this Agreement pursuant to Section 8(m) hereof;

                                   (2)   in accordance with Section 2
           hereof, prepare and file with the SEC such amendments and supplements to the Shelf Registration Statement and the prospectuses used in connection therewith as may be necessary to keep such Shelf Registration Statement effective for a continuous period until the termination of this Agreement pursuant to Section 8(m) hereof; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Shelf Registration Statement during such period in accordance with the intended methods of disposition by the Holder as set forth in such Shelf Registration Statement (including, without limitation, by incorporating in a prospectus supplement or post-effective amendment the terms of the sale of the Registrable Securities);

                                   (3)   before filing with the SEC the
           Shelf Registration Statement or prospectus or any amendments or supplements thereto, the Company shall furnish to counsel selected by the Holder and counsel for the underwriter or sales or placement agent, if any, in connection therewith, drafts of all such documents proposed to be filed and provide such counsel with a reasonable opportunity for review thereof and comment thereon, such review to be conducted and such comments to be delivered with reasonable promptness;

                                   (4)   promptly (i) notify the Holder
           of each of (x) the filing and effectiveness of the Shelf Registration Statement and each prospectus and any amendment or supplements thereto, (y) the receipt of any comments from the SEC or any state securities law authorities or any other governmental authorities with respect to any such Shelf








           Registration Statement or prospectus or any amendments or supplements thereto, and (z) any oral or written stop order with respect to such registration, any suspension of the registration or qualification of the sale of the Registrable Securities in any jurisdiction or any initiation or threatening of any proceedings with respect to of the foregoing and (ii) use its best efforts to obtain the withdrawal of any order suspending the registration or qualification (or the effectiveness thereof) or suspending or preventing the use of any related prospectus in any jurisdiction with respect thereto;

                                   (5)   furnish to the Holder, the
           underwriters and the sales or placement agent, if any, and counsel for each of the foregoing, a conformed copy of the Shelf Registration Statement and each amendment and supplement thereto (in each case, including all exhibits thereto and documents incorporated by reference therein) and such additional number of copies of such Shelf Registration Statement, each amendment and supplement thereto (in such case without such exhibits and documents), the prospectus (including each preliminary prospectus) included in such Shelf Registration Statement and prospectus supplements and all exhibits thereto and documents incorporated by reference therein and such other documents as the Holder, underwriter, agent or counsel may reasonably request in order to facilitate the disposition of the Registrable Securities by the Holder.

                                   (6)   if requested by the Holder or
           the managing underwriter or underwriters of a Rule 415 Offering, subject to approval of counsel to the Company in its reasonable judgment, promptly incorporate in a prospectus, supplement or post-effective amendment to the Shelf Registration Statement such information concerning underwriters and the plan of distribution of the Registrable Securities as such managing underwriter or underwriters or the Holder reasonably shall furnish to the Company in writing and request be included therein, including, without limitation, information with respect to the number of Registrable Securities being sold by the Holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus, supplement or post-effective amendment as soon as possible after being notified of the matters to be incorporated in such prospectus, supplement or post-effective amendment;








                                   (7)   use its best efforts to
           register or qualify such Registrable Securities under such securities or "blue sky" laws of such jurisdictions as the Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holder to consummate the disposition in such jurisdictions of the Registrable Securities to be sold and keep such registration or qualification in effect for so long as the Shelf Registration Statement remains effective under the Securities Act (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, (ii) subject itself to taxation in any such jurisdiction where it would not otherwise be subject to taxation but for this paragraph or
           (iii) consent to the general service of process in any jurisdiction where it would not otherwise be subject to general service of process but for this paragraph);

                                   (8)   notify the Holder, at any time
           when a prospectus relating to the Shelf Registration Statement is required to be delivered under the Securities Act, upon the discovery that, or of the happening of any event as a result of which, the Shelf Registration Statement, as then in effect, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading, and promptly prepare and furnish to the Holder a supplement or amendment to the prospectus contained in the Shelf Registration Statement so that the Shelf Registration Statement shall not, and such prospectus as thereafter delivered to the purchasers of such Registrable Securities shall not, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading;

                                   (9)   cause all the Registrable
           Securities to be listed on each national securities exchange and included in each established over-the-counter market on which or through which similar securities of the Company are then listed or traded;

                                   (10)        make available for
           inspection by the Holder, any underwriter participating in any disposition pursuant to the Shelf Registration Statement, and any attorney, accountant or other agent retained by the Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company,








           and cause the Company's officers, directors, employees, attorneys and independent accountants to supply all information reasonably requested by the Holder, underwriters, attorneys, accountants or agents in connection with the Shelf Registration Statement. Information which the Company determines, in good faith, to be confidential shall not be disclosed by such persons unless (i) the disclosure of such information is necessary to avoid or correct a misstatement or omission in such Shelf Registration Statement or (ii) the release of such information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. The Holder agrees, on its own behalf and on behalf of all of its underwriters, accountants, attorneys and agents, that the information obtained by any of them as a result of such inspections shall be deemed confidential unless and until such is made generally available to the public. The Holder further agrees, on its own behalf and on behalf of all of its underwriters, accountants, attorneys and agents, that it will, upon learning that disclosure of such information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the information deemed confidential;

                                   (11)        use its best efforts to
           comply with all applicable laws related to the Shelf Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Exchange Act, and the rules and regulations promulgated by the Commission) and make generally available to its security holders as soon as practicable (but in any event not later than fifteen (15) months after the effectiveness of the Shelf Registration Statement) an earnings statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act;

                                   (12)        use reasonable best
           efforts to furnish to the Holder a signed counterpart of (x) an opinion of counsel for the Company and (y) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, covering such matters with respect to such registration statement and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters








           delivered to the underwriters in underwritten public offerings of securities for the account of, or on behalf of, an issuer of common stock, such opinion and comfort letters to be dated the date of such opinions and comfort letters are customarily dated in such transactions, and covering in the case of such legal opinion, such other legal matters and, in the case of such comfort letter, such other financial matters, as the Holder may reasonably request; and

                                   (13)        take all such other
           actions as the Holder or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

                       (b) Further Agreements. Without limiting any of the foregoing, in the event that the sale of Registrable Securities is to be made by or through an underwriter, the Company shall enter into an underwriting agreement with a managing underwriter or underwriters selected by the Holder containing representations, warranties, indemnities and agreements customarily included (but not inconsistent with the agreements contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, such issuers. In connection with the sale of Registrable Securities hereunder, the Holder may, at its option, require that any and all representations and warranties by, and indemnities and agreements of, the Company to or for the benefit of such underwriter or underwriters (or which would be made to or for the benefit of such an underwriter or underwriter if such sale of Registrable Securities were pursuant to a customary underwritten offering) be made to and for the benefit of the Holder and that any or all of the conditions precedent to the obligations of such underwriter or underwriters (or which would be so for the benefit of such underwriter or underwriters under a customary underwriting agreement) be conditions precedent to the obligations of the Holder in connection with the disposition of its securities pursuant to the terms hereof. In connection with any offering of Registrable Securities registered pursuant to this Agreement, the Company shall (x) furnish to the underwriter, if any (or, if no underwriter, the Holder), unlegended certificates representing ownership of the Registrable Securities being sold, in such denominations as requested and (y) instruct any transfer agent and registrar of the Registrable Securities to release any stop transfer order with respect thereto.

                 The Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph
     (8) of Section 5(a), the Holder shall forthwith discontinue its disposition of Registrable Securities pursuant to the Shelf Registration Statement and prospectus relating thereto until its receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (8)








     of Section 5(a) and, if so directed by the Company, deliver to the Company all copies, other than permanent file copies, then in the Holder's possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities.

     Section 6.  Registration Expenses.

                 All expenses incident to the Company's performance of, or compliance with, its obligations under this Agreement including, without limitation, all registration and filing fees, all fees and expenses of compliance with securities and "blue sky" laws (including, without limitation, the fees and expenses of counsel for underwriters or placement or sales agents in connection therewith), all printing and copying expenses, all messenger and delivery expenses, all fees and expenses of underwriters and sales and placement agents in connection therewith (excluding discounts and commissions and the fees and expenses of counsel therefor), all fees and expenses of the Company's independent certified public accountants and counsel (including, without limitation, with respect to "comfort" letters and opinions) and other Persons retained by the Company in connection therewith (collectively, the "Registration Expenses") shall be borne by the Company. The Company shall be responsible for the fees and expenses of one (1) legal counsel retained by the Holder in connection with the sale of the Registrable Securities. Notwithstanding the foregoing, the Company shall not be responsible for the fees and expenses of any additional counsel, accountants, agents or experts retained by the Holder in connection with the sale of Registrable Securities. The Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance) and the expenses and fees for listing the Registrable Securities on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded.

     Section 7.  Indemnification.

                       (a) By the Company. The Company agrees to indemnify, to the fullest extent permitted by law, the Holder, its officers, directors, employees and agents and each Person who controls (within the meaning of the Securities Act) the Holder or such an other indemnified
     Person against all losses, claims, damages, liabilities and expenses (collectively, the "Losses") caused by, resulting from or relating to any untrue or alleged untrue statement of material fact contained in the Shelf Registration Statement, any prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or a fact necessary to make the statements therein not misleading, except insofar as the same are caused by and contained in any information furnished in








     writing to the Company by the Holder expressly for use therein or by the Holder's failure to deliver a copy of the Shelf Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished the Holder with a sufficient number of copies of the same. In connection with an underwritten offering and without limiting any of the Company's other obligations under this Agreement, the Company shall indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of the Securities
     Act) such underwriters or such other indemnified Person to the same extent as provided above with respect to the indemnification of the Holder.

                       (b) By the Holder. In connection with the Shelf Registration Statement the Holder will furnish to the Company in writing information regarding the Holder's ownership of Registrable Securities and its intended method of distribution thereof and, to the fullest extent permitted by law, shall indemnify the Company, its directors, officers, employees and agents and each Person who controls (within the meaning of the Securities Act) the Company or such an other indemnified Person against all Losses caused by, resulting from or relating to any untrue or alleged untrue statement of material fact contained in the Shelf Registration Statement, any prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information so furnished in writing by the Holder.

                       (c) Notice. Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice.

                       (d) Defense of Actions. In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than








     reasonable costs of investigation, supervision and monitoring (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party, in which event the indemnified party shall be reimbursed by the indemnifying party for the reasonable expenses incurred in connection with retaining one separate legal counsel). An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld or delayed).

                       (e) Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Registrable Securities.

                       (f) Contribution. If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation.

     Section 8.  Miscellaneous.

                       (a) Effectiveness of Agreement. The provisions of this Agreement shall not become effective unless and until the Merger Agreement is executed. In the event that the transactions contemplated by the Merger Agreement are not consummated, this Agreement shall automatically terminate and all provisions herein shall be null and void on the date of the termination of the Merger Agreement.

                       (b) Specific Performance. Each of the Holder and the Company acknowledges and agrees that in the event of any breach of this








     Agreement, the non-breaching party or parties would be irreparably harmed and could not be made whole by monetary damages. Each of the Holder and the Company hereby agrees that in addition to any other remedy to which it may be entitled at law or in equity, it shall be entitled to compel specific performance of this Agreement in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction for such action.

                       (c) Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

                       (d) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, conditions or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

                       (e) Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing, shall be delivered by hand, by facsimile (if confirmed) or by registered mail, postage prepaid, return receipt requested, to the address of the party set forth below, or to such other address as the party to whom notice is to be given may provide in a written notice to the Company, a copy of which written notice shall be on file with the Secretary of the Company. No notice shall be effective except upon actual delivery.

           If to the Company, to:

                             Hayes Wheels International, Inc.
                             38481 Huron River Drive
                             Romulus, Michigan  48174
                             Attention:  General Counsel
                             Telecopier: (313) 942-5199

           with a copy to (prior to the consummation of the Merger):

                             Wachtell, Lipton, Rosen & Katz
                             51 West 52nd Street
                             New York, New York  10019
                             Attention:  David A. Katz, Esq.
                             Telecopier: (212) 403-2000

           with copies to (subsequent to the consummation of the Merger):








                             Joseph Littlejohn & Levy
                             450 Lexington Avenue
                             New York, New York  10022
                             Attention:  Paul S. Levy
                             Telecopier:  (212) 286-8626

                             and

                             Skadden, Arps, Slate, Meagher & Flom
                             One Rodney Square
                             Wilmington, Delaware  19801
                             Attention:  Robert B. Pincus, Esq.
                             Telecopier:  (302) 651-3001

           If to the Holder, to:

                             Varity Corporation
                             672 Delaware Avenue
                             Buffalo, New York  14209
                             Attention:  Kenneth L. Walker
                             Telecopier: (716) 888-8065

           with a copy to:

                             Cahill Gordon & Reindel
                             80 Pine Street
                             New York, NY  10005
                             Attention:  Immanuel Kohn
                             Telecopier:  (212) 269-5420

                       (f) Applicable Law. The substantive laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under applicable principles of conflicts of laws.

                       (g) Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

                       (h)  Successors; Assigns.  The provisions of this
     Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.
     Neither this Agreement nor the rights or obligations of the Holder hereunder may be assigned, except in connection with the transfer by the








     Holder of shares of New Common Stock in accordance with the terms of this Agreement. Any such attempted assignment in contravention of this Agreement shall be void and of no effect.

                       (i) Amendments. This Agreement may not be amended, modified or supplemented unless such modification is in writing and signed by the Company, and the Holder.

                       (j) Waiver. Any waiver (express or implied) by any of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

                       (k) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

                       (l) Recapitalization. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Registrable Securities such securities shall be deemed to be Registrable Securities.

                       (m) Termination; Restrictive Legend. This Agreement shall terminate on the date that is the earliest to occur of (i) the date that all Registrable Securities covered by the Shelf Registration Statement have been sold, and (ii) the third anniversary of the consummation of the Merger; provided, however that unless this Agreement is terminated pursuant to Section 8(a) hereof, the provisions of Section 7 hereof shall survive termination of this Agreement. It is understood and agreed that any restrictive legends set forth on any Registrable Securities shall be removed by delivery of substitute certificates without such legends upon the registration under the Securities Act of such Registrable Securities or, if not theretofore removed, on the third anniversary of the consummation of the Merger.

                 IN WITNESS WHEREOF, the undersigned hereby agrees to be bound by the terms and provisions of this Registration Rights Agreement as of the date first above written.


                                   HAYES WHEELS INTERNATIONAL, INC.



                                   By:    /s/ Daniel M. Sandberg
                                   Name:  Daniel M. Sandberg
                                   Title:
Vice President








                                   VARITY CORPORATION



                                   By:    /s/ Kenneth L. Walker
                                   Name:  Kenneth L. Walker
                                   Title: Vice President, Legal & Secretary


                                   K-H CORPORATION



                                   By:    /s/ Kenneth L. Walker
                                   Name:  Kenneth L. Walker
                                   Title: Secretary